Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions

LEASE AGREEMENT

BETWEEN

WARREN CC ACQUISITIONS, LLC,

a Delaware limited liability company,

LANDLORD,

-AND-

PTC THERAPEUTICS, INC.,

a Delaware Corporation,

TENANT

DATED: May 24, 2022

134265652.4

Table of Contents

Page

ARTICLE 1 DEFINITIONS8

ARTICLE 2 DEMISE, TERM8

ARTICLE 3 BASIC RENT; ADDITIONAL RENT13

ARTICLE 4 REAL ESTATE TAXES14

ARTICLE 5 OPERATING EXPENSES16

ARTICLE 6 UTILITIES19

ARTICLE 7 MAINTENANCE; ALTERATIONS; REMOVAL OF TENANT IMPROVEMENTS AND PERSONAL PROPERTY21

ARTICLE 8 USE OF PREMISES31

ARTICLE 9 MANAGEMENT SERVICES AND OTHER SERVICES32

ARTICLE 10 COMPLIANCE WITH REQUIREMENTS34

ARTICLE 11 COMPLIANCE WITH ENVIRONMENTAL LAWS35

ARTICLE 12 DISCHARGE OF LIENS39

ARTICLE 13 PERMITTED CONTESTS39

ARTICLE 14 INSURANCE; INDEMNIFICATION39

ARTICLE 15 ESTOPPEL CERTIFICATES46

ARTICLE 16 ASSIGNMENT AND SUBLETTING48

ARTICLE 17 CASUALTY53

ARTICLE 18 CONDEMNATION56

ARTICLE 19 EVENTS OF DEFAULT57

ARTICLE 20 CONDITIONAL LIMITATIONS, REMEDIES59

ARTICLE 21 ACCESS; RESERVATION OF EASEMENTS65

ARTICLE 22 ACCORD AND SATISFACTION66

ARTICLE 23 SUBORDINATION66

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Table of Contents

(continued)

Page

ARTICLE 24 TENANT’S REMOVAL68

ARTICLE 25 BROKERS69

ARTICLE 26 NOTICES69

ARTICLE 27 NONRECOURSE70

ARTICLE 28 SECURITY DEPOSIT70

ARTICLE 29 MISCELLANEOUS72

ARTICLE 30 USA PATRIOT ACT75

ARTICLE 31 EXTENSION OPTIONS76

ARTICLE 32 SIGNAGE79

ARTICLE 33 DISPUTE RESOLUTION80

ARTICLE 34 ROOF RIGHTS82

ARTICLE 35 RIGHT OF FIRST OFFER TO PURCHASE82

ARTICLE 36 INTENTIONALLY OMITTED……………………………………………. 83

ARTICLE 37 LANDLORD’S REPRESENTATIONS AND WARRANTIES…………… 83

Schedule A	Site Plan Showing the Land and Metes and Bounds Description of the Land

Schedule BLandlord’s Base Building Work

Schedule B-1Office Use Finish Work and Laboratory Use Finish Work

Schedule C	[Intentionally Left Blank]
Schedule D	[Intentionally Left Blank]

Schedule EOperating Expense Exclusions

Schedule F	General Description of the Building Specifications of Building 400 and Building 500

Schedule GMemorandum of Lease

Schedule HList of Furniture as of the Commencement Date - Courtyard

Appendix IDefinitions

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LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”) is dated May 24, 2022 and is between WARREN CC ACQUISITIONS, LLC, a Delaware limited liability company (“Landlord”) and PTC THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

(1)Land:

The land containing approximately 71.2 acres as shown on the site plan attached hereto as part of Schedule A and as described by metes and bounds in the legal description also attached hereto as part of Schedule A and currently designated as (i) Block 37, Lot 13.07 (the “Building 400 Land”), and (ii) Block 37, Lot 13.05 (the “Building 500 Land”), in each case, on the official tax map of the Township of Warren.

(2)Buildings:

(i) The four (4) story building having an address of 400 Warren Corporate Center Drive, Warren, New Jersey on the Building 400 Land (“Building 400”), and (ii) the four (4) story building having an address of 500 Warren Corporate Center Drive, Warren, New Jersey on the Building 500 Land (“Building 500”), in each case, together with all fixtures, equipment and installations, which at the commencement of or during the Term, are thereto attached, and any and all renewals and replacements thereof, additions thereto and substitutes therefor made in accordance with the provisions of this Lease.

(3)Parking Deck:

Three (3) story parking deck located partially on the Building 400 Land and partially on the Building 500 Land serving both Building 400 and Building 500 and containing One Thousand Three Hundred Ninety-Five (1,395) total parking spaces (1,370 regular parking spaces and 25 handicapped parking spaces) (the “Parking Deck”).

(4) Premises:	The Land and all improvements thereon, including, but not limited to, the Buildings, and the Parking Deck.
(5) Phase I Premises:

A total of six (6) floors within the Buildings, currently contemplated to consist of two (2) floors in Building 400, and all four (4) floors in Building 500, but subject to Tenant’s rights under Section 2.9.

(6) Phase II Premises:	A total of two (2) floors within the Buildings, currently

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contemplated to consist of two (2) floors in Building 400, but subject to Tenant’s rights under Section 2.9.
(7)Term:	From the Commencement Date through the Expiration Date: Seventeen (17) years.
(8)Commencement Date:	June 1, 2022.
(9)Expiration Date:

The day immediately preceding the seventeenth (17th) year anniversary of the Commencement Date, or such earlier date upon which the Term may expire or be terminated, or such later date if the Term is extended pursuant to Section 31.1.

(10)Basic Rent:
PERIOD	ANNUAL RATE PSF	ANNUAL BASIC RENT	MONTHLY BASIC RENT
From Commencement Date until the day immediately preceding the first (1st) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the first (1st) anniversary of the Commencement Date until the day immediately preceding the second (2nd) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the second (2nd) anniversary of the Commencement Date until the day immediately preceding the third (3rd) anniversary of the Commencement Date:	$ [**]	$[**]	$[**]
From the third (3rd) anniversary of the Commencement Date until the day immediately preceding the fourth (4th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]

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From the fourth (4th) anniversary of the Commencement Date until the day immediately preceding the fifth (5th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the fifth (5th) anniversary of the Commencement Date until the day immediately preceding the sixth (6th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the sixth (6th) anniversary of the Commencement Date until the day immediately preceding the seventh (7th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the seventh (7th) anniversary of the Commencement Date until the day immediately preceding the eighth (8th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the eighth (8th) anniversary of the Commencement Date until the day immediately preceding the ninth (9th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the ninth (9th) anniversary of the Commencement Date until the day immediately preceding the tenth (10th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the tenth (10th) anniversary of the Commencement Date until the day immediately preceding the eleventh (11th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]

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From the eleventh (11th) anniversary of the Commencement Date until the day immediately preceding the twelfth (12th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the twelfth (12th) anniversary of the Commencement Date until the day immediately preceding the thirteenth (13th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the thirteenth (13th) anniversary of the Commencement Date until the day immediately preceding the fourteenth (14th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the fourteenth (14th) anniversary of the Commencement Date until the day immediately preceding the fifteenth (15th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the fifteenth (15th) anniversary of the Commencement Date until the day immediately preceding the sixteenth (16th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]
From the sixteenth (16th) anniversary of the Commencement Date until the day immediately preceding the seventeenth (17th) anniversary of the Commencement Date:	$[**]	$[**]	$[**]

Notwithstanding the foregoing, provided that no Event of Default has occurred, Tenant shall receive the following abatements of Basic Rent and Additional Rent for the following applicable periods: (i) the Basic Rent for the Phase I Premises with respect to the period beginning on the Commencement Date and ending on the day immediately preceding the second (2nd) anniversary

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of the Commencement Date will be abated; (ii) the Basic Rent for the Phase II Premises with respect to the period beginning on the Commencement Date and ending on the day immediately preceding the third (3rd) anniversary of the Commencement Date will be abated; and (iii) Tenant’s obligation to pay Taxes and Operating Expenses with respect to the entire Premises (i.e. both the Phase I Premises and the Phase II Premises) for the period beginning on the Commencement Date and ending on the day immediately preceding the first (1st) anniversary of the Commencement Date will be abated (collectively, the “Abated Rent”), except that Tenant’s obligation to pay all utility costs for the Premises pursuant to Article 6 of this Lease shall not be abated and shall be effective as of the Commencement Date. If an Event of Default has occurred, the abatement of Basic Rent, Taxes and Operating Expenses provided to Tenant pursuant to this paragraph shall be stayed until such time that Tenant has cured the Event of Default, after which the rent abatement shall be reinstated in full and the time period such rent abatement shall have been stayed shall be added to the periods set forth in this paragraph so that Tenant receives the full rent abatement contemplated by this paragraph.

Notwithstanding the immediately preceding paragraph, Tenant and Landlord shall each have the right, on written notice (a “Conversion Notice”) given to the other party no earlier than January 1, 2023, and no later than the day immediately preceding the third (3rd) year anniversary of the Commencement Date, to convert all or any portion of the value of the abatement of Basic Rent provided in the immediately preceding paragraph into additional Allowance for use in connection with the construction of the Office Use Finish Work and/or the Laboratory Use Finish Work subject to the terms, conditions and requirements provided herein on a dollar-for-dollar basis, or if Landlord shall send the Conversion Notice the amount converted shall be paid to Tenant or as Tenant shall direct for use for either the payment of Basic Rent and/or Additional Rent, or the construction of Tenant Improvements subject to the terms, conditions and requirements provided herein, as Tenant shall determine. Tenant will inform Landlord in writing from time to time how the converted Basic Rent abatement was used by Tenant so that the parties can account for the converted Basic Rent abatement for tax purposes in a consistent manner. If the converted Basic Rent abatement is used by Tenant to pay for Tenant Improvements, it shall be treated as part of Tenant’s financial contribution to the cost of constructing Tenant Improvements (and thus Tenant will own and depreciate such Tenant Improvements) and the provisions of Section 7.6(a) shall apply. Upon such conversion by either party, and regardless of whether Tenant elects to use all or any portion of the converted Basic Rent abatement for the construction of Tenant Improvements, clauses (i) and (ii) in the immediately preceding paragraph with respect to the abatement of Basic Rent shall be null and void and of no further force or effect with respect to the amount so converted, and Tenant shall be obligated to pay all Basic Rent under this Lease as if clauses (i) and (ii) in the immediately preceding paragraph had never been a part of this Lease (or as applicable to the amount converted, with the balance of the abatement of Basic Rent continuing as provided in the preceding paragraph), but clause (iii) in the immediately preceding paragraph with respect to the abatement of Taxes and Operating Expenses shall continue to apply and remain in force and effect notwithstanding the delivery by either party of a Conversion Notice to the other party. If as of the date that Landlord or Tenant provides a Conversion Notice to the other party the Office Use Finish Work and the Laboratory Use Finish Work has been Substantially Completed and there are no unpaid Reimbursable Costs in connection therewith, Landlord shall pay the outstanding amount of abated Basic Rent otherwise available to Tenant pursuant to the immediately preceding paragraph, which payment shall be equal to the present value (determined as of the date of such

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payment by Landlord to Tenant) of the unapplied abated Basic Rent using a discount rate of [**] percent ([**]%) per annum for such purpose and shall be paid in full by Landlord to Tenant within thirty (30) days of Landlord’s giving or receipt of a Conversion Notice; provided, however, that if Landlord shall not timely pay said amount, the immediately preceding paragraph shall be reinstated and Tenant shall be entitled to the rent abatement as contemplated thereby. In the event of a conversion of abated Basic Rent to additional Allowance as provided herein, Tenant agrees to enter into an amendment to this Lease with Landlord for the purpose of evidencing the foregoing.

(11) Parking Spaces:	All of the parking spaces in the Parking Deck.
(12) Security:

$8,138,655.00, subject to a fifty percent (50%) reduction on June 1, 2027 (the “Reduction Date”), and thereafter for the remainder of the Term on the terms more specifically set forth in Article 28.  The Security shall be provided to Landlord in the form of a letter of credit pursuant to Article 28.

(13) Permitted Use:

General office and administrative use (collectively, “Office Use”), research and development use (including, without limitation, [**]) (collectively, “Laboratory Use”), and uses ancillary to Tenant’s business including, without limitation, kitchen and pantry areas, to the extent such ancillary uses are permitted under applicable Legal Requirements (including, without limitation, the zoning ordinance of the Township of Warren) and are of a kind found in other Class A mixed use laboratory and office buildings of similar age, size and types of laboratory use situated in office parks and occupied by users of space and not owners in Northern New Jersey (“Comparable Buildings”).

(14) Tenant’s Campus Proportionate Share:

44.22%, derived from a fraction, the numerator of which is the total rentable square feet in Buildings 400 and 500 (i.e. 361,718 r.s.f.) that are part of the Premises, and the denominator of which is the total rentable square feet in Buildings 100, 200, 300, 400 and 500 (i.e. 817,971 r.s.f.) that are part of the Campus.

(15) Brokers:	Zell Partnership, Inc. and Cushman and Wakefield, Inc. of New Jersey.

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(16) Enumeration of Schedules / Appendix:	Schedules A, B, B-1, C, D, E, F, G and H, and Appendix I attached hereto are incorporated into this Lease.
(17) Governing Law:	This Lease is governed by the laws of the State of New Jersey.
(18) Landlord’s Notice Address:

Warren CC Acquisitions, LLC

c/o Vision Real Estate Partners, LLC

1 Bloomfield Avenue

Mountain Lakes, New Jersey 07046

Attn: Property Manager

and:

Warren CC Acquisitions, LLC

c/o Rubenstein Partners

Circa Centre

2929 Arch Street, 28th Floor

Philadelphia, PA 19104-2868

Attn: [**]

with a copy to:

Fox Rothschild LLP

49 Market Street

Morristown, NJ  07960-5122

Attn:  Robert A. Klausner, Esq.

(19) Tenant’s Notice Address:

PTC Therapeutics, Inc.

100 Corporate Court

South Plainfield, NJ 07080

Attention:  Legal

With a required email copy to: legal@ptcbio.com

With a copy to:

Chiesa Shahinian Giantomasi PC

1 Boland Drive

West Orange, NJ 07052

Attention:  Jeffrey M. Gussoff, Esq.

(20) Tenant’s NAICS Code: (21) Furniture:

325414.

The furniture listed on Schedule H, which remains in the Premises on the Commencement Date for Tenant’s use without cost. Tenant shall be entitled to sell or otherwise dispose of the furniture listed on Schedule H

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and shall not be required to account therefor to Landlord, nor shall such furniture be required to be surrendered upon the expiration or sooner termination of this Lease.
ARTICLE 1
DEFINITIONS

Capitalized terms used in this Lease but not otherwise defined have the meanings set forth in Appendix I.

ARTICLE 2
DEMISE, TERM
2.1Demise of Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party, and subject to the terms of the Declaration, the Premises.  Subject to the terms and provisions of the Declaration, (a) Tenant shall have the right to use all roadways, sidewalks or other improvements throughout the Campus designated as Common Facilities in the Declaration, and (b) tenants and occupants of the Campus shall have the right to use any roadways, sidewalks or other improvements designated as Common Facilities located on the Premises pursuant to the terms of the Declaration.
2.2Term.
(a)Term.  The Term of this Lease will commence on the Commencement Date and end on the Expiration Date.  If the Commencement Date falls on any day other than the first day of a calendar month, then the initial Term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs, however the initial Term shall include the partial month from the Commencement Date until the first day of next following calendar month.
(b)Commencement Date.  The Commencement Date will be as set forth in the Basic Lease Provisions.
(c)Condition of the Premises.  Tenant acknowledges that, except as expressly provided in this Lease, neither Landlord nor any employee, agent or representative of Landlord has made any express or implied representations or warranties with respect to the physical condition of the Campus or the Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Campus or the Premises or any portion thereof.  Landlord represents and warrants to Tenant that to the best of Landlord’s Knowledge, as of the Commencement Date the following shall be true and correct with respect to the Premises: (i) all of the Building Systems servicing the Buildings (whether interior or exterior), and the roofs and structural elements of the Buildings and the Parking Deck, are in good and proper working order and condition and in compliance with Legal Requirements relative to the normal use and occupancy thereof; and (ii) upon completion of Landlord’s Base Building Work, the Buildings and the Parking Deck will be
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in good and proper working order and condition, and in compliance with all Legal Requirements relative to the normal use and occupancy thereof. For the sake of clarity, Landlord’s representations and warranties set forth in the immediately preceding sentence are limited to customary office use at normal occupancy levels. Landlord makes no representations or warranties, express or implied, with respect to the adequacy of the existing Building Systems and/or other existing physical aspects of the Buildings as of the Commencement Date for Tenant’s proposed Laboratory Use. For purposes of this Lease, the term “Landlord’s Knowledge” shall mean only the current actual (and not imputed or constructive) knowledge of [**], without any independent investigation.  Landlord hereby represents that, as of the date of this Lease, [**] are the people with either day-to-day responsibility for the matters that are the subject of the representations and warranties made to Landlord’s knowledge in this Lease, or with supervisory responsibility for such matters. [**], individually and collectively, have no duty (imposed or implied) to investigate, inspect or audit any files or documents in the possession or control of Landlord, or make any other inquiries, pertaining to the representations or warranties made by Landlord in this Lease. Tenant hereby acknowledges and agrees that, in no event, will [**] have any personal liability arising from a default by Landlord under this Lease, including, without limitation, any breach of a representation or warranty by Landlord.
2.3No Remeasurement of the Buildings.  Landlord and Tenant agree that, for all purposes of this Lease, the Buildings contain Three Hundred Sixty-One Thousand Seven Hundred Eighteen  (361,718) rentable square feet, and that neither the Premises nor the other buildings in the Campus shall be remeasured by the parties for purposes of recalculating Basic Rent or Tenant’s Campus Proportionate Share.
2.4Landlord’s Work. (a) Landlord shall construct the Landlord’s Base Building Work in the manner and as provided in Schedule B attached hereto.

(b)Tenant Delays and Excusable Delays.  Tenant acknowledges and agrees that Landlord’s obligation to timely complete any required element of Landlord’s Base Building Work shall be extended one day for each day of a Tenant Delay and/or an Excusable Delay. A “Tenant Delay” will be deemed to have occurred if the completion of the Landlord’s Base Building Work is delayed due to any act or omission by Tenant or Tenant’s Visitors, including, but not limited to, delays due to changes in or additions to the Landlord’s Base Building Work requested and authorized by Tenant, delays in submission of information by Tenant, Tenant’s delays in giving authorizations or approvals, or delays due to the postponement of any work at the request of Tenant.

2.5Office Use Finish Work and Laboratory Use Finish Work.  Landlord shall have no obligation to perform the Office Use Finish Work or the Laboratory Use Finish Work, provided that Landlord shall provide Tenant the Allowance pursuant to the terms of Schedule B-1. Promptly following the execution and delivery of this Lease, Landlord shall deliver to Tenant a guaranty executed by Rubenstein Properties Fund II, L.P. on terms and conditions reasonably acceptable to Landlord and Tenant guarantying the due, punctual and full payment of: (i) the Allowance, and (ii) the Broker’s Contribution to Tenant’s TI Fund to the extent payable by Landlord under this Lease.
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2.6Declaration.  The Premises are part of the corporate campus known as The Warren Corporate Center on 176 acres located in Warren, New Jersey (the “Campus”).  Located on the Campus are service buildings, access roads, drives, traffic lights, an island in King George Road (to the extent required to be maintained pursuant to the Declaration), greenspaces, recreation areas (including jogging trails), signage, sidewalks, seating areas, an outdoor amphitheater, parks, ponds, water features, detention and retention ponds, detention basins, sanitary sewer, domestic and fire water systems, electric power, telephone cables and lines, and other utility connections (exclusive of the portion of such lines and connections that are exclusively serving any building in the Campus), and other exterior common areas and facilities within the Campus for the general use of all or some of the tenants and occupants of the Campus (collectively, the “Common Facilities”, and individually, a “Common Facility”).  The parking decks and any parking areas solely serving a building on the Campus or any other amenities that are not available for the general use of all tenants and occupants of the Campus shall not be part of the Common Facilities and shall be for the exclusive use of the tenants or owners of the other buildings located on the Campus which are serviced by such parking decks, parking areas and amenities.  The use, maintenance and operation of the Common Facilities are subject to that certain Amended and Restated Declaration of Reciprocal Easements, Covenants, Conditions and Restrictions made by Warren CC Acquisitions, LLC having an effective date of September 10, 2019 and recorded in the Somerset County Clerk’s Office on September 13, 2019 in Deed Book 7150, page 3321, et seq. (the “Declaration”), as the same may be further amended and restated from time to time, and to all other instruments and encumbrances of public record.  Pursuant to the Declaration, the Association has the obligation to maintain the Common Facilities and to administer and enforce the covenants and restrictions governing the Campus, and to collect and disburse all assessments and charges necessary for the maintenance, administration and enforcement of the Declaration.  Tenant agrees to comply with all terms and provisions of the Declaration, but only to the extent that Landlord, as owner of the Premises, is obligated to comply.  The property owners’ association formed pursuant to the Declaration (the “Association”) shall have the right to modify the Declaration or consent to the modification of the Declaration that reclassifies a Common Facility to an improvement that is for the sole and exclusive use of the Lot Owner on whose lot the Common Facility is located, provided that for so long as Landlord or a Landlord Affiliate controls the management of the Association, Landlord shall not permit the Association to adopt any amendment that would increase Tenant’s obligations under this Lease or restrict Tenant’s use or enjoyment of the Common Facilities more than to a de minimis extent, or that would have an adverse effect on Tenant’s business operations on the Premises or any portion thereof. In addition, as long as Landlord or a Landlord Affiliate controls the management of the Association pursuant to the Declaration and the By-Laws, Landlord shall permit the Association to modify or amend the Declaration in the reasonable discretion of the Landlord, provided that, such modification or amendment does not (a) diminish or otherwise affect Tenant's rights and remedies under this Lease, at law or in equity, (b) diminish, relieve or release Landlord from any of its obligations or liabilities under this Lease, to more than a de minimis extent, (c) materially increase the obligations of a Lot Owner, but a modification to the Declaration to document the allocation of all costs of maintaining or operating the Common Facilities and any new Common Facilities to all of the Lot Owners (including allocating real estate taxes for such Common Facilities and any new Common Facilities) shall not be deemed to violate this clause (c) even if the Declaration as of the date of this Lease does not address the allocation of such costs, (d) change the layout of the main access road into the Campus from King George Road in any manner which would have an adverse effect on the
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ingress and egress to the Premises more than to a de minimis extent, (e) modify permitted signage of Tenant, except to the extent required by Legal Requirements, or (f) change or enforce the rules and regulations promulgated by the Association in any manner that is discriminatory or unreasonable. For the avoidance of doubt, but subject to the foregoing, the Declaration may be modified or amended to impose reasonable restrictions on the use of the Premises as long as such restrictions do not adversely affect Tenant’s business operations or modify or constrain any Permitted Uses. As long as Landlord or a Landlord Affiliate controls the management of the Association pursuant to the terms of the Declaration and the By-Laws, (i) Landlord or its Affiliate shall cause the Association to maintain the Campus and the Common Facilities consistent with a First Class Corporate Center Development as defined in the Declaration; (ii) Landlord or its Affiliate shall cause the Association to use commercially reasonable efforts to coordinate the scheduling and performance of maintenance and repairs to the Common Facilities to avoid any adverse impact on the conduct of Tenant’s business operations at the Premises, or hinder the performance of any work being performed at the Premises by or on behalf of Tenant to more than a de minimis extent (which commercially reasonable efforts shall include, but not be limited to, ensuring that a continuous means of reasonable access to and from the Premises and King George Road is available to Tenant and Tenant’s Visitors at all times notwithstanding the performance of any maintenance or repair work to any portion of the Common Facilities); and (iii) Landlord or its Affiliate shall cause the Association to enact and enforce rules and regulations in a consistent, uniform and non-discriminatory manner. If Landlord or a Landlord Affiliate does not control the management of the Association, Landlord (X) shall vote against and shall not agree to any change in the Declaration, the rules and regulations of the Association or the operations or operating procedures of the Association that violates the terms of this Section 2.6 or adversely impacts Tenant’s occupancy or rights under this Lease more than to a de minimis extent, or are not applied in a consistent, uniform and non-discriminatory manner throughout the Campus; (Y) shall vote or otherwise act with respect to the Association in the manner reasonably requested by Tenant, provided that the request is consistent with the provisions of this Lease (but Landlord shall have no obligation to comply with Tenant’s request if the action at issue will not be implemented until after the expiration of the then current Term of this Lease, as the same may have been extended pursuant to Article 31); and (Z) shall promptly enforce its rights under the Declaration or as otherwise available at law or in equity if the Association violates or attempts to violate Tenant’s rights under this Lease.
2.7Common Facilities.  If, at any time, the Association fails to maintain, replace and repair all Common Facilities in a manner consistent with a First Class Corporate Center Development, and otherwise in a manner and to a standard set forth in the Declaration, or to perform any of its other obligations under the Declaration, Landlord shall promptly enforce its rights under the Declaration or as otherwise available at law or in equity to require such performance.  Notwithstanding any other remedies permitted hereunder or at law or in equity, if Landlord fails to take the steps necessary to enforce its rights under the Declaration with respect to the matters addressed in Section 2.6 or Section 2.7 within fifteen (15) days after written requests from Tenant, and such failure continues for more than five (5) days after receipt by Landlord of the notice described below, then Landlord hereby assigns to Tenant the rights of Landlord as a Lot Owner under the Declaration necessary for Tenant to ensure that the Association performs its obligations under the Declaration. This Lease shall evidence such assignment of rights, and may be exhibited to the Association; provided, that Landlord shall, upon written request from Tenant,
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provide separate evidence of such assignment of rights to Tenant in a written instrument reasonably acceptable to Tenant.  Tenant’s notice to Landlord shall state in bold or CAPITALIZED LETTERS that “LANDLORD HAS FAILED TO RESPOND TO TENANT’S REQUEST TO ENFORCE ITS RIGHTS UNDER THE DECLARATION AS REQUIRED BY SECTION 2.7 OF THE LEASE AND THAT THE CONTINUED FAILURE BY LANDLORD TO RESPOND FOR MORE THAN FIVE (5) DAYS WILL REQUIRE LANDLORD TO ASSIGN TO TENANT LANDLORD’S RIGHTS UNDER THE DECLARATION AS REQUIRED BY SECTION 2.7 OF THE LEASE”.  Landlord agrees to reasonably cooperate with Tenant in connection with all of the foregoing, including, without limitation, the execution, acknowledgement and delivery of all documents, agreements and instruments reasonably required to effectuate the foregoing in form and substance reasonably acceptable to Landlord.
2.8The Amenity Building. The Campus is served by an amenity building (the “Amenity Building”) which provides the following amenities: food service, basketball facility, weight room (including cardio and other fitness equipment and facilities), locker rooms, outdoor seating and a rooftop deck.  All amenities shall be available to Tenant and its employees and invitees throughout the Term (subject to reasonable rules and regulations promulgated by the Association and as further set forth in the Declaration) commencing upon the date Tenant commences occupancy of the Buildings for the conduct of its business (subject to the terms of Section 9.3). For so long as Landlord or a Landlord Affiliate controls the management of the Association, (a) Landlord shall not permit the Association to adopt any amendment to the Declaration or to the rules and regulations promulgated by the Association that would have an adverse effect to more than a de minimis extent on Tenant’s use or enjoyment of the Amenity Building and all amenities therein, (b) Landlord shall not permit the Association to eliminate or substantially reduce the availability of the amenities provided in the Amenity Building or elsewhere on any of the other Common Facilities in the Campus, and (c) Landlord shall cause the Association to operate and maintain the Amenity Building and all amenities therein in a first class manner consistent with similar amenities at a First Class Corporate Center Development as defined in the Declaration. Tenant will have the ability to reserve all or a portion of the amenities in the Amenity Building for private events on a first come, first served basis, subject to reasonable rules and regulations promulgated by the Association and as further set forth in the Declaration. Notwithstanding anything to the contrary set forth herein, Tenant acknowledges that the Association shall have the right, whether or not Landlord or a Landlord Affiliate controls the management of the Association, to modify (but not eliminate or substantially reduce the availability of) the amenities provided in the Amenity Building or elsewhere on any of the other Common Facilities in the Campus in a first class manner consistent with similar amenities provided at a First Class Corporate Center Development as defined in the Declaration.
2.9Phase I Premises and Phase II Premises. Notwithstanding the floors currently designated as the Phase I Premises and the Phase II Premises in the Basic Lease Provisions, Tenant shall be entitled, by written notice to Landlord to be sent by December 1, 2022, to change the designation of which floors in the Buildings comprise the Phase I Premises and the Phase II Premises; provided, that (a) the Phase I Premises shall be a total of six (6) floors within the Buildings, and (b) the Phase II Premises shall be the remaining two (2) floors within the Buildings.
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ARTICLE 3
BASIC RENT; ADDITIONAL RENT
3.1Basic Rent.  Beginning on the Commencement Date (but subject to the Abated Rent), Tenant shall pay Basic Rent to Landlord in lawful money of the United States of America in equal monthly installments, in advance, on the Rent Payment Dates.  If the date the first installment of Basic Rent is due and payable is not a Rent Payment Date, Basic Rent for the month in which the first installment of Basic Rent is due and payable will be prorated.  All rent and other sums due to Landlord hereunder shall be payable to Landlord and delivered to such address or by such means (such as automatic debit or electronic transfer) as Landlord may designate, from time to time, by thirty (30) days’ advance written notice to Tenant. If requested by Tenant, Landlord will provide Landlord’s information for payment by wire or electronic funds transfers.
3.2Additional Rent.  In addition to Basic Rent, Tenant shall pay and discharge when due, as additional rent (“Additional Rent”), all other amounts, liabilities and obligations which Tenant herein agrees to pay to Landlord, together with all interest, penalties and costs which may be added thereto pursuant to the terms of this Lease.
3.3Late Charge.  If any installment of Basic Rent or Additional Rent is not paid when due, Tenant shall pay to Landlord, on demand, a late charge equal to [**] percent ([**]%) of the amount unpaid. Notwithstanding the foregoing, Tenant shall not be required to pay the foregoing late charge amount the first time Tenant is late during each [**] month period (commencing from the Commencement Date) of the Term, unless Tenant has been given [**] days’ notice and an opportunity to cure said nonpayment during said [**] day period and has still failed to cure the same. The late charge is not intended as a penalty but is intended to compensate Landlord for the extra expense Landlord will incur to send out late notices and handle other matters resulting from the late payment.  In addition, any installment or installments of Basic Rent or Additional Rent that are not paid when due and remain unpaid for [**] days after the due date without need for additional notice from Landlord with respect to any scheduled installment of Basic Rent or Additional Rent, or that remain unpaid for [**] days after notice to Tenant with respect to any unscheduled installment of Additional Rent, will bear interest at the lesser of:  (a) [**] percentage points over the Prime Rate, or (b) the highest legal rate permitted by law.  Any interest due as set forth in the preceding sentence shall be calculated from the due date of the delinquent payment until the date of payment, which interest will be deemed Additional Rent and shall be payable by Tenant upon demand by Landlord.
3.4Prorating Rent.  If any Lease Year consists of a period of less than twelve (12) full calendar months, payments of Basic Rent and Additional Rent, will be prorated on the basis of a thirty (30) day month or 360-day year, unless otherwise provided.
3.5No Abatement, Set-off or Termination.  Except as otherwise expressly provided to the contrary elsewhere in this Lease, Tenant shall pay to Landlord, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (a) Basic Rent, without notice or demand, (b) Additional Rent, and (c) all other sums payable by Tenant hereunder. The obligations of Tenant hereunder are separate and independent covenants and agreements.
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3.6Invoices.  If Landlord issues monthly or other periodic rent billing statements to Tenant, the issuance or non-issuance of such statements will not affect Tenant’s obligation to pay Basic Rent and the regularly scheduled Additional Rent, if any, all of which are due and payable on the Rent Payment Dates.
3.7Net Lease.  Tenant acknowledges and agrees that, except as otherwise specifically provided in this Lease to the contrary, (a) this Lease is a completely net lease to Landlord, (b) this Lease shall yield to Landlord the Basic Rent and Additional Rent specified herein, absolutely net of all expenses, (c) Landlord is not responsible for any costs, charges, expenses, or outlays of any nature whatsoever arising from or relating to the Premises or the use and occupancy thereof, or the contents thereof, or the business carried on therein, except with respect to the matters which are Landlord’s responsibility as herein provided and (d) Tenant shall pay all charges, impositions, costs, and expenses of every nature and kind relating to the Premises consistent with the terms of this Lease and not otherwise the responsibility of Landlord as provided herein.  Except for (i) the cost of any Late Term Landlord Capital Repair and Replacement that exceeds Tenant’s Share (as described in Section 7.2(b)(iii)); (ii) the Reimbursable Portion of a Late Term Building System Capital Repair and Replacement (as described in Section 7.1(c)(iv)); and (iii) the cost of Restoration due to a casualty (as described in Section 17.2) or a Taking (as described in Section 18.3), Tenant shall pay all expenses in connection with the maintenance, repair, and operation of the Premises as more fully set forth in this Lease, including, but not limited to, Operating Expenses, insurance premiums, utility charges and Taxes.
ARTICLE 4
REAL ESTATE TAXES
4.1Taxes.  Beginning on June 1, 2023, Tenant shall pay directly to the appropriate governmental authority, when due before imposition of any late fee or interest (provided, that Landlord has provided the tax bill to Tenant as required by the following sentence), all Taxes, and provide evidence of such payment to Landlord simultaneously with the payment thereof. Landlord shall provide a copy of the tax bill to Tenant at least sixty (60) days prior to the due day of each installment on account of Taxes.  If the Taxes are payable on the basis of a fiscal/tax year other than a calendar year, then for the purposes of this Lease, Taxes shall be computed on a calendar year basis, based upon the portion of each fiscal/tax year falling within the calendar year. Taxes paid by Landlord during the Additional Rent abatement period provided in the Basic Lease Provisions that cover any period from and after June 1, 2023 shall be reimbursed by Tenant to Landlord within thirty (30) days of Landlord’s written demand therefor. Taxes paid by Tenant during the Lease Term (and amounts held in escrow pursuant to Section 4.2, if any) that cover any period after the end of the Term (as extended or sooner terminated) shall be reimbursed by Landlord to Tenant within thirty (30) days after the end of the Lease Term.
4.2Escrow for Taxes.  If, at any time during the Term, and provided, that Landlord has provided Tenant with a copy of the tax bill in a timely manner as required by Section 4.1, Tenant fails to pay to the appropriate governmental authority any of the Taxes when due before imposition of any late fee or interest, Landlord shall have the right to require Tenant to pay Landlord a sum equal to one-twelfth (1/12) of the annual Taxes payable by Tenant as shown on the applicable tax bill on each Rent Payment Date.  Landlord shall hold such payments in a non-interest bearing
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impound account and shall make all payments of Taxes by the date on which such payments are due before imposition of any late fee or interest, and give Tenant evidence of such payment.  If the amount of the Taxes for an entire Lease Year is unknown as of January 1st of such Lease Year, Landlord shall reasonably estimate the amount of Taxes for such Lease Year based upon the immediately prior bills and the advice of the tax collecting authority for the Taxes payable for the Lease Year in question. Tenant shall pay any deficiency of funds in the impound account to Landlord upon thirty (30) days’ written request.  If an Event of Default occurs under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.  In the event the estimated payments exceed the actual annual payments of Taxes, Landlord shall, within thirty (30) days of the date on which the last payment of Taxes was made for the Lease Year in question, refund Tenant any such excess payment or, at Landlord’s election, offset such overpayments against the future payments of Additional Rent, provided that, if, at the time of such refund or credit, Tenant is in monetary default of its obligations hereunder for which Tenant was given written notice thereof, Landlord may use such overpayments to cure any such monetary defaults, or, if at the time of such refund or credit, Tenant is in default of any of its non-monetary obligations for which Tenant was given written notice thereof, stay the refund or offsets until such non-monetary default is cured.
4.3Right to Contest.  From and after the Commencement Date, as long as no Event of Default then exists under this Lease and remains uncured, Tenant shall have the right to contest the amount or validity, in whole or in part, of any Taxes by appropriate proceedings, provided, that, in the case of any such contest and deferral of payment, Tenant shall give Landlord prior notice thereof and such contest shall be conducted by an independent third party specializing in such contests, which independent third party shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. For purposes of the immediately preceding sentence, Landlord recognizes Zipp & Tannenbaum, LLC as qualified to conduct any such contests on behalf of Tenant and pre-approves Tenant’s engagement of Zipp & Tannenbaum, LLC for such purposes without the need for any further written consent by Landlord. Notwithstanding Tenant’s right to contest Taxes as herein provided, Tenant shall promptly pay to the appropriate governmental authority all Taxes when due before imposition of any late fee or interest (though such Taxes may be paid under protest).  To the extent that Tenant receives a refund for any tax year in which the Lease Term is only in effect for a portion of such tax year, then Tenant shall pay to Landlord a pro rata portion of the refund after deducting reasonable costs incurred by Tenant in obtaining such refund.  Notwithstanding anything to the contrary contained in this Section 4.3, Landlord’s approval shall be required (which approval may be granted or withheld in Landlord’s sole and absolute discretion) prior to Tenant agreeing to or entering into any settlement agreement with the taxing authorities which provides for an agreed assessment of the Premises (or an amount of Taxes that shall be payable) with respect to a Lease Year that will occur in whole or in part after the Term hereof. Landlord shall cooperate in a timely manner, and in any event before any tax appeal deadlines, with each tax appeal, including, without limitation, providing information needed for the tax appeal and executing such instruments as a property owner is required to execute to prosecute the tax appeal. Landlord represents and warrants that there are no outstanding tax appeals, there are currently no tax abatements, exemptions or programs for payments in lieu of Taxes and that there are no settlements of prior tax appeals that impact Taxes payable during the Lease Term. Landlord shall not bring any tax appeals separately from
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tax appeals brought by Tenant. Landlord shall provide Tenant notice of any increase in assessment at least thirty (30) days prior to the filing deadline for tax appeals in such tax year.
4.4Evidence of Non-Payment.  The certificate, statement or bill showing nonpayment of a Tax from the appropriate official designated by Legal Requirements to make or issue the same or to receive payment of any such Taxes shall be prima facie evidence that such Taxes are due and unpaid at the time of the making or issuance of such certificate, statement or bill.
ARTICLE 5
OPERATING EXPENSES
5.1Operating Expenses.
(a)Beginning on June 1, 2023, Tenant shall be solely responsible, at its sole cost and expense, for all reasonable and customary costs and expenses associated with insuring, operating, maintaining, and repairing the Premises, including, without limitation, all systems and components thereof, whether structural or non-structural, and all other charges, foreseen or unforeseen, relating to the Premises and the use and occupancy thereof or otherwise pertaining to Tenant’s activities therein, other than (i) the cost of any Late Term Landlord Capital Repair and Replacement that exceeds Tenant’s Share (as described in Section 7.2(b)(iii)); (ii) the Reimbursable Portion of a Late Term Building System Capital Repair and Replacement (as described in Section 7.1(c)(iv)); (iii) the cost of Restoration due to a casualty (as described in Section 17.2) or a Taking (as described in Section 18.3) and (iv) the Operating Expense Exclusions shown on Schedule E hereto (collectively, “Operating Expenses”). Operating Expenses shall include, without limitation, costs incurred and passed through by Landlord in connection with the provision of maintenance, repairs and other services to the Premises required or contemplated to be provided by Landlord pursuant to Section 7.2(a) of this Lease. It is generally the intention of the parties that, except for costs incurred and passed through by Landlord in connection with the provision of maintenance, repairs and other services to the Premises required or contemplated to be provided by Landlord pursuant to Section 7.2(a) of this Lease and Declaration Charges, Operating Expenses shall primarily be incurred directly by Tenant or through its property manager. Any Operating Expenses paid by Landlord during the Additional Rent abatement period provided in the Basic Lease Provisions that cover any period from and after June 1, 2023 shall be reimbursed by Tenant to Landlord within thirty (30) days after Landlord’s written demand therefor together with Landlord’s detailed statement of expenses and copies of invoices.
(b)Beginning on the Commencement Date, Tenant shall be responsible for Tenant’s Campus Proportionate Share of all costs, expenses and assessments charged to the owners of all of the land that comprises the Campus pursuant to the terms and provisions of the Declaration, provided that for so long as Landlord or a Landlord Affiliate controls the management of the Association there shall not be charged any rent for the Amenities Building (or any portion thereof), nor shall Landlord pass through any penalties, fines, late fees or similar charges incurred by the Association or by Landlord in connection with the obligations of the Association (“Declaration Charges”). Tenant shall pay to Landlord the Declaration Charges within thirty (30) days after Landlord’s written demand therefor together with Landlord’s statement of the Declaration Charges and any normal and customary backup of the underlying charges Landlord receives from the Association in connection with the Declaration Charges. During such times as
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Landlord controls the Association, Landlord shall act reasonably in calculating the Declaration Charges and at times Landlord does not control the Association, Landlord shall exercise any rights that it has under the Declaration to cause the Association to act reasonably in calculating the Declaration Charges. If the Association estimates the amount of the Declaration Charges based upon the costs in the immediately preceding Lease Year and sends to Landlord a written notice of such estimate, then Tenant shall pay same on a monthly basis together with its payments of Basic Rent.  If at the end of such Lease Year the actual costs of the Declaration Charges are greater than the estimated payments made by Tenant, Tenant shall pay Landlord any deficiency within thirty (30) days after receipt of a bill for same from Landlord.  If, however, the estimated payments exceed the actual annual payments of Declaration Charges, Landlord shall, within (30) days of the date it receives a refund or credit from the Association, refund or credit Tenant any such excess payment or, at Landlord’s election, offset such overpayments against the future payments of Additional Rent, provided that, if, at the time of such refund or credit, Tenant is in monetary default of its obligations hereunder for which Tenant was given written notice thereof, Landlord may use such overpayments to cure any such monetary defaults, or, if at the time of such refund or credit, Tenant is in default of any of its non-monetary obligations for which Tenant was given written notice thereof, stay the refund or offsets until such non-monetary default is cured. Declaration Charges paid by Tenant during the Lease Term that cover any period after the end of the Term (as extended or sooner terminated) shall be reimbursed by Landlord to Tenant within thirty (30) days after the end of the Lease Term. Tenant shall have the right to discuss with the Association any reconciliation of the estimated payments of the Declaration Charges and to enforce any rights Landlord may have under the Declaration in connection therewith, provided, that in no event shall Tenant enter into any agreement with the Association without Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
5.2Tenant’s Audit Rights.
(a)For one hundred twenty (120) days following the conclusion of each Lease Year during the Term (the “Audit Period”), Tenant and its accountants or other representatives shall be given reasonable opportunity upon no less than five (5) days’ prior written notice to Landlord, and at Tenant’s sole cost and expense, to examine (which may include making abstracts therefrom, or making copies of particular information relevant to Tenant's inquiry) Landlord’s Records relating to Operating Expenses, and for so long as Landlord or Landlord’s Affiliate controls the management of the Association the Association’s Records relating to Declaration Charges, reasonably promptly following its request to do so for the purpose of confirming the accuracy of any statement or demand for payment or reimbursement of Operating Expenses or Declaration Charges rendered by Landlord during the most recently concluded Lease Year. The Records shall be made readily available during normal business hours at Landlord's or the Association’s offices, or alternatively may be made readily available electronically, either by email or posting in an electronic “data room” or other form of on-line document repository. So long as Tenant provides Landlord with a written request for access to the Records at least fifteen (15) business days before the end of the originally stated Audit Period, if Landlord fails to provide access to the Records on the terms required herein to Tenant and its accountants or other representatives at least ten (10) business days before the end of the originally stated Audit Period, the Audit Period shall be extended on a business day for business day basis in order that Tenant and its accountants or other representatives shall have a full ten (10) business day period following
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the date that Landlord makes the Records available on the terms required herein to conduct and complete their review of the Records. The term "Records" means all of the books and records (including, but not limited to, computer records or records in electronic formats) of Landlord or the Association, as the case may be, and their respective agents which are relevant for the review and understanding of Operating Expenses and/or Declaration Charges for which Landlord seeks reimbursement.  In connection with any examination by Tenant of the Records, Tenant agrees to treat and to instruct its employees, accountants and agents to treat all information not otherwise in the public domain as confidential subject to any confidentiality provisions of this Lease.  Landlord shall be obligated to maintain and retain its Records with respect to Operating Expenses, and for so long as Landlord or Landlord’s Affiliate controls the management of the Association shall cause the Association to maintain and retain its Records with respect to the Declaration Charges, for two (2) years after each Lease Year. Tenant shall not engage the services of any legal counsel or other professional consultant who charges for its services on a so-called contingency fee basis for the purpose of reviewing the Records.
(b)In the event that Tenant disagrees with any statement or demand for payment or reimbursement of Operating Expenses or Declaration Charges that Landlord has submitted to Tenant during the most recently concluded Lease Year, Tenant shall so advise Landlord in writing no later than thirty (30) days after the expiration of the Audit Period with respect to such statement or demand, specifying in reasonable detail the basis for Tenant's disagreement, time being of the essence with respect to Tenant’s obligation to deliver any such notice of disagreement prior to the expiration of said thirty (30) day period after the end of the Audit Period. Landlord and Tenant shall attempt to resolve such disagreement.  If they are unable to do so within thirty (30) days of receipt by Landlord of Tenant's objection, Landlord and Tenant shall designate a certified public accountant (the "Expense Arbiter") whose determination made in accordance with this Section 5.2 shall be binding upon the parties.  The Expense Arbiter shall hold a hearing within thirty (30) days after selection at which representatives of Landlord and Tenant shall have an opportunity to present their respective positions and evidence. If Tenant's payment based upon Landlord’s reimbursement request was in excess of the actual amount payable as finally determined by the Expense Arbiter, Landlord shall promptly reimburse or automatically credit Tenant (as provided in Section 5.1) for any excess payments made by Tenant.  The Expense Arbiter shall be a member of an independent certified public accounting firm having at least twenty (20) accounting professionals, shall have practiced as a certified public accountant for at least ten (10) years, and shall have substantial expertise in accounting relating to commercial real estate similar to the Premises.  In the event that Landlord and Tenant shall be unable to agree upon the designation of the Expense Arbiter within a reasonable period, then either party shall have the right to request that the American Arbitration Association or its successor organization (the “AAA”) designate the Expense Arbiter. Landlord and Tenant hereby agree that any determination made by an Expense Arbiter shall not exceed the amount(s) as determined to be due in the first instance by Landlord’s statement or demand, nor shall such determination be less than the amount(s) claimed to be due by Tenant in Tenant's disagreement.  In rendering such determination the Expense Arbiter shall not add to, subtract from or otherwise modify any of the provisions of this Lease, including the provisions of the immediately preceding sentence.
5.3Declaration Charges.  Annually (or more frequently as Tenant shall reasonably request) Landlord shall provide Tenant with a copy of the Association’s budget that has been
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provided or made available to Landlord by the Association, and such other information relating to Declaration Charges and changes thereto as the Association makes available to Unit Owners from time to time.
ARTICLE 6

UTILITIES

6.1Utility Connections and Payment of Utilities.
(a)From and after the Commencement Date, Tenant shall be responsible for obtaining all utilities necessary to service Tenant’s operations in the Premises, including, but not limited to, electricity, gas, telephone, internet provider, and all other utilities and other communication services, other than domestic water, standby water for fire suppression and sewer.  Tenant shall contract directly with the utility companies for such utilities and be responsible for all charges, costs, expenses and obligations imposed by, or requirements of, any public or private utility or governmental authority providing utility service to the Premises.   If permitted by law, Tenant will have the right to choose the service providers that deliver electricity to the Premises and all savings associated therewith shall inure to Tenant.  In the event that Landlord offers Tenant an opportunity for savings by participating in bulk electric purchase with Landlord or its Affiliate, Tenant may elect to join such program pursuant to terms agreed upon by Landlord and Tenant.    Landlord shall cooperate with Tenant in obtaining service from the utilities, and shall direct the utilities to bill Tenant directly or otherwise assist Tenant in arranging for service as Tenant shall request.
(b)Domestic water is provided to the Campus by a public utility company and distributed to the Premises pursuant to Common Facilities. The Association will charge Landlord the cost of the domestic water supplied to the Premises based on the readings shown on a submeter for the Premises.  Beginning on the Commencement Date, Tenant shall pay to Landlord on a monthly basis, within thirty (30) days after receipt of a bill from Landlord, its actual charges for domestic water as shown by the submeter reading, including its proportionally allocated share of the amount of any administrative charges incurred for third party meter reading services for the Campus, with the administrative charges to be so indicated on the bill.  If the Association estimates the amount of the costs of domestic water charges and the cost of reading the submeter for any Lease Year based upon the costs in the immediately preceding Lease Year and sends to Landlord a written notice of such estimate, then Tenant shall pay same on a monthly basis together with its payments of Basic Rent.  If at the end of such Lease Year the actual costs of providing domestic water to the Premises plus the costs of reading the submeter are greater than the estimated payments made by Tenant, Tenant shall pay Landlord any deficiency within thirty (30) days after receipt of a bill for same from Landlord.  If, however, the estimated payments exceed the actual annual payments of domestic water plus the costs of reading the submeter, Landlord shall, within (30) days of the date it receives a refund or credit from the Association, refund or credit Tenant any such excess payment or, at Landlord’s election, offset such overpayments against the future payments of Additional Rent, provided that, if, at the time of such refund or credit, Tenant is in monetary default of its obligations hereunder for which Tenant was given written notice thereof, Landlord may use such overpayments to cure any such monetary defaults, or, if at the time of such refund or credit, Tenant is in default of any of its non-monetary obligations for which Tenant was
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given written notice thereof, stay the refund or offsets until such non-monetary default is cured. Tenant shall have the right to discuss and review with the Association any reconciliation of the estimated payments of the costs of domestic water charges and the cost of reading the submeter for any Lease Year and to enforce any rights Landlord may have under the Declaration in connection therewith, provided, that in no event shall Tenant enter into any agreement with the Association without Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
(c)Standby water for fire suppression and sewer service is provided to the Campus by a public utility company and distributed to the Premises pursuant to Common Facilities. Any cost of standby water for fire suppression and sewer shall be charged to Tenant as a Declaration Charge under the Declaration.
(d)If any rebates shall be available from the utility company servicing the Premises, as part of any utility sponsored energy conservation rebate program, on account of the energy efficient nature of Tenant's lighting fixtures and/or equipment, then Landlord shall, without any obligation on the part of Landlord to expend any sums (unless Tenant agrees to pay or reimburse Landlord for the payment of the same) or bring any actions or proceedings in connection therewith:  (i) review and execute the applications for such rebates as prepared by Tenant in form reasonably satisfactory to Landlord, (ii) cooperate with Tenant in the prosecution of such applications, and (iii) to the extent any such rebates are actually received by Landlord, promptly remit the same to Tenant.
6.2Landlord Not Liable.  Landlord will not be responsible for any loss, damage or expenses, and Tenant will not be entitled to any rent abatement, diminution, setoff or any other relief from its obligations hereunder, on account of any change in the quantity or character of the electric service, or any other utility service, or any cessation or interruption of the supply of electricity or any other service to the Premises.  Notwithstanding anything to the contrary in this Section 6.2, in the event any such cessation or interruption of the supply of electric service or any other utility service to the Premises is caused solely by the negligence or willful misconduct of Landlord or any employee, agent or property manager of Landlord and such cessation or interruption shall continue for five (5) consecutive business days and Tenant shall not, as a result thereof, be able to use all or a portion of the Premises for the conduct of its business, the Basic Rent shall be abated for the portion of the Premises affected thereby, for the period from the sixth (6th) consecutive business day to the date such failure, delay or inability is cured.

ARTICLE 7
MAINTENANCE; ALTERATIONS; REMOVAL OF TENANT IMPROVEMENTS AND PERSONAL PROPERTY
7.1Tenant’s Maintenance.
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(a)Tenant shall not cause or permit any waste, damage or injury to the Premises. Tenant, at Tenant’s sole cost and expense (except as otherwise expressly provided in Section 7.1(c)(iv), Section 7.1(c)(v), and Section 7.2(b)(iii) below), shall keep the Premises clean and in good condition (other than the Common Facilities, which are the responsibility of the Association pursuant to the Declaration) and, other than those obligations for which Landlord is responsible as expressly provided in Section 7.2(a), Tenant shall perform all maintenance and make all repairs and replacements to all components of the Premises necessary to maintain the Premises in good condition and repair and with an appearance at least consistent with Comparable Buildings, including, but not limited to, all maintenance, repairs and replacements to the sanitary, plumbing, electrical, heating, air conditioning, ventilation, elevator, life safety, sprinkler, fire alarm and BMS systems, and generators, serving either or both of the Buildings, including those existing as of the Commencement Date and those subsequently installed by or at the request of Tenant during the Term (each a “Building System” and collectively, the “Building Systems”), all maintenance, repairs and replacements of the roofs of both of the Buildings, and all maintenance, repairs and replacements to the Parking Deck and all systems serving the Parking Deck (other than the structural elements of the Parking Deck which Landlord is responsible to repair and replace pursuant to Section 7.2(a)).  All repairs made by Tenant must also be made using new parts and be at least equal in quality to the original work.  Tenant shall be responsible for (i) ensuring that all floor loads and electrical specifications and loads as specified on Schedule F are complied with, and (ii) maintaining the Building Systems and the roofs of the Buildings in accordance with all requirements of the warranties applicable thereto. In furtherance thereof, Tenant shall, either directly or through Vision Management, LLC (“Vision Management”), enter into a preventative maintenance and service contract with a reputable service provider(s) (each, a “System Maintenance Contract”) for the maintenance of each of the following Building Systems: (a) heating system; (b) air conditioning system; (c) ventilation system; (d) elevator system; (e) sprinkler system; (f) fire alarm system; (g) BMS system; and (h) generators. Contemporaneously with the Commencement Date with respect to the existing Building Systems, and thereafter prior to placing a new or modified Building System into service for Tenant’s Permitted Use, Tenant shall provide Landlord with a written certification as to the intended hours of operation, standard operating levels, peak demand levels and duration, and any other information reasonably requested by Landlord with respect to the Building System to be placed into service by Tenant (a “Building System Demands Summary”). The terms and provisions of each System Maintenance Contract shall require that (Y) the service provider maintain the applicable Building System in accordance with the manufacturer’s recommendations and otherwise in accordance with normal, customary and reasonable practices for Comparable Buildings and for building systems comparable to the applicable Building System, and (Z) the service provider shall deliver to Landlord and Tenant periodic (but no less frequently than annually) written reports advising of the condition of the applicable Building System and whether or not any repairs are then recommended to be made to that system. Notwithstanding the foregoing, if Landlord determines, in the exercise of its commercially reasonable business judgment, taking into account all relevant factors (including, without limitation, Tenant’s Building System Demands Summary) that Tenant’s intended use of the applicable Building System will exceed normal and customary demand levels, Landlord may require that the System Maintenance Contract for the applicable Building System contain additional preventative maintenance measures and levels of service as reasonably determined by Landlord, subject to Tenant’s right to contest the foregoing in accordance with the dispute resolution procedures of Article 33. During the pendency of the dispute resolution process, Tenant
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shall institute the additional preventative maintenance measures required by Landlord. The terms of each System Maintenance Contract and the service providers thereunder shall otherwise be reasonably acceptable to Landlord; provided, that so long as Vision Management is managing the Premises, the agreement of Vision Management to a System Maintenance Contract shall be sufficient and no further review or consent by Landlord shall be required.  If in the course of any maintenance, repair or restoration performed by or on behalf of Tenant pursuant to this Lease, Tenant elects to obtain a warranty by the contractor performing such maintenance, Tenant shall use commercially reasonable efforts to obtain such warranty in a form assignable to Landlord, and, upon expiration or termination of this Lease, Tenant shall assign to Landlord its rights under such warranty if still in force and effect. No assignment shall be required if the warranty is not personal to Tenant. Landlord shall assign the existing roof warranty to Tenant. In the event Tenant defaults in the performance of its obligations with respect to roof maintenance and repairs beyond any applicable notice and cure period and Landlord elects to exercise its self-help rights as provided herein, Tenant shall reasonably cooperate in allowing Landlord to enforce the benefits of the roof warranty in connection with its roof repairs and maintenance.
(b)All maintenance and repair, and each addition, improvement or alteration, performed by or on behalf of Tenant must be (i) completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal Requirements and Insurance Requirements, (ii) completed free and clear of all Liens, and (iii) with respect to work affecting the outside of the Buildings or the Parking Deck, the roof of the Buildings or the Parking Deck, or any structural element of the Buildings or the Parking Deck, performed in a manner and by contractors approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed).
(c)
(i)If, during the last [**] years of the Term, any one (1) or more components of a Building System in place as of the Commencement Date, or the roofs of either or both of the Buildings, requires a repair or replacement which is typically capitalized, rather than expensed, in accordance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “IRC”), and the useful life of such capital repair or replacement as determined under the IRC extends beyond the Term (such capital repair or replacement being herein referred to as a “Late Term Building System Capital Repair and Replacement”), Tenant shall provide written notice of such determination to Landlord together with reasonable support for such determination and a budget for performing the Late Term Building System Capital Repair and Replacement (including, without limitation, all design and installation costs).
(ii)Promptly following Landlord’s receipt of the notice set forth in Section 7.1(c)(i), Landlord and Tenant shall meet to discuss the proposed Late Term Building System Capital Repair and Replacement and the budget, which budget shall be determined in good faith by Landlord and Tenant and shall include, without limitation, commercially reasonable contingencies, insurance, contractor overhead and profit.  Any such proposed Late Term Building System Capital Repair and Replacement and the budget therefor shall be subject to Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.  If Landlord consents to such proposed Late Term Building System Capital Repair and Replacement and the
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budget therefor, Tenant shall perform such Late Term Building System Capital Repair and Replacement which shall be deemed to be Major Work and Tenant shall comply with all applicable provisions of Section 7.3 in connection therewith. Any failure of the parties to agree upon the proposed Late Term Building System Capital Repair and Replacement or the budget therefor shall be resolved by the dispute resolution procedures of Article 33.
(iii)Tenant shall bid the Late Term Building System Capital Repair and Replacement work to at least three (3) contractors (one of which may be selected by Landlord) and shall forward copies of such bids to Landlord, together with Tenant’s recommendation as to which contractor should perform the Late Term Building System Capital Repair and Replacement work.  Within five (5) business days of receiving the bids, Landlord shall notify Tenant in writing which of the three (3) contractors Tenant shall use to perform the Late Term Building System Capital Repair and Replacement work.  If Landlord selects a contractor which is not the lowest bid, then together with its notice selecting the contractor, Landlord shall provide Tenant with a detailed explanation for the reasons for such selection; provided, however, that Landlord shall not accept as the contractor an Affiliate of Landlord, unless (x) Tenant shall consent to such affiliated contractor, which consent shall not be unreasonably withheld, conditioned or delayed, and (y) the affiliated contractor’s own charges for overhead, profit, insurance and general conditions are consistent with market. Tenant shall enter into a guaranteed maximum price contract with the contractor selected in an amount not to exceed the bid submitted by the selected contractor for the Late Term Building System Capital Repair and Replacement work, and all such contracts having a value of $25,000.00 or more shall be on an “open book” basis with respect to all material elements thereof (including, but not limited to, subcontractor bids and procurement, labor and materials costs, equipment costs, supervision, overhead, profit, insurance and general conditions).  Tenant shall not agree to any material change orders under the fixed price contract without Landlord’s or if Vision Management is the property manager, Vision Management’s consent which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord acknowledges that given the nature of Tenant’s Permitted Use, in the event of a failure or anticipated failure of a Building System, Tenant shall be entitled to select a contractor and arrange for emergency repairs and replacements without following the foregoing procedures on telephonic or email notice to Landlord or Vision Management. Disputes with regard to this Section 7.1(c)(iii) shall be resolved by the dispute resolution procedures of Article 33, but the institution of such procedures shall not interfere with or stop any emergency repairs or replacements.
(iv)Landlord shall reimburse Tenant for the Reimbursable Portion of the Late Term Building System Capital Repair and Replacement (as defined below) on a pari passu basis with Tenant, promptly upon demand by Tenant, as work progresses (including deposits and costs for equipment and material when ordered). At Tenant’s request, Landlord shall make such payments directly to the contractor. Landlord may withhold a [**] percent ([**]%) retainage until no later than thirty (30) days after the delivery by Tenant to Landlord of (A) Tenant’s submission to Landlord of a final invoice therefor, (B) a certification from Tenant’s architect or engineer certifying that the Late Term Building System Capital Repair and Replacement has been completed in accordance with the plans and specifications therefor, if any, (C) lien waivers from all contractors and each subcontractor, supplier and materialmen who performed work, furnished services or provided materials in connection with the Late Term Building System Capital Repair
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and Replacement, and (D) a copy of the certificate of occupancy and/or any other permit or approval required in connection with the completion of the Late Term Building System Capital Repair and Replacement.  If Landlord fails to pay such amount to Tenant within such thirty (30) days, Tenant shall have the right to offset such unpaid amount together with interest at the Default Interest Rate against the monthly payments of Basic Rent next coming due under the Lease in an amount not to exceed [**] percent ([**]%) of such monthly payment (or a proportionately greater amount if the Term is to expire before Tenant recoups the entire amount), provided, that, for purposes of determining such [**] percent ([**]%) maximum offset amount, the offset in this sentence shall be aggregated with any other offsets Tenant is then entitled to under any of the other provisions of this Lease such that no Basic Rent payments shall be less than [**] percent ([**]%) of the scheduled payments due, unless a lesser amount is required due to the fact that the Term is to expire before Tenant recoups the entire unpaid amount.  If Tenant exercises its right to extend the Lease pursuant to Section 31.1 below, then upon the delivery of the notice extending the Lease, Tenant shall pay to Landlord the amount of the cost of the Late Term Building System Capital Repair and Replacement which is applicable to the Extension Period (the “Extension Period Late Term Building System Capital Repair and Replacement Cost”).  The term “Reimbursable Portion of Late Term Building System Capital Repair and Replacement” shall mean an amount determined by multiplying (1) the annual amortized cost of the Late Term Building System Capital Repair and Replacement (which is determined by dividing the actual cost of making the Late Term Building System Capital Repair and Replacement by the useful life of such improvement as determined under the IRC, but in no event more ten (10) years), and (2) the number of years of the useful life of such improvement which occurs after the Term.
(v)If, during the Landlord Useful Life Warranty Period (as hereinafter defined), any one (1) or more components of a Building System in place as of the Commencement Date is replaced, which replacement is typically capitalized, rather than expensed, in accordance with the IRC (“Landlord Useful Life Warranty Period Work”), Tenant shall perform such Landlord Useful Life Warranty Period Work in compliance with the terms and procedures set forth in this Section 7.1(c) that are applicable with respect to the performance of a Late Term Building System Capital Repair and Replacement, with Tenant making the initial outlay in full for the performance of such Landlord Useful Life Warranty Period Work, but subject to Landlord reimbursement as provided below. The parties acknowledge that if a component of a Building System repeatedly fails following commercially reasonable efforts to repair the failing component, such that it is no longer commercially reasonable to continue to attempt to repair the failing component, Tenant shall have the right to replace the failing component pursuant to this Section 7.1(c)(v), provided that the replacement of the failing component qualifies as Landlord Useful Life Warranty Period Work. The “Landlord Useful Life Warranty Period” shall mean the first [**] years of the Term with respect to all of the Building Systems in place as of the Commencement Date, other than the generators, and the first [**] years of the Term with respect to all of the generators in place as of the Commencement Date. If the useful life of the Landlord Useful Life Warranty Period Work determined under the IRC will end on or prior to the expiration of the Landlord Useful Life Warranty Period, Landlord shall reimburse Tenant for [**] percent ([**]%) of the costs of performing the Landlord Useful Life Warranty Period Work in accordance with the terms and conditions set forth in Section 7.1(c)(iv) that are applicable with respect to Landlord’s reimbursement to Tenant of the Reimbursable Portion of a Late Term Building System Capital Repair and Replacement. In the event that the useful life of the Landlord Useful Life Warranty
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Period Work determined under the IRC will extend beyond the expiration of the Landlord Useful Life Warranty Period, Landlord shall reimburse Tenant for Landlord’s Share of the costs of performing the Landlord Useful Life Warranty Period Work. “Landlord’s Share” of the cost of the Landlord Useful Life Warranty Period Work shall equal a fraction of the cost of the Landlord Useful Life Warranty Period Work, with the numerator of such fraction being the portion of the useful life of the Landlord Useful Life Warranty Period Work determined under the IRC paid for by such expense that will occur during the Landlord Useful Life Warranty Period, and the denominator of such fraction being the useful life of the Landlord Useful Life Warranty Period Work determined under the IRC paid for by such expense. Landlord shall reimburse Tenant for Landlord’s Share of the costs of performing the Landlord Useful Life Warranty Period Work in accordance with the terms and conditions set forth in Section 7.1(c)(iv) that are applicable with respect to Landlord’s reimbursement to Tenant of the Reimbursable Portion of a Late Term Building System Capital Repair and Replacement, and Tenant shall be responsible for the balance of all such costs that exceed Landlord’s Share. Notwithstanding the foregoing, if the useful life of the Landlord Useful Life Warranty Period Work determined under the IRC extends beyond the end of the Term, as the Term may be extended pursuant to Section 31.1, Landlord shall reimburse Tenant for the Tail Amount of the costs of performing the Landlord Useful Life Warranty Period Work. The “Tail Amount” of the cost of the Landlord Useful Life Warranty Period Work shall equal a fraction of the cost of the Landlord Useful Life Warranty Period Work, with the numerator of such fraction being the portion of the useful life of the Landlord Useful Life Warranty Period Work determined under the IRC paid for by such expense that will occur after the end of the Term, as the same may be extended pursuant to Section 31.1, and the denominator of such fraction being the useful life of the Landlord Useful Life Warranty Period Work determined under the IRC paid for by such expense. In the event that a Tail Amount is due from Landlord, Tenant shall send Landlord an invoice therefor no earlier than ninety (90) days prior to the end of the Term, together with supporting documentation reasonably acceptable to Landlord, and Landlord shall pay such Tail Amount due to Tenant within thirty (30) days after Landlord’ receipt of Tenant’s invoice and supporting documentation reasonably acceptable to Landlord. Notwithstanding anything to the contrary set forth herein, Landlord’s obligations pursuant to this Section 7.1(c)(v) shall not apply with respect to any existing Building Systems that are decommissioned, abandoned in place or otherwise placed out of service by Tenant, which may be done by Tenant in its sole discretion following which Tenant shall notify Landlord of its actions. Disputes regarding this subpart (v) shall be resolved by the dispute resolution procedures of Article 33.
(vi)Tenant, at Tenant’s sole cost and expense, shall maintain and repair, and shall replace when reasonably necessary, all new Building Systems and all modifications, improvements, extensions and enhancements to existing Building Systems installed by or at the request of Tenant from and after the Commencement Date.
7.2Landlord Repair Obligations.

(a)Landlord shall complete all maintenance, repairs and replacements to the foundation, the structural columns and beams, structural elevator and stairwell shafts, the exterior walls, the exterior windows, and the structural elements of the Parking Deck, and all exterior drive aisles, circulation areas, and exterior lighting on the Premises in a manner consistent with Comparable Buildings. The costs and expenses incurred by Landlord in connection with such

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maintenance, repairs and replacements constitute Operating Expenses for which Tenant is responsible pursuant to Section 5.1(a) above and shall be paid by Tenant in accordance with the provisions of Article 5.  Nothing contained in this Section 7.2(a) shall in any way alter or modify the obligations of the Association to maintain, repair or replace the Common Facilities as set forth in the Declaration.

(b)

(i)If, during the last [**] years of the Term, Landlord reasonably believes that any one (1) or more of those components of the Buildings, the Parking Deck, or any other portion of the Premises that Landlord is required to maintain and repair pursuant to Section 7.2(a) above require a repair or replacement which is typically capitalized, rather than expensed, in accordance with the IRC, and the useful life of such capital repair or replacement as determined under the IRC extends beyond the Term (such capital repair or replacement being herein referred to as a “Late Term Landlord Capital Repair and Replacement”), Landlord shall provide written notice of such determination to Tenant together with reasonable support for such determination and a budget for performing the Late Term Landlord Capital Repair and Replacement (including, without limitation, all design and installation costs).  Landlord and Tenant shall use commercially reasonable efforts to agree upon the work and the budget.

(ii)Landlord shall bid the Late Term Landlord Capital Repair and Replacement work to either (A) three (3) general contractors (one of which may be Vision Construction, as defined below), where the nature of the work would customarily be done by a general contractor, or (B) three (3) contractors for the particular type of work, if the nature of the work would customarily be done by a contractor experienced in the trade without the use of a general contractor.  In either case, Landlord shall forward copies of such bids to Tenant for informational purposes only.  Within five (5) business days of receiving the bids, Landlord shall notify Tenant in writing which of the three (3) general contractors or contractors, as the case may be, Landlord shall use to perform the Late Term Landlord Capital Repair and Replacement work. If Landlord selects a general contractor or contractor which is not the lowest bid, then together with its notice selecting the general contractor or contractor, Landlord shall provide Tenant with a detailed explanation for the reasons for such selection; provided, however, that Landlord shall not accept as the general contractor Vision Construction or another Affiliate of Landlord, unless (x) Tenant shall consent to such affiliated general contractor, which consent shall not be unreasonably withheld, conditioned or delayed, and (y) the affiliated general contractor’s own charges for overhead, profit, insurance and general conditions are consistent with market. Landlord shall enter into a guaranteed maximum price or fixed price contract with the general contractor or contractor selected in an amount not to exceed the bid submitted by the selected general contractor or contractor for the Late Term Landlord Capital Repair and Replacement work, and all such contracts having a value of $25,000.00 or more shall be on an “open book” basis with respect to all material elements thereof (including, but not limited to, subcontractor bids and procurement, labor and materials costs, equipment costs, supervision, overhead, profit, insurance and general conditions).

(iii)Upon completion, Landlord shall deliver to Tenant evidence of the actual costs of making the Late Term Landlord Capital Repair and Replacement, together with (A) a

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certification from Landlord’s architect or engineer certifying that the Late Term Landlord Capital Repair and Replacement has been completed in accordance with the plans and specifications therefor, and (B) a copy of the certificate of occupancy and/or any other permit or approval required in connection with the completion of the Late Term Landlord Capital Repair and Replacement. Within thirty (30) days after the delivery of such evidence, Tenant shall pay Landlord Tenant’s Share of the costs of performing the Late Term Landlord Capital Repair and Replacement. For purposes hereof, “Tenant’s Share” of the cost of the Late Term Landlord Capital Repair and Replacement shall equal a fraction of the cost of the Late Term Landlord Capital Repair and Replacement, with the numerator of such fraction being the portion of the useful life of the Late Term Landlord Capital Repair and Replacement determined under the IRC paid for by such expense that will occur during the Term of this Lease, and the denominator of such fraction being the useful life of the Late Term Landlord Capital Repair and Replacement determined under the IRC paid for by such expense.  If Tenant extends the Term of this Lease pursuant to Section 31.1, Tenant shall pay the balance of Tenant’s Share of the cost of the Late Term Landlord Capital Repair and Replacement not previously paid for by Tenant using the same formula set forth in the immediately preceding sentence upon the delivery of the notice extending the Lease.

(iv) Disputes regarding this Section 7.2 shall be resolved by the dispute resolution procedures of Article 33.

(c)All maintenance and repair, and each addition, improvement or alteration, performed by or on behalf of Landlord must be completed expeditiously and in a good and workmanlike manner, and in compliance with all applicable Legal Requirements and Insurance Requirements.

7.3Permitted Alterations.
(a)Provided no Event of Default exists, without Landlord’s consent, Tenant shall be permitted to make the following types of interior alterations and improvements (the “Minor Alterations”): (i) work not to exceed $[**] per project that doesn’t materially and adversely affect the Building Systems and does not involve structural changes to the Buildings, but which work may or may not require a building permit; (ii) cosmetic and decorative work to the interior of the Buildings and/or the Parking Deck that does not require a building permit; and (iii) landscaping.  If plans and specifications are developed for any Minor Alterations, Tenant shall promptly deliver such plans and specifications to Landlord. If a building permit is needed for any Minor Alterations, Tenant shall procure the building permit and deliver a copy to Landlord.
(b)Any repairs, decorations, additions, upgrades, enhancements, improvements and alterations that are not Minor Alterations are hereafter referred to as “Major Work”. Landlord acknowledges that Tenant intends to convert a significant amount of space within the Buildings to Laboratory Use which will involve Major Work to, among other things, the Buildings’ HVAC systems and other Building Systems. Landlord agrees to reasonably cooperate with Tenant relative to Tenant’s conversion of Building space to Laboratory Use and completion of the Major Work required in connection therewith. Tenant shall not perform any Major Work, unless Tenant submits to Landlord detailed plans and specifications therefor and Landlord
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approves such plans and specifications in writing (which approval shall not be unreasonably withheld, conditioned or delayed). Landlord shall not be deemed to have unreasonably withheld its approval of any Major Work which affects the exterior of the Buildings or the Parking Deck (other than signage or lighting within the Parking Deck). Notwithstanding the foregoing, Landlord’s approval shall not be required in connection with any Major Work performed by or on behalf of Tenant with respect to the installation of new Building Systems or the modification or upgrade of any existing Building Systems to serve those portions of the Premises that are devoted to Laboratory Use, provided that such Major Work is performed in compliance with all applicable Legal Requirements and to a Class A laboratory standard. Any improvements that Tenant makes to the Premises (whether or not Landlord’s consent is required pursuant to Sections 7.3(a) and (b)), as well as the Office Use Finish Work and the Laboratory Use Finish Work (but specifically excluding any trade equipment, machinery (including, without limitation, any satellite dishes and other communication equipment located on the roof), furniture, trade fixtures, moveable equipment (including all such items that are affixed to the floor or walls for stability purposes) and personal property of Tenant), are collectively referred to herein as “Tenant Improvements”.
(c)Notwithstanding anything contained in the Lease to the contrary, Tenant shall obtain Landlord’s approval for any construction managers and general contractors in connection with the performance of any Major Work that affects (i) the outside appearance of the Buildings or the Parking Deck, (ii) the roof of the Buildings or the Parking Deck, (iii) the structural elements of the Buildings or the Parking Deck, (iv) the ingress and egress to the Premises, or (v) any Building System (other than installations of outlets, switches, vents and plumbing fixtures, and the like, and other than the installation of new Building Systems or the modification or upgrade of any existing Building Systems to serve those portions of the Premises that are devoted to Laboratory Use), which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves Vision RE Construction, LLC (“Vision Construction”) as a construction manager or general contractor for any Major Work. Landlord shall respond to Tenant’s request to approve contractors within ten (10) days. If Landlord fails to respond to the proposed contractors submitted by Tenant with its approval or disapproval within such ten (10) day period and such failure continues for more than three (3) business days after receipt by Landlord of the notice described below, then Landlord will be deemed to have approved the submitted contractors.  Tenant’s notice to Landlord shall state in bold or CAPITALIZED LETTERS that “Landlord has failed to respond to Tenant’s submission of the proposed contractors as required by Section 7.3(c) of the Lease and the continued failure by Landlord to respond for more than three (3) business days after the delivery of this notice will be deemed Landlord’s consent to the proposed contractors”. All contractors engaged by or on behalf of Tenant for the installation of new Building Systems or the modification or upgrade of any existing Building Systems to serve those portions of the Premises that are devoted to Laboratory Use shall be reputable and qualified contractors having a level of experience commensurate with the scope, complexity and specialized nature of the Building System work to be performed.
(d)Approval by Landlord of any plan, specification or other material relating to the design and construction of the materials or equipment to be incorporated in the Premises in connection with a Tenant Improvement shall not constitute a representation or warranty that the same is properly designed to perform the function for which it is intended or complies with any applicable Legal Requirement or Insurance Requirement.
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(e)With respect to Major Work, Tenant shall deliver copies  of all final plans and specifications, final as-built plans and specifications, if any, and shop drawings, if any, to Landlord within thirty (30) days after the completion of each Tenant Improvement.  With respect to any Tenant Improvement which does not require Landlord’s consent pursuant to this Section 7.3, Tenant shall deliver copies of all final as-built plans and specifications, if any, within thirty (30) days after completion of such Tenant Improvement.  All as-built information shall be incorporated into one comprehensive set of “as-built” plans and shall be delivered in electronic and paper format.  If a Tenant Improvement is one for which “as built” plans and specifications do not exist, Tenant shall provide Landlord with final plans and specifications marked with field notations, prepared by Tenant’s architect and showing the applicable Tenant Improvement.
(f)Under no circumstances shall Landlord be required to pay, during the Term, any ad valorem or property tax on the Tenant Improvements, Tenant hereby covenanting to pay all such taxes as and when the same become due and payable.
(g)Tenant shall, at its sole cost and expense, comply with all Legal Requirements and Insurance Requirements when performing any Tenant Improvements, including, but not limited to, obtaining any and all necessary governmental approvals and permits in connection with such Tenant Improvements.  Landlord, at no third party, out-of-pocket cost or expense to Landlord, shall cooperate with Tenant in obtaining any and all such approvals and permits, which cooperation shall include executing, and joining in, any application for same, provided that, in no event shall Landlord have an obligation to execute any application that Landlord reasonably believes contains inaccurate or false information.  If Tenant requests Landlord to execute such applications prior to Landlord's approval of the plans and specifications for the Tenant Improvements in question, Landlord shall do so, it being understood and agreed that any execution of any such applications shall in no way be deemed to be the approval by Landlord of any of the Tenant Improvements contemplated in such applications or a waiver of any of the other provisions of this Lease.
(h)Tenant shall reimburse Landlord, within 30 days of demand and presentation of final invoices from vendors, for its reasonable, third party out of pocket costs (without markup) for reviewing any plans for the Major Work, such as architectural and engineering fees; provided however, if Vision Construction performs such Major Work, no such review charge shall apply.  During the Term, Tenant shall pay no construction supervisory fees to Landlord in connection with any Tenant Improvements that are performed by Vision Construction. Tenant Improvements (other than Minor Alterations) performed during the Term by contractors other than Vision Construction that have been selected by Tenant shall be subject to a construction supervisory fee payable to Vision Construction as Landlord’s designee in an amount equal to [**] percent ([**] %) of the total hard costs of such Tenant Improvements (a “Supervisory Fee”).  No Supervisory Fee shall be payable with respect to Minor Alterations.
7.4Requirements for Maintenance.  All maintenance and repair, and each addition, improvement or alteration, performed by or on behalf of Landlord or Tenant must be (a) completed expeditiously and in a good and workmanlike manner, and in compliance with all applicable Legal Requirements and Insurance Requirements, (b) in compliance with plans approved by Landlord
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pursuant to Section 7.3(b), if any, or by Tenant when applicable, and (c) with respect only to work that is performed by or on behalf of Tenant, completed free and clear of all Liens.
7.5Tenant’s Failure to Maintain.  If, at any time during the Term, Tenant fails to keep the Premises in good order and condition as required under this Article, Landlord may, without waiving such default, but subject to Tenant’s rules and regulations regarding access to and work with laboratory areas as set forth in Article 21, perform such maintenance, repair or replacement for the account and at the expense of Tenant (a) immediately and without notice in the case of an Emergency, and (b) in any other case, if such default continues after [**] days from the date Landlord delivers a written notice to Tenant stating Landlord’s intention to perform such obligation for the account and at the expense of Tenant or at any time prior to the expiration of such [**] days, if such default needs to be cured prior to the expiration of such [**] days in order to prevent damage to the Premises, provided that if such default cannot reasonably be cured within such [**] day period (unless such default can be cured by the payment of money), Tenant shall have such longer period as shall be reasonably necessary to cure the default as long as Tenant proceeds immediately to take the necessary action to prevent any damage to the Premises and to promptly cure the same within such [**] day period, prosecutes the cure to completion with due diligence and advises Landlord from time to time, upon Landlord’s request, of the actions which Tenant is taking and the progress being made.  If Tenant fails to so cure the default, then within [**] days after Landlord’s demand, made together with an invoice and reasonable supporting documentation, Tenant shall pay to Landlord all the actual costs and expenses incurred by Landlord in performing any obligations of Tenant under this Lease pursuant to the provisions of this Section 7.5 together with Default Interest Rate on the amount so paid by Landlord.
7.6Ownership of Tenant Improvements.

(a)To the maximum extent possible under applicable Legal Requirements, Tenant’s financial contribution to the cost of constructing Tenant Improvements will fund (and thus Tenant will own and depreciate) the components that are identified as IRC Section 1245 Property. To the maximum extent possible under applicable Legal Requirements, Landlord’s financial contribution to the cost of constructing Tenant Improvements will fund (and thus Landlord will own and depreciate) the components that are identified as IRC Section 1250 Property.

(b)All Tenant Improvements shall, upon installation and completion, be the property of Landlord or Tenant as shall be consistent with the provisions of Section 7.6(a). All Tenant Improvements (other than Tenant’s trade fixtures, trade equipment, furniture and other personal property) shall remain upon and be surrendered with the Premises at the end of the Term in good condition and repair, reasonable wear and tear and damage by casualty and condemnation excepted. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to remove  any Tenant Improvements, and shall not be required to restore any of the laboratory areas, [**], or office space within any portion of the Premises. At the expiration or earlier termination of this Lease, (i) Tenant shall surrender possession of the Premises in good order and condition, reasonable wear and tear and damage by casualty and condemnation excepted; (ii) Tenant, at Tenant’s sole cost and expense, shall discontinue all laboratory operations and clean and decontaminate all laboratory areas throughout the Premises, and seal any connection points of any

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laboratory systems to the Premises, pursuant to a decommissioning and hazardous materials “closure plan” for the Premises that is reasonably acceptable to Landlord and in compliance with all applicable Legal Requirements; and (iii) Tenant shall provide Landlord with true and complete copies of all governmental releases and permit closures required by all applicable Legal Requirements in connection with the cessation of Tenant’s Permitted Use of the Premises.

7.7Removal of Tenant’s Personal Property.  Tenant may install in and shall have the option (but not the obligation) to remove from the Premises (on or before the expiration of the Term or sooner termination of this Lease), trade equipment, trade fixtures, machinery (including, without limitation, any satellite dishes and other communication equipment located on the roof), furniture and personal property belonging to or leased by Tenant, provided that (a) Tenant shall repair all damage caused by the installation and/or removal of such trade equipment, machinery, furniture and personal property that Tenant elects to remove from the Premises, and (b) Tenant shall not install any equipment, machinery or other items on the floor, walls or ceiling of the Premises that exceed the load bearing capacity or compromise the structural integrity of the floor, walls or ceiling of the Premises. Any personal property remaining in the Premises after the expiration or earlier termination of this Lease will after 10 days prior notice to Tenant and failure to remove be deemed to have been abandoned by Tenant and Landlord will have the right to retain such property as its own or dispose of such property in Landlord’s sole and absolute discretion.
7.8Wiring.  The following terms and conditions shall apply to all cabling and wires installed in the Buildings by Tenant during the Term (“Wiring”):
(a)Tenant shall be the sole owner of such Wiring, Tenant shall have the right to surrender such Wiring, and such Wiring shall be free of all Liens and encumbrances; and
(b)all Wiring not removed at the expiration of the Term or the earlier termination of this Lease shall be left in good condition, working order, properly labeled at each end and in each telecommunications/electrical closet and junction box and in safe condition.
ARTICLE 8
USE OF PREMISES
8.1Permitted Use.  Tenant shall not use or permit the use of the Premises for any purpose other than the Permitted Uses specified in the Basic Lease Provisions.  Tenant shall be permitted to change the ratio of Laboratory Use to Office Use, and vice versa, within the Premises during the Term, subject to compliance with all applicable Legal Requirements and Section 7.3 above with respect to the installation of any Tenant Improvements in connection therewith.
8.2Prohibited Uses.  Tenant shall not use or permit the use of the Premises in any manner or for any purpose or do, bring or keep anything, or permit anything to be done, brought or kept in the Premises that (a) violates any Legal Requirement or Insurance Requirement, (b) violates any provision of the Declaration, (c) in the reasonable judgment of Landlord, may interfere with the use or occupancy of any area outside of the Premises, or (d) except for the Permitted Uses, would cause the Premises to be of a quality that is inconsistent with that of Comparable Buildings.
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8.3Permits, Licenses and Authorizations.  Tenant shall obtain and maintain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of Tenant’s business at the Premises. Landlord shall reasonably cooperate with Tenant, at no cost or expense to Landlord, in connection with obtaining such permits, licenses or authorizations.
8.4Parking.  Tenant shall have exclusive use of the Parking Deck as well as the drive aisle drop-off area and loading areas adjacent to the Buildings. Tenant shall have the right, at Tenant’s sole cost and expense, to designate certain parking spaces within the Parking Deck for guests, visitors, contractors, and others in Tenant’s reasonable discretion, subject to applicable Legal Requirements. At no time will Landlord charge a fee for use of the Parking Deck.
ARTICLE 9
MANAGEMENT SERVICES AND OTHER SERVICES
9.1Landlord’s Services.  Except as otherwise expressly provided in Section 7.2, Landlord shall not furnish any services to the Premises.
9.2Management of the Premises.
(a)It is the understanding of the parties that all services provided to the Premises by any third party property manager of the Premises (each, including Vision Management, referred to herein as a “property manager”) hired by Tenant shall be in a manner and to a standard at least consistent with Comparable Buildings (the “Management Standard”). The property manager shall maintain full-time or part-time on-site personnel, including a building engineer and one or more porters, as Tenant shall require from time to time in accordance with operating budgets agreed to by Tenant and the property manager. For the avoidance of doubt, the parties acknowledge and agree that Landlord is not obligated to provide any property management services to any portion of the Premises.

(b)Prior to occupying the Premises for the conduct of business, Tenant shall initially enter into a Property Management Agreement (the “Property Management Agreement”) with Vision Management to oversee the operation of the Premises on terms that are reasonably satisfactory to Tenant. Tenant and Vision Management (as instructed by Landlord) shall negotiate the Property Management Agreement in good faith incorporating market terms and conditions. If Tenant and Vision Management are unable to agree to the Property Management Agreement within 30 days after the Commencement Date, the parties shall meet to attempt to resolve all open issues. If the Property Management Agreement isn’t executed within 60 days after the Commencement Date then Tenant and Vision Management (as instructed by Landlord) shall use the dispute resolution procedure of Article 33 to resolve any open issues, and the costs incurred by engaging in such dispute resolution procedure that are not payable by Tenant pursuant to Article 33 shall be payable by Vision Management.

9.3Management of Laboratory Use Areas.  Tenant shall be entitled from time to time to self-manage or engage a separate property manager for any portion of the Premises that is devoted to Laboratory Use. Neither Landlord’s consent nor the consent of any property manager managing other areas of the Buildings shall be required in connection with Tenant’s decision to
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self-manage or engage a separate manager for these areas, provided that all such Laboratory Use areas are managed to a Class A laboratory standard and if managed by a separate property manager, such property manager shall be a reputable and qualified laboratory property manager having a level of experience commensurate with the scope, complexity and specialized nature of the Laboratory Use being conducted at the Premises.
9.4Campus Amenities.  Landlord shall, beginning on the date that Tenant takes occupancy of the Premises for the conduct of Tenant’s business and thereafter during the Term for so long as Landlord or a Landlord Affiliate controls the management of the Association, make available to Tenant in common with other users in the Campus, the Amenity Building and other amenities located in the Campus from time to time.  Notwithstanding the foregoing, if Tenant desires to host occasional events at the Amenity Building for certain guests and/or employees of Tenant between the Commencement Date and the date that Tenant takes occupancy of the Premises for the conduct of Tenant’s business, Landlord shall cause the Association to use commercially reasonable efforts to accommodate such requests, subject to the terms of the Declaration and the rules and regulations promulgated by the Association, provided that: (i) Landlord or a Landlord Affiliate controls the management of the Association; and (ii) the particular amenity or service that Tenant desires to make use of is then open and available on a Campus-wide basis or, if not open on a Campus-wide basis, such amenity or service can be made available to Tenant with reasonable advance notice. During the Term, the Amenity Building will be furnished and equipped as currently available (subject to the rights of the Association referenced in Section 2.8 above), and the furniture and equipment located therein shall be upgraded from time to time in a manner similar to such facilities serving Comparable Buildings. The Amenity Building and other amenities located in the Campus shall be available for use by Tenant, its employees and guests, on a non-exclusive basis, in common with all other owners and tenants in the Campus and their employees and guests, and subject to the provisions of Section 2.8.  If Tenant shall so request, Landlord shall coordinate with Tenant so that access cards for the Buildings’ electronic door lock/card reader system shall allow users access to the Amenity Building (but Landlord shall not be required to change the Amenity Building’s access system to match Tenant’s system). The Campus Amenities shall be accessible to users at all times, subject to closure for maintenance for reasonable periods and as provided in the Declaration and in the rules and regulations promulgated by the Association. Landlord shall provide an Internet based reservation system for those amenities that need to be reserved. While Landlord or a Landlord Affiliate controls the management of the Association, Landlord shall cause the Association to maintain the Amenity Building and other amenities in the Campus in accordance with the standards applicable to similar amenities in a First Class Corporate Center Development as defined in the Declaration. If Landlord or a Landlord Affiliate does not control the management of the Association, Landlord shall promptly enforce any rights available to it under the Declaration to prevent the Association from failing to comply with the foregoing requirements. If Tenant reasonably determines that any vendor (including but not limited to Vision Management) is not managing the Amenity Building or any service or facility contained therein in accordance with the First Class Corporate Center Development standard, Tenant may provide written notice to that effect to Landlord (an “Amenity Deficiency Notice”), specifying the particular shortcomings of the vendor with specific details of how it is failing to adhere to the First Class Corporate Center Development standard and how it can improve in that regard. Landlord shall promptly address Tenant’s concerns with the applicable vendor, or if Landlord or a Landlord Affiliate does not control the management of the Association, Landlord shall promptly enforce
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any rights available to it under the Declaration to cause the Association to address Tenant’s concerns. If Tenant is not reasonably satisfied that the vendor has rectified those matters specified in the Amenity  Deficiency Notice as needing improvement within thirty (30) days after the date of the Amenity Deficiency Notice, then Tenant may provide a further written notice to the Landlord, and in such event Landlord and Tenant shall promptly meet to discuss the continuing deficiencies and how the deficiencies may be resolved.
ARTICLE 10
COMPLIANCE WITH REQUIREMENTS
10.1Compliance by Tenant.  Tenant shall (a) comply with all Legal Requirements and Insurance Requirements applicable to the Premises and Tenant’s use thereof, and (b) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for Tenant’s use of the Premises and for the proper operation, maintenance and repair of the Premises, provided that, notwithstanding the foregoing or anything in this Lease to the contrary, Landlord, and not Tenant, shall be obligated to cure any noncompliance of the Premises with all Legal Requirements and Insurance Requirements applicable to the Premises which exists as of the Commencement Date and are not caused by the acts or omissions of Tenant or any of Tenant’s Visitors.  Tenant shall indemnify, defend and hold harmless Landlord and all Landlord Indemnified Parties from and against all Liabilities arising out of any failure of Tenant, Tenant’s Visitors or any Affiliate of Tenant or their respective partners, officers, employees, and agents to comply with all Legal Requirements and Insurance Requirements (other than Landlord’s obligations as set forth in the immediately preceding sentence and in connection with Landlord’s Base Building Work and Landlord’s repair and maintenance obligations as expressly set forth in this Lease), the intention of the parties being that Tenant shall discharge and perform all of the obligations of Landlord with respect to the Premises (other than Landlord’s obligations as set forth in the immediately preceding sentence and as otherwise expressly provided in this Lease) so that at all times the rental of the Premises shall be net to Landlord without deductions or expenses on account of such requirements. Landlord shall, at no out-of-pocket cost and with no liability to Landlord, join in any application for any permit or authorization with respect to Legal Requirements if such joinder is deemed reasonably necessary by Landlord. Notwithstanding anything in this Section 10.1 to the contrary, in the event that: (i) any improvement or alteration to the Premises is required to comply with the applicable provisions of then current Legal Requirements that were not enacted and applicable to the Premises as of the Commencement Date; (ii) the cost to complete any such required improvement or alteration is typically capitalized, rather than expensed in accordance with the IRC; and (iii) the required improvement or alteration is completed in compliance with applicable Legal Requirements and is performed during the last [**] years of the Term (as extended), then the cost-sharing provisions of Section 7.1(c) shall apply; provided, however, if the improvement or alteration at issue is required due to any Tenant Improvements installed by or on behalf of Tenant, or as a result of Tenant’s specific use of the Premises as opposed to general office or laboratory/[**] use, then the cost-sharing provisions of Section 7.1(c) shall not apply and the required improvement or alteration shall be completed by Tenant at Tenant’s sole cost and expense.
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ARTICLE 11
COMPLIANCE WITH ENVIRONMENTAL LAWS
11.1Environmental Laws.  Subject to Landlord’s obligations as set forth below, Tenant shall comply, at its sole cost and expense, with all Environmental Laws (including, but not limited to, the Industrial Site Recovery Act (N.J.S.A. 13:lK-6, et seq.) (“ISRA”) applicable to the Premises during the Term.
11.2Copies of Environmental Documents.  During the Term or thereafter as required pursuant to the provisions of this Article 11, Tenant shall deliver promptly to Landlord a true and complete copy of any correspondence, notice, report, sampling, test, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting the Premises.  Landlord shall deliver promptly to Tenant a copy of any correspondence, notice, report, sampling, test, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting the Premises.
11.3Hazardous Substances and Hazardous Wastes.  Tenant and any Tenant’s Visitors must strictly comply with Environmental Laws in connection with any use or storage of any hazardous waste or hazardous substance in the Premises.  Notwithstanding anything to the contrary contained in this Lease, Tenant may allow in the Premises any hazardous waste or hazardous substance that is (a) handled and stored in Tenant’s normal business operations; or (b) used in the ordinary course of operating an office and/or [**]; provided, however, that any and all such hazardous substances and hazardous wastes are stored, transported, disposed of, handled and used in compliance with any and all Environmental Laws.
11.4Discharge.
(a)Discharge Caused by Tenant.  If a spill or discharge of a hazardous substance or a hazardous waste occurs on, at, under or from the Premises caused by Tenant, Tenant’s Visitors, or Affiliates, Tenant shall give Landlord immediate oral and written notice of such spill and/or discharge, setting forth in reasonable detail all relevant facts, including, without limitation, a copy of (a) any notice of a violation, or a potential or alleged violation, of any Environmental Law received by Tenant or any subtenant or other occupant of the Premises, (b) any inquiry, investigation, enforcement, cleanup, removal or other action instituted or threatened against Tenant or any subtenant or other occupant of the Premises, (c) any claim instituted or threatened against Tenant or any subtenant or other occupant of the Premises, and (d) any notice of the restriction, suspension or loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.  Except for Landlord’s obligations under this Article 11, Tenant shall pay all costs and expenses relating to compliance with applicable Environmental Laws (including, without limitation, the costs and expenses of site investigations and the removal and remediation of such hazardous substance or hazardous waste) and relating to compliance with this Article 11.
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(b)Discharge Caused by Landlord.  If a spill or discharge of a hazardous substance or a hazardous waste occurs on, at, under or from the Premises caused by Landlord, Landlord’s Visitors, or Affiliates, Landlord shall give Tenant immediate oral and written notice of such spill and/or discharge, setting forth in reasonable detail all relevant facts, including, without limitation, a copy of (a) any notice of a violation, or a potential or alleged violation, of any Environmental Law received by Landlord, (b) any inquiry, investigation, enforcement, cleanup, removal or other action instituted or threatened against Landlord, (c) any claim instituted or threatened against Landlord, and (d) any notice of the restriction, suspension or loss of any environmental operating permit by Landlord.  Landlord shall pay all costs and expenses relating to compliance with applicable Environmental Laws (including, without limitation, the costs and expenses of site investigations and the removal and remediation of such hazardous substance or hazardous waste) and relating to compliance with Landlord’s obligations under this Article 11.
(c)Remediation Standard.  If either party is obligated to undertake remediation pursuant to this Lease or as required by Environmental Laws with respect to the Premises, such remediation shall be in accordance with all Environmental Laws and shall be performed to an unrestricted use cleanup standard. Such remediation shall not include any engineering or institutional controls, deed notices, classification exception areas, well restrictions or other restrictions upon the use of the Premises, unless specifically approved by Landlord in Landlord’s sole and absolute discretion. Landlord, at Tenant’s sole cost and expense, shall have the right, but not the obligation, to monitor or to be present at any of Tenant’s remediation and to take and analyze split samples of environmental media during Tenant’s remediation, or to have its representatives do the same. If Landlord is obligated to undertake remediation with respect to the Premises pursuant to this Lease or as required by Environmental Laws, Landlord shall provide Tenant with prompt written notice of the same, shall keep Tenant reasonably well informed as to the status and progress of such remediation, and shall provide Tenant with a true and complete copy of the Remedial Action Outcome or other applicable documentation evidencing the completion of the required remediation in compliance with all applicable Environmental Laws.
(d)Landlord’s Cleanup Rights.  Without relieving Tenant of its obligations under this Lease and without waiving any default by Tenant under this Lease, if Tenant fails to remediate any hazardous waste or hazardous substance for which it is obligated to remediate under this Lease within a commercially reasonable period of time (or shorter period required by Environmental Laws), and such failure continues for thirty (30) days after written notice therefrom from Landlord (provided Tenant shall be entitled to a period longer than thirty (30) days to cure if Tenant commences the cure within such thirty (30) day period and thereafter diligently pursues the same until completion), then Landlord will have the right, but not the obligation, to take such action as Landlord deems reasonably necessary or advisable to cleanup, remove, resolve or minimize the impact of or otherwise deal with any spill or discharge of any hazardous substance or hazardous waste on, at, under or from the Premises.  Tenant shall, within thirty (30) days of receipt of an invoice together with reasonable supporting documentation, pay to Landlord all reasonable costs and expenses incurred by Landlord in connection with any action taken in connection therewith by Landlord.
(e)Environmental Audit.  Landlord or its designee may, at its own expense, upon reasonable notice during normal business hours, enter upon the Premises accompanied by
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Tenant for the purposes of conducting such soil and chemical tests or other investigations, examinations, analyses or remediation as it may reasonably desire, provided that Landlord or its designee shall not unreasonably interfere with Tenant’s use of the Premises other than temporary interference if the tests, investigations, examinations, analyses or remediation cannot otherwise be reasonably and inexpensively conducted, and Landlord’s access to the Premises and activities therein shall be subject to the provisions of Section 21.1.  In the event such investigation by an independent expert selected by Landlord concludes that Tenant has violated its obligations with regard to Environmental Laws and, corrective action is required, and Tenant is required under this Article 11 to perform such corrective actions, then, in addition to performing such corrective actions, Tenant shall reimburse Landlord for its actual, reasonable, third-party costs of performing such investigation.
11.5ISRA.  Tenant represents to Landlord that Tenant’s NAICS Code is as set forth in the Basic Lease Provisions of this Lease, and Tenant shall immediately notify Landlord of any changes in this number during the Term.  Tenant shall not conduct any operations that shall cause the Premises to be deemed an “industrial establishment” as defined in ISRA or otherwise trigger ISRA.  If, due to an amendment to ISRA or otherwise, Tenant’s operations become subject to ISRA during the Term of the Lease, Tenant shall comply with all ISRA requirements at Tenant’s sole cost and expense.  Such expenses shall include, but not be limited to, any applicable state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses.  Tenant shall, in such case, comply with all ISRA requirements, including, but not limited to, those applicable prior to (a) closing operations or transferring ownership or operations of Tenant (as defined under ISRA) at the Premises, (b) the expiration or sooner termination of this Lease, (c) any assignment of this Lease or any subletting of any portion of the Premises, or (d) any other event caused by Tenant that may trigger ISRA.  Should the New Jersey Department of Environmental Protection (“NJDEP”) determine, in connection with any ISRA compliance proceeding, a clean-up plan be prepared and/or a clean-up be undertaken because of any spills or discharges of hazardous substances at the Premises, Tenant shall, at Tenant’s own expense, prepare and submit the required plans (subject to Landlord’s prior approval) and financial assurances, and carry out the approved plans.  Without limitation of the foregoing, Tenant’s obligations shall include (i) the proper filing, with the NJDEP, of an initial notice under N.J.S.A. 13:1K-9(a) and (ii) the performance of all remediation and other requirements of ISRA.  If the Term has expired, Tenant’s obligation to pay Basic Rent and Additional Rent shall continue in the amounts required herein until such time as Tenant obtains and delivers to Landlord a Response Action Outcome and/or such other proof, reasonably satisfactory to Landlord, that the Premises comply without violation of ISRA and in the manner otherwise required herein; however, in the event Tenant’s obligations under this Section 11.5 have not been completed before the expiration or sooner termination of this Lease, Tenant shall have no right of possession and shall be required to pay Basic Rent and Additional Rent at the holdover rate until Tenant has satisfied said obligations.  Any failure of Tenant to provide any information and submission within a reasonable time as required under ISRA and which is not cured within thirty (30) days of notice of non-compliance, or if such failure is not by its nature able to be cured within thirty (30) days, then such longer reasonable period as Tenant shall require, shall constitute a default under this Lease.  In addition, in the event Landlord triggers ISRA, Tenant agrees to cooperate with Landlord and provide any information relating to Tenant and its operations at the Premises that is needed by Landlord to comply with ISRA.  The foregoing
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undertakings by Tenant shall survive the termination or sooner expiration of this Lease and surrender of the Premises.
11.6Indemnification.  Tenant hereby agrees, at Tenant’s sole expense, to indemnify, protect, defend (using counsel reasonably approved by Landlord) and hold harmless Landlord, each Affiliate of Landlord, the holder of each Underlying Encumbrance, each Master Landlord, and each of their respective members, partners, officers, directors, shareholders, employees, contractors, agents, representatives, lenders, attorneys, successors and assigns (collectively, “Landlord Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, judgments, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees, expert fees and court costs) (collectively, “Liabilities”) which arise or result in whole or in part, directly or indirectly, or in any way connected with (a) any spill or discharge of any hazardous substance or hazardous waste that occurred at or from the Premises by Tenant or Tenant’s Visitors during the Term of this Lease or from any acts of Tenant or Tenant’s Visitors, (b) any violation of Environmental Laws by Tenant and/or any of Tenant’s Visitors, (c) Tenant’s breach of any representation contained in this Article 11, and/or (d) any failure of Tenant to otherwise comply with the provisions of this Article 11.
11.7Notices.  If Landlord has given to Tenant the name and address of any holder of an Underlying Encumbrance, Tenant agrees to send to said holder a photocopy of those items given to Landlord pursuant to the provisions of Section 11.2.
11.8Survival.  Each party’s obligations under this Article 11 shall survive the expiration or earlier termination of this Lease for a period of [**] years.
11.9Landlord Representation and Indemnification. Landlord represents that, except as set forth in the Environmental Reports, to Landlord’s Knowledge, as of the date of this Lease, there are no hazardous substances or hazardous wastes located in the Buildings or on any other portion of the Premises which violate any Environmental Laws, including, but not limited to, ISRA and Landlord has not received notices of any violations.  Landlord hereby agrees, at Landlord’s sole expense, to indemnify, protect, defend (using counsel reasonably approved by Tenant) and hold harmless Tenant, each Affiliate of Tenant, and each of their respective members, partners, officers, directors, shareholders, employees, contractors, agents, representatives, lenders, attorneys, successors and assigns (collectively, “Tenant Indemnified Parties”) from and against any and all Liabilities which arise or result in whole or in part, directly or indirectly, or in any way connected with (a) any spill or discharge of any hazardous substance or hazardous waste that occurred at or from the Premises prior to the Commencement Date or from any acts of Landlord or Landlord’s agents, servants, employees or contractors (collectively, “Landlord’s Agents”) during the Term, (b) any violation of Environmental Laws that occurred at or from the Premises prior to the Commencement Date or from any acts of Landlord or Landlord’s Agents during the Term, and (c) Landlord’s breach of any representation contained in this Article 11 or Landlord’s failure to otherwise comply with the provisions of this Article 11.
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ARTICLE 12
DISCHARGE OF LIENS

Within thirty (30) days after receipt of notice thereof, Tenant shall discharge (by payment or bonding such lien) any Lien on the Premises (other than those relating to the Landlord’s Base Building Work or other work performed by Landlord or its Affiliates) and/or attaching to the Basic Rent, Additional Rent or any other sums payable under this Lease caused by or arising out of Tenant’s acts or Tenant’s failure to perform any obligation under this Lease.

ARTICLE 13
PERMITTED CONTESTS

Tenant may, on Landlord’s behalf, but at Tenant’s expense, by appropriate proceedings, contest the amount, validity or application of any Legal Requirement which Tenant is obligated to comply with or any Lien which Tenant is obligated to discharge, provided that (a) such proceedings suspend the collection thereof, or if collection is not suspended, Tenant pays any charges and removes any Lien by bonding or otherwise, (b) no part of the Premises, Basic Rent or Additional Rent or any other sum payable hereunder is subject to loss, sale or forfeiture during such proceedings, (c) Landlord is not subject to any civil or criminal liability for failure to pay or perform, as the case may be, (d) such proceedings do not affect the payment of Basic Rent, Additional Rent or any other sum payable to Landlord hereunder, and (e) Tenant notifies Landlord of such proceedings not less than ten (10) days prior to the commencement thereof and describes such proceedings in reasonable detail.  Tenant shall conduct all such contests in good faith and with due diligence and shall, promptly after the determination of such contest, pay all amounts required to be paid by Tenant.  Tenant shall indemnify, defend and hold Landlord Indemnified Parties harmless from and against all Liabilities that may arise or be imposed upon Landlord in connection with any such proceeding and any Liabilities resulting therefrom.  This obligation shall survive the expiration or sooner termination of this Lease for a period of [**] years.

ARTICLE 14
INSURANCE; INDEMNIFICATION
14.1Tenant’s Insurance.  (a)  Tenant shall obtain, and shall keep in full force and effect during the Term, the following insurance, with insurers that are authorized to do business in the State of New Jersey and are rated at least A- (Class X) in Best’s Key Rating Guide:
(i)Commercial General Liability Insurance provided by the standard Commercial General Liability insurance policy (“Occurrence Form” edition 1998 or later) which shall include premises liability, contractual liability, damage to rented premises, personal & advertising injury and products/completed operations coverage.  At all times, the policy shall insure against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises with limits of not less than $[**] per occurrence and $[**] in the aggregate.  If the policy covers other locations owned or leased by Tenant, then such policy must include an aggregate limit per location endorsement. All such insurance policies shall name Landlord, the holder of any Underlying Encumbrance and Master Landlord (collectively, the “Additional Insureds”) as additional insureds;
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(ii)“All Risk and Special Causes of Loss” policy of insurance, including, but not limited to, fire, vandalism, back-up of sewer or drains, malicious mischief, and ordinance coverage, in an amount equal to the full replacement cost of the Office Use Finish Work, the Laboratory Use Finish Work, and all other Tenant Improvements, as determined from time to time by a method required by the insurer or insurers;
(iii)Workers’ Compensation Insurance with statutory benefits as required by applicable laws of the State of New Jersey, including Employers’ Liability Insurance with limits of not less than:  (i) $[**] per accident; (ii) $[**] disease policy limit; and (iii) $[**] disease, each employee;
(iv)Commercial Automobile Liability Insurance covering all owned, non-owned and hired automobiles.  Such insurance shall provide coverage not less than that of the standard Commercial Automobile Liability policy.  Minimum limits of liability not less than $[**] per accident for Bodily Injury and Property Damage Combined Single Limit;
(v)Excess or Umbrella Liability Insurance issued on a following form basis to the underlying Commercial General Liability, Business Automobile Liability, and Employers’ Liability coverage, and with limits of not less than [**] Dollars ($[**]) per occurrence and in the aggregate;
(vi)In addition to the aforementioned insurances, and during any such time as any alterations or work is being performed at the Premises by or on behalf of Tenant (but specifically excluding any work being performed by Landlord or on behalf of Landlord), Tenant shall cause any contractor or subcontractor performing the work to carry, and shall deliver to Landlord at least five (5) days prior to commencement of any such alteration or work, evidence of insurance with respect to (A) workers’ compensation insurance covering all persons employed in connection with the proposed alteration or work in statutory limits, (B) general/excess liability insurance, in an amount as reasonably determined by Landlord that is commensurate with the scope of the work to be performed by the vendor and the financial where-with-all of a typical vender performing work of that scope, but not less than [**] Dollars ($[**]) per occurrence and in the aggregate, for ongoing and completed operations insuring against bodily injury and property damage and naming the Additional Insureds as additional insureds and shall include a waiver of subrogation in favor of such parties, and (C) builders risk insurance (but only for construction projects being performed at the Premises by or on behalf of Tenant where the hard costs of such project are reasonably estimated to equal or exceed $[**]) on a completed value form including permission to occupy, covering physical loss or damages, in an amount and kind reasonably satisfactory to Landlord and naming Landlord as a Named Insured, and (D) such other insurance, in such amounts, as Landlord deems reasonably necessary to protect Landlord’s interest in the Premises from any act or omission of Tenant’s contractors or subcontractors, provided that such insurance is typically required by landlords of Comparable Buildings and that is commensurate with the scope of the work to be performed by the vendor and the financial where-with-all of a typical vendor performing work of that scope; and
(vii)such other insurance and/or increase in limits (other than workers’ compensation insurance) as Landlord deems necessary and prudent or as may be required by the
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holder of an Underlying Encumbrance or Master Landlord, provided that such insurance is typically required at that time by landlords of Comparable Buildings, with similar limits and obtainable at commercially reasonable rates.

All of the insurance limits required in this Section 14.1 shall be adjusted on the January 1st following the fifth (5th) anniversary of the Commencement Date and thereafter at five (5) year intervals by multiplying the dollar amount to be adjusted by a fraction, the numerator of which is the Current Index Number and the denominator of which is the Base Index Number.  The term “Current Index Number” means the level of the Index of the month of December of the year preceding the adjustment year.  The term “Base Index Number” means the level of the Index for the month during which this Lease is dated.  The term “Index” means the Consumer Price Index for all Urban Consumers, New York, northern New Jersey, Long Island areas published by the Bureau of Labor Statistics of United States Department of Labor (base year 1982-84=100), or any successor index thereto as hereinafter provided.  If publication of the Index is discontinued, or if the basis of calculating the Index is materially changed, then Landlord shall substitute for the Index comparable statistics as computed by an agency of the United States government or, if none, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the Index.

(b)Policy Requirements.  The policies of insurance required to be maintained by Tenant pursuant to this Section 14.1 must be written as primary policy coverage and not contributing with, or in excess of, any coverage carried by Landlord or the Additional Insureds.  The policy of insurance maintained by Tenant pursuant to Section 14.1(a)(i) and (iv) shall include an endorsement naming Landlord (the holder of an Underlying Encumbrance or such other parties as Landlord shall reasonably specify) as an additional insured thereunder, may not contain any limiting “Insured versus Insured” exclusion, and shall be written on an “occurrence basis” and not a “claims made basis”. Tenant shall use commercially reasonable efforts to have all policies of insurance (except for worker’s compensation insurance) provide that all losses shall be payable notwithstanding the conduct or misconduct of the named insureds or Tenant or their respective agents which may, absent such agreement, result in a forfeiture of all or part of such insurance payment, notwithstanding (i) the use of the Premises for purposes more hazardous than permitted by the terms of the policy, (ii) the foreclosure or other action or proceeding taken by any holder of an Underlying Encumbrance or Master Landlord upon the happening of a default, or (iii) any change in title or ownership of the Premises or any part thereof. In addition, Tenant shall reasonably endeavor to cause the policies maintained by Tenant pursuant to this Section 14.1 to provide that no suspension or cancellation of coverage shall be effective until at least thirty (30) days’ following receipt of written notice to Landlord and any holder of an Underlying Encumbrance (provided that the name of the holder of the Underlying Encumbrance has been supplied to Tenant for the purpose of effectuating the obligation of this sentence).  Except as provided below in Section 14.1(c), Tenant shall not self-insure for any insurance coverage required to be carried by Tenant under this Lease. The deductible for any insurance policy required hereunder must not exceed $[**].
(c)Tenant's insurance may be maintained through blanket policies of insurance with Tenant and Tenant’s affiliates and/or through self-insurance programs of Tenant, provided that (i) Tenant maintains appropriate loss reserves which are actuarially derived in accordance with
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accepted standards of the insurance industry and accrued (i.e. charged against earnings) or otherwise funded, and otherwise complies with all applicable Legal Requirements relating to self-insurance, and (ii) Tenant provides Landlord with written notice of Tenant’s intention to insure together with evidence reasonably satisfactory to Landlord of Tenant’s satisfaction of the Acceptable Net Worth Threshold.  All amounts which Tenant pays or is required to pay and all loss or damages resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provisions hereof and shall not limit Tenant’s indemnification obligations set forth in Section 14.3.  In the event that Tenant elects to self-insure and an event or claim occurs for which a defense and/or coverage would have been available from the insurance company, Tenant shall: (A) undertake the defense of any such claim, including a defense of Landlord, at Tenant’s sole cost and expense, with counsel selected by Tenant and reasonably acceptable to Landlord; (B) use its own funds to pay any claim or replace property or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to self-insure.  Tenant’s obligations under this Section shall survive any expiration or other termination of this Lease, without time limitation, and Tenant shall continue to remain liable after the expiration or other termination of this Lease as though it were the third-party insurer providing the insurance required under the provisions hereof.  If Tenant elects to self-insure for Workers Compensation and/or Automobile Liability, Tenant must provide Landlord a copy of a certificate of authorization to operate as a self-insured from the applicable governmental authority for the state in which the Property is located.  For purposes hereof, the term “Acceptable Net Worth Threshold” shall mean (1) a minimum net worth (defined as total assets minus total liabilities) equal to $[**], (2) a minimum [**] year trailing average of annual “EBITDA” equal to $[**], (3) a total leverage ratio (defined as current debt divided by trailing twelve month EBITDA) not to exceed [**], and (4) a debt to equity ratio (calculated by dividing the total liabilities of Tenant by the cash and equity of Tenant in all of its assets) not to exceed [**].
(d)Evidence of Insurance.  On the Commencement Date, certificates of insurance evidencing the coverages required to be maintained by Tenant hereunder shall be delivered to Landlord and, prior to the expiration of each such policy or any renewal thereof, certificates of insurance evidencing the renewal of such policies shall be delivered to Landlord.  Tenant’s certificates of insurance must be on: (i) ACORD Form 28 with respect to property insurance; and (ii) ACORD Form 25 with respect to liability insurance, or, in each case, on successor forms reasonably approved by Landlord.  Tenant or its insurer shall endeavor to deliver to Landlord written notice at least (30) days prior to the expiration of any of the insurance policies carried by Tenant as required pursuant to the provisions of Section 11.1.
(e)No Separate Insurance.  Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required under this Article 14, unless the Additional Insureds are named as loss payees as their interest may appear (ATIMA), as set forth above, or as additional insureds, as the case may be, with all losses payable as required on an ATIMA basis.  Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver the policy and/or certificates to Landlord.
(f)Tenant’s Failure to Maintain Insurance.  If Tenant fails to maintain the insurance required by this Lease Landlord may, upon ten (10) days prior written notice to Tenant, but shall not be obligated to, obtain, and pay the premiums for, such insurance.  Within thirty (30)
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days upon demand, together with reasonably supporting documentation, Tenant shall pay to Landlord all amounts paid by Landlord pursuant to this Section 14.1(f).
(g)Landlord’s Insurance.  Landlord shall obtain, and shall keep in full force and effect during the Term, “All Risk and Special Causes of Loss” policy, including, but not limited to, fire, vandalism, back-up of sewer or drains, malicious mischief, loss of rental income endorsement (for a twelve (12) month period) and ordinance coverage, in an amount equal to the full replacement cost of the Buildings and the Parking Deck as determined from time to time by a method required by the insurer or insurers (the “Property Insurance”).  Beginning on [**], Tenant shall pay Landlord the amount of the premiums paid by Landlord for obtaining and maintaining the Property Insurance (the “Insurance Payments”), within thirty (30) days following receipt by Tenant of an invoice of the premiums paid by Landlord.  Tenant acknowledges that Landlord will not carry insurance of any kind on Tenant’s Office Use Finish Work, Laboratory Use Finish Work, Tenant Improvements, equipment, trade fixtures, inventory, fixtures, furniture or personal property which are the responsibility of Tenant, and Landlord shall not be obligated to repair any damage thereto or replace the same, except as otherwise provided in this Lease to the contrary. Landlord’s Property Insurance must be AM Best rated at minimum A- (Class X). All insurance policies for which Landlord seeks payment from Tenant must be competitively bid at minimum every [**] years through at least [**] major brokerage firms utilizing a minimum of [**] insurers non-conflicting with each (total of [**]). The insurers rating worksheet, from the successful bidding insurer, specifically, for the Buildings must be shown to Tenant along with any invoice. The parties will reasonably cooperate to try to reduce unnecessary duplication of insurance costs as a result of Tenant being required to carry builders risk insurance during the performance of Office Use Finish Work and Laboratory Use Finish Work, subject to the requirements of the holder of any Underlying Encumbrance.
14.2Waiver of Subrogation.  Landlord and Tenant each agrees to have all property and liability insurance policies carried by it (whether or not required hereunder) to provide or be endorsed to provide that the insurer waives all rights of subrogation which such insurer might have against Tenant or the Additional Insureds, as the case may be. By this clause, the parties intend and hereby agree that the risk of loss or damage to property shall be borne by the parties’ insurance carriers.  It is hereby agreed that Landlord and Tenant shall look solely to, and seek recovery from, only their respective insurance carriers in the event a loss is sustained for which property insurance is carried or is required to be carried under this Lease.  Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease, but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, and their respective agents, partners and employees, for any loss or damage to any of its property insured or required to be insured under the insurance policies required hereunder.
14.3Indemnification.
(a)Tenant hereby agrees, at Tenant’s sole expense, to indemnify, protect, defend and hold harmless each of the Landlord Indemnified Parties from and against any and all Liabilities (except to the extent Landlord is compensated by insurance maintained by Tenant or Landlord hereunder and except for such of the foregoing as arise from the negligence or willful
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misconduct of Landlord, its agents, servants or employees) arising from or in connection with (a) any injury to, or the death of, any person or loss or damage to property on or about the Premises, (b) any violation of any Legal Requirement or Insurance Requirement by Tenant or Tenant’s Visitors or otherwise at the Premises, (c) the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises, (d) Tenant’s occupancy of the Premises (including, but not limited to, statutory liability and liability under workers’ compensation laws), (e) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, and (f) any act or omission of Tenant or any of Tenant’s Visitors at the Premises.  Tenant shall, at its sole cost and expense, defend any action, suit or proceeding brought against Landlord by reason of any such occurrence with independent counsel selected by Tenant and reasonably acceptable to Landlord.  The obligations of Tenant under this Section 14.3(a) will survive the expiration or earlier termination of this Lease for a period of [**] years.
(b)Tenant’s indemnity obligations in Section 14.3(a) and in Section 11.6 above shall not be limited or affected by the provisions of any workers’ compensation acts, disability benefits acts or other employee benefits acts or similar acts or statutes.  In the event of a third party claim which is subject to indemnification by Tenant pursuant to this Lease, Landlord shall notify Tenant of such claim in writing within a reasonable time period after its receipt of notice of such claim.  The failure of Landlord to notify Tenant or Tenant’s insurer promptly after receipt of notice of the claim shall not, however, preclude Landlord from seeking indemnification hereunder, except to the extent such failure has materially prejudiced the ability of Tenant to defend such claim or has caused Tenant to suffer actual loss, in which case such Tenant’s obligations hereunder shall be reduced by the amount of such actual loss.  Tenant shall promptly defend such claim by counsel selected by Tenant or its insurance carrier, and Landlord shall cooperate with Tenant in the defense of such claim, including entering into a settlement of the matter on any reasonable basis proposed by Tenant and Tenant’s insurer and consented to by Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided that (i) Tenant shall be responsible for all costs and expenses of such settlement, and (ii) in no event will Landlord be required to accept any settlement under which it is required to admit liability or to undertake any non-monetary executory obligations unless approved by Landlord in its sole and absolute discretion.  The foregoing notwithstanding, Landlord shall have the right to retain its own separate counsel in connection with the defense of any such claim that Tenant is obligated to indemnify Landlord from pursuant to the provisions of this Lease, provided that any such separate representation shall be at Landlord’s sole cost and expense unless either (1) Tenant fails, within a reasonable time period after notice of such a claim to defend Landlord (in which event Landlord shall be entitled to undertake the defense, compromise or settlement of such claim, and retain its own legal counsel, at the expense of and for the account and risk of, Tenant (provided Tenant shall be only required to reimburse for reasonable attorneys’ fees), or (2) there is a conflict of interest between Landlord and Tenant which precludes the joint representation of both parties by a single legal counsel under applicable principles of legal ethics without the discretionary consent of both parties (in which event Tenant shall pay all reasonable legal expenses, including without limitation reasonable attorneys’ fees, incurred by Landlord in retaining separate counsel to represent Landlord in such matter).  Landlord shall provide Tenant with access, at any reasonable time, upon reasonable advance notice from Tenant, to such information relating to the matter which is subject to such indemnification as is within Landlord’s possession, custody or control (to the extent such
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information is not privileged or reasonably deemed confidential to Landlord’s business), to the extent necessary for Tenant to conduct such defense.
(c)Landlord hereby agrees, at Landlord’s sole expense, to indemnify, protect, defend and hold harmless each of the Tenant Indemnified Parties from and against all Liabilities (except to the extent Tenant is compensated by insurance maintained by Tenant or Landlord hereunder and except for such of the foregoing as arise from the negligence or willful misconduct of Tenant, its agents, servants or employees), arising from or in connection with (i) performance of any labor by Landlord or the furnishing of any materials or other property in respect of the Buildings by Landlord, (ii)  any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, and (iii) any act or omission of Landlord, or any officer, agent or employee of Landlord.  Landlord shall, at its sole cost and expense, defend any action, suit or proceeding brought against Tenant by reason of any such occurrence with independent counsel selected by Landlord and reasonably acceptable to Tenant.  The obligations of Landlord under this Section 14.3(c) will survive the expiration or earlier termination of this Lease for a period of [**] years.
(d)Landlord’s indemnity obligations in Section 14.3(c) and in Section 11.9 above shall not be limited or affected by the provisions of any workers’ compensation acts, disability benefits acts or other employee benefits acts or similar acts or statutes. In the event of a third party claim which is subject to indemnification by Landlord pursuant to this Lease, Tenant shall notify Landlord of such claim in writing within a reasonable time period after its receipt of notice of such claim.  The failure of Tenant to notify Landlord promptly after receipt of notice of the claim shall not, however, preclude Tenant from seeking indemnification hereunder, except to the extent such failure has materially prejudiced the ability of Landlord to defend such claim or has caused Landlord to suffer actual loss, in which case such Landlord’s obligations hereunder shall be reduced by the amount of such actual loss.  Landlord shall promptly defend such claim by counsel selected by Landlord or its insurance carrier, and Tenant shall cooperate with Landlord in the defense of such claim, including entering into a settlement of the matter on any reasonable basis proposed by Landlord and consented to by Tenant, which consent shall not be unreasonably withheld, conditioned or delayed, provided that (i) Landlord shall be responsible for all costs and expenses of such settlement, and (ii) in no event will Tenant be required to accept any settlement under which it is required to admit liability or to undertake any non-monetary executory obligations unless approved by Tenant in its sole and absolute discretion.  The foregoing notwithstanding, Tenant shall have the right to retain its own separate counsel in connection with the defense of any such claim that Landlord is obligated to indemnify Tenant from pursuant to the provisions of this Lease, provided that any such separate representation shall be at Tenant’s sole cost and expense unless either (1) Landlord fails, within a reasonable time period after notice of such a claim to defend Tenant (in which event Tenant shall be entitled to undertake the defense, compromise or settlement of such claim, and retain its own legal counsel, at the expense of and for the account and risk of, Landlord (provided Landlord shall be only required to reimburse for attorneys’ fees that are reasonable), or (2) there is a conflict of interest between Landlord and Tenant which precludes the joint representation of both parties by a single legal counsel under applicable principles of legal ethics without the discretionary consent of both parties (in which event Landlord shall pay all legal expenses, including without limitation reasonable attorneys’ fees, incurred by Tenant in retaining separate counsel to represent Tenant in such matter).  Tenant
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shall provide Landlord with access, at any reasonable time, upon reasonable advance notice from Landlord, to such information relating to the matter which is subject to such indemnification as is within Tenant’s possession, custody or control (to the extent such information is not privileged or reasonably deemed confidential to Tenant’s business), to the extent necessary for Landlord to conduct such defense.
14.4No Claims.
(a)Notwithstanding anything to the contrary contained in this Lease, Tenant shall not make any claim against Landlord for (i) business interruption or special, consequential, indirect or punitive damages, or (ii) any acts or omissions of any other tenants or occupants on the Campus.  Tenant hereby waives all claims against Landlord with respect to the foregoing.  The provisions of this Section 14.4(a) will survive the expiration or earlier termination of this Lease.
(b)Notwithstanding anything to the contrary contained in this Lease,  except as otherwise provided in Section 24.2, Landlord shall not make any claim against Tenant for (i) business interruption or special, consequential, indirect or punitive damages, or (ii) any acts or omissions of any other tenants or occupants on the Campus.  Landlord hereby waives all claims against Tenant with respect to the foregoing.  The provisions of this Section 14.4(b) will survive the expiration or earlier termination of this Lease.
ARTICLE 15
ESTOPPEL CERTIFICATES
15.1Estoppel Certificates.

(a)Upon not less than twenty (20) business days’ prior notice by Landlord, Tenant shall execute and deliver to Landlord, at no cost to Landlord, a statement certifying (i) the Commencement Date, (ii) the Expiration Date, (iii) the date of this Lease and the dates of any amendments or modifications to this Lease, (iv) that this Lease was properly executed by Tenant and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and modifications have been properly executed and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which Tenant’s obligation to pay Basic Rent commenced, (vi) the current amounts of Taxes paid by Tenant, (vii) the date to which Basic Rent and Additional Rent have been paid, (viii) the amount of the security deposit, if any, (ix) if applicable, that all work to be done to the Premises by Landlord has been completed in accordance with this Lease and has been accepted by Tenant, except as specifically provided in the estoppel certificate, (x) that no installment of Basic Rent or Additional Rent has been paid more than thirty (30) days in advance, except as specifically provided in the estoppel certificate, (xi) that Tenant is not in arrears in the payment of any Basic Rent or Additional Rent, except as specifically provided in the estoppel certificate, (xii) that, to Tenant’s actual knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease, and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (xiii) that, to Tenant’s actual knowledge, Tenant currently has no existing defenses, offsets, liens, claims or credits against the Basic Rent or Additional Rent or against enforcement of this Lease by Landlord,

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except as specifically provided in the estoppel certificate, (xiv) that Tenant has not been granted any options or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Expiration Date or to purchase the Premises or any part thereof, except as specifically provided in this Lease, (xv) that Tenant has not received any notice of violation of any Legal Requirement or Insurance Requirement relating to the Premises, except as specifically provided in the estoppel certificate, (xvi) that Tenant has not assigned this Lease or sublet all or any portion of the Premises, except as specifically provided in the estoppel certificate, and (xvii) such other reasonable factual matters as reasonably requested by Landlord.  Tenant hereby acknowledges and agrees that such statement may be relied upon by any holder of an Underlying Encumbrance, Master Landlord and/or any prospective purchaser, tenant, subtenant, mortgagee or assignee of any mortgage, of the Premises or any part thereof.

(b)Upon not less than twenty (20) business days’ prior notice by Tenant, Landlord shall execute and deliver to Tenant, at no cost to Tenant, a statement certifying (i) the Commencement Date, (ii) the Expiration Date, (iii) the date of this Lease and the dates of any amendments or modifications to this Lease, (iv) that this Lease was properly executed by Landlord and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and modifications have been properly executed and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which Tenant’s obligation to pay Basic Rent commenced, (vi) the current amounts of Taxes paid by Tenant, (vii) the date to which Basic Rent and Additional Rent have been paid, (viii) the amount of the security deposit, if any, (ix) if applicable, that all work to be done to the Premises by Landlord has been completed in accordance with this Lease, except as specifically provided in the estoppel certificate, (x) that no installment of Basic Rent or Additional Rent has been paid more than thirty (30) days in advance, except as specifically provided in the estoppel certificate, (xi) that Tenant is not in arrears in the payment of any Basic Rent or Additional Rent, except as specifically provided in the estoppel certificate, (xii) that, to Landlord’s Knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease, and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (xiii) confirming Tenant’s renewal options and right to purchase the Premises as specifically provided in this Lease, (xiv) that Landlord has not received any notice of violation of any Legal Requirement or Insurance Requirement relating to the Premises, except as specifically provided in the estoppel certificate, and (xv) such other reasonable factual matters as reasonably requested by Tenant.  Landlord hereby acknowledges and agrees that such statement may be relied upon by any prospective purchaser, tenant, subtenant, lender or assignee of any lender of Tenant.

15.2Failure to Execute Estoppel Certificate.  If either party (an “estoppel party”) fails or otherwise refuses to execute an estoppel certificate in accordance with Section 15.1, then the requesting party shall have the right to deliver to the estoppel party a notice in accordance with the terms of this Lease stating that the estoppel party has failed to timely deliver the estoppel certificate pursuant to Section 15.1, together with a fully completed estoppel certificate.  If the estoppel party fails to deliver to the requesting party an executed estoppel certificate satisfying the criteria set forth in Section 15.1 within five (5) days after the delivery of such notice, then the estoppel party
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shall be deemed to be estopped from raising any claims which are contrary to the statements set forth in the estoppel certificate delivered by the requesting party.
ARTICLE 16
ASSIGNMENT AND SUBLETTING
16.1Prohibition.  Except as otherwise expressly provided in this Article 16, Tenant shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet or otherwise dispose of any interest in this Lease or the Premises, by operation of law or otherwise, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Any consent granted by Landlord in any instance will not be construed to constitute a consent with respect to any other instance or request.  If (i) the Buildings or any part of either Building is sublet, used or occupied by anyone other than Tenant, or if this Lease is assigned by Tenant, and (ii) there is an Event of Default under this Lease, Landlord will have the right to collect rent from the assignee, subtenant, user or occupant, but no such assignment, subletting, use, occupancy or collection will be deemed (a) a waiver of any of Landlord’s rights or Tenant’s obligations under this Article 16, (b) the acceptance of such assignee, subtenant, user or occupant as tenant unless otherwise consented to by Landlord, if consent is required, or (c) a release of Tenant from the performance of any its obligations under this Lease.
16.2Tenant’s Notice.  If Tenant desires to sublet all or any portion of  the Buildings or assign this Lease, Tenant shall submit to Landlord a written notice (“Tenant’s Notice”) setting forth in reasonable detail:
(a)the name and address of the proposed subtenant or assignee;
(b)the terms and conditions of the proposed subletting or assignment (including the proposed commencement date of the sublease or the effective date of the assignment;
(c)the nature and character of the business of the proposed subtenant or assignee and the proposed use of the Buildings (or portion thereof); and
(d)with respect to an assignment, the banking, financial and other credit information relating to the proposed assignee in reasonably sufficient detail to enable Landlord to determine the proposed assignee’s financial responsibility, including, but not limited to, the proposed assignee’s most recent balance sheet and income statements certified by such assignee’s chief financial officer or a certified public accountant.
16.3Landlord’s Response.  Within twenty (20) days after Landlord’s receipt of Tenant’s Notice, Landlord shall notify Tenant whether Landlord (a) consents to the proposed sublet or assignment, or (b) does not consent to the proposed sublet or assignment.  Landlord will have the right to withhold its consent to the proposed sublease or assignment if (i) with respect to an assignment, the proposed assignee does not have a minimum net worth (defined as total assets minus total liabilities) equal to $[**], (ii) the proposed sublease or assignment is to a  tenant (or to a subsidiary or Affiliate thereof) in the Campus and Landlord or its Affiliate has space in the Campus that can accommodate the needs of the proposed assignee or sublessee (in the event
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Landlord or any Affiliate of Landlord does not own at least [**] percent ([**]%) of the equity of any building comprising the Campus at the time of Landlord’s receipt of Tenant’s Notice, such building shall be excluded from the definition of Campus for the purposes of this provision), (iii) the proposed sublease or assignment would be to any prospective tenant (or to a subsidiary or Affiliate thereof) with whom Landlord has negotiated for the leasing of space of comparable size and type to that offered by Tenant in a building in the Campus (which negotiations shall be deemed to have commenced when Landlord receives a written proposal from such assignee, subtenant or its respective representatives) during the [**] month period prior to Landlord’s receipt of Tenant’s Notice and Landlord or its Affiliate will have comparable available space in the Campus for such assignee or subtenant, as the case may be (in the event Landlord or any Affiliate of Landlord does not own at least [**] percent ([**]%) of the equity of any building comprising the Campus at the time of Landlord’s receipt of Tenant’s Notice, such building shall be excluded from the definition of Campus for the purposes of this provision), (iv) the business or identity of the proposed subtenant or assignee or use or fit-out of the Buildings (or portion thereof) is not typically found in Comparable Buildings, (v) the proposed subtenant or assignee is a governmental or quasi-governmental agency, (vi) the holder of any Underlying Encumbrance withholds its consent to any proposed assignment or sublease to the extent that the holder of such Underlying Encumbrance has the right to withhold such consent under the Subordination Agreement with Tenant, or (vii) the proposed subtenant or assignee will use the Buildings (or portion thereof) for a school or “call center” or otherwise over burden the Building Systems or parking in the Campus other than the Parking Deck, as determined by Landlord in its reasonable discretion.
16.4Requirements.  In addition to the foregoing requirements,
(a)no assignment or sublease will be permitted if, at the effective date of such assignment or sublease, Tenant is in default under this Lease of any of its monetary or material non-monetary obligations and a written notice of such default was previously delivered to Tenant; provided, however, that if the noticed default is cured, this prohibition will no longer apply;
(b)Tenant shall pay Landlord within thirty (30) days after demand, together with an invoice for such along with reasonably supporting documentation, as Additional Rent, all reasonable out-of-pocket costs and expenses incurred or paid by Landlord in connection with any proposed assignment or subletting, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or sublessee and any reasonable legal fees and expenses incurred in connection with the review of the proposed assignment or sublease and all of the documents and other information related thereto (which costs and expenses Tenant covenants and agrees to pay regardless of whether Landlord consents to the proposed assignment or sublease), provided that notwithstanding the foregoing, Tenant’s reimbursement obligations to Landlord pursuant to this Section 16.4(b) shall not exceed $[**];
(c)Simultaneously with an assignment of this Lease which is permitted pursuant to the provisions of this Article 16, Tenant shall deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord confirming Tenant’s obligations set forth in Section 16.9, if applicable; and
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(d)no assignment or sublease (other than an assignment or sublease permitted by Section 16.6) will be permitted unless Tenant agrees, at the time of the proposed assignment or sublease and in Tenant’s Notice, to pay to Landlord, immediately upon receipt thereof, [**] percent ([**]%) of all Net Rental Proceeds, which shall be an obligation of Tenant under the terms of this Lease. In the case of an assignment, Landlord’s share of Net Rental Proceeds shall be paid to Landlord in installments if Tenant receives Net Rental Proceeds in installments. In the case of a sublease, Landlord’s share of Net Rental Proceeds shall be calculated and paid monthly in arrears as Tenant collects rent from the subtenant.
16.5Sublease Requirements.  In addition to the foregoing requirements, each sublease must contain the following provisions:
(a)The sublease must be subject and subordinate to all of the terms and conditions of this Lease.
(b)At Landlord’s option, if this Lease terminates prior to the expiration of the sublease, the subtenant must make full and complete attornment to Landlord for the balance of the term of the sublease.  Such attornment must be evidenced by an agreement in form and substance reasonably satisfactory to Landlord and Tenant which the subtenant shall execute and deliver within a reasonable time period after Landlord’s request therefor.
(c)The term of the sublease must not extend beyond a date which is one (1) day prior to the Expiration Date as set forth in the Basic Lease Provisions.
(d)The subtenant will not be permitted to further sublet all or any portion of the subleased space or to assign its sublease without Landlord’s prior written consent, which shall not be unreasonably withheld.
(e)The subtenant must waive the provisions of any Legal Requirement that gives the subtenant any right to terminate the sublease or to surrender possession of the subleased premises if Landlord brings any proceedings to terminate this Lease.
16.6Permitted Transfers.  Notwithstanding anything to the contrary contained in this Article 16, any sublease, license, use agreement or assignment to an Affiliate of Tenant or a Successor Entity will not require Landlord’s consent and will not be subject to 16.1, 16.2, 16.3, 16.4, 16.7, 16.11 and 16.12 but all other provisions of this Article 16 will apply to such sublease or assignment. Without limitation of the foregoing, Tenant shall furnish Landlord with a copy of such sublease or assignment no later than five (5) days prior to the execution thereof.  “Successor Entity” means (a) a corporation or other entity into which or with which Tenant, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations or other entities, provided that, by operation of law or by effective provisions contained in instruments of merger or consolidation, the liabilities of the corporations or other entities participating in such merger or consolidation are assumed by the corporation or other entity surviving such merger or consolidation, or (b) an individual, corporation, or other entity acquiring all or substantially all of the stock or other ownership interests of Tenant, or all or substantially all of the assets of Tenant, and assuming the obligations of Tenant under this Lease.  Landlord’s consent shall not be required for an assignment or sublease to an Affiliate of Tenant as aforesaid;
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however, Landlord’s consent shall be required for subsequent assignments or subleases if at the time, the subsequent assignee or subtenant is not an Affiliate of Tenant. None of the provisions of this Article 16 shall apply to transfers of equity interests in a company the stock of which is traded through a national or regional exchange or over-the-counter.
16.7Events Constituting Assignment.  Each of the following events will be deemed to be an assignment of this Lease and will require the prior written consent of Landlord in compliance with this Article 16 (including the delivery of a Tenant’s Notice), except as provided in Section 16.6:
(a)any assignment or transfer of this Lease by operation of law (but specifically excluding any assignment or transfer to an Affiliate of Tenant or Successor Entity);
(b)any hypothecation, pledge or collateral assignment of this Lease;
(c)any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership or similar proceeding;
(d)a sale of all or substantially all of the assets of Tenant and such purchaser does not assume the obligations of Tenant under this Lease; or
(e)any issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person, entity or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity or group holding a controlling interest in Tenant excluding a Successor Entity.  For purposes of the immediately foregoing, a “controlling interest” of Tenant means fifty percent (50%) or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, membership interests or otherwise) of Tenant or the ability to control the management of Tenant.
16.8Assumption.  It is a further condition to the effectiveness of any assignment otherwise complying with this Article 16 that the assignee execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease and agrees that the provisions of this Article 16 will continue to be binding upon it with respect to all future assignments and deemed assignments of this Lease.
16.9Tenant Remains Liable.  Notwithstanding whether notice is given to Landlord or the consent or approval of Landlord is requested or obtained, no assignment of this Lease or any sublease of all or any portion of a Building will release or discharge PTC Therapeutics, Inc. or any successor tenant thereto from any liability under this Lease and PTC Therapeutics, Inc. or any successor tenant thereto will continue to be liable under this Lease for the payment of all Basic Rent and Additional Rent and for the performance of all other obligations to be performed by the Tenant under this Lease.  In the event of an Event of Default by any assignee or sublessee of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against PTC Therapeutics, Inc. or any successor tenant thereto without the necessity of exhausting all remedies against such assignee or sublessee, as the case may be. In the event of an assignment of this Lease
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by PTC Therapeutics, Inc., PTC Therapeutics, Inc. shall deliver to Landlord a separate and independent agreement in form reasonably satisfactory to both Landlord and PTC Therapeutics, Inc. which confirms that PTC Therapeutics, Inc. is unconditionally bound by the provisions of this Section 16.9 and expressly provides that the liabilities of PTC Therapeutics, Inc. under this Lease shall continue and remain in full force and effect as if the Lease has not been terminated notwithstanding that this Lease is (a) disaffirmed, rejected or terminated in, or by reason of, any proceeding of the types described in Sections 19.1(b), (c) or (d) of this Lease, or in any similar proceeding respecting the then Tenant under this Lease, or (b) terminated by reason of an Event of Default. Notwithstanding anything to the contrary set forth in this Section 16.9, in connection with any proposed assignment of this Lease PTC Therapeutics, Inc. or any successor tenant thereto may request to be released from its continuing liability under this Lease following the effective date of the proposed assignment. Landlord shall reasonably consider any such request, and if in the exercise of Landlord’s commercially reasonable business judgment the proposed assignee’s net worth, creditworthiness and other relevant characteristics are sufficiently robust, for an owner of a Comparable Building to release a tenant from liability in such circumstances, Landlord may elect to release PTC Therapeutics, Inc. or any successor tenant thereto from all liability under this Lease for matters occurring after the effective date of the assignment. In such event, Landlord shall confirm such release in a written instrument reasonably acceptable to Landlord and Tenant.
16.10Permits and Approvals.  Tenant will be responsible for obtaining all required permits and approvals in connection with any assignment of this Lease or any subletting of all or any portion of a Building.  Tenant shall deliver copies of all such permits and approvals to Landlord prior to the commencement of any construction work, if construction work is to be done in connection with such sublease or assignment.
16.11Deadline for Consummation of Assignment or Sublease.  If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate such assignment or sublease within 150 days after Landlord gives such consent, Tenant will be required to again comply with all of the provisions this Article 16 before assigning this Lease or subletting any part of a Building.  Within ten (10) days after the execution of any sublease or assignment, Tenant shall deliver to Landlord a fully executed copy of such sublease or assignment.
16.12No Liability.  Under no circumstances will Landlord be liable to Tenant for any failure or refusal to grant its consent to any proposed assignment or sublease.  Tenant shall not claim any money damages by way of setoff, counterclaim or defense, based on any claim that Landlord unreasonably withheld its consent to any proposed sublease or assignment.  Tenant’s sole and exclusive remedy will be an action for specific performance, injunction or declaratory judgment.  The provisions of this Section 16.12 shall not apply if a court of competent jurisdiction determines that Landlord unreasonably withheld its consent to an assignment of this Lease or a sublease of all or a portion of a Building in violation of the terms and provisions of this Article 16.
16.13Indemnification.  If Landlord withholds its consent to any proposed assignment or sublease, Tenant shall defend, indemnify and hold Landlord Indemnified Parties harmless from and against all Liabilities arising out of any claims made by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. The provisions of this Section 16.13 shall not apply if a court of competent jurisdiction determines
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that Landlord unreasonably withheld its consent to an assignment of this Lease or a sublease of all or a portion of a Building in violation of the terms and provisions of this Article 16.
16.14  Bankruptcy.
(a)Notwithstanding anything to the contrary contained in this Lease, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, all consideration payable in connection with such assignment (but not in connection with any other assets of Tenant) shall be paid to Landlord and will be and remain the exclusive property of Landlord and will not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code.  All consideration constituting Landlord’s property under the preceding sentence not paid to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.
(b)Adequate Assurance.  If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then Tenant shall deliver to Landlord written notice of such proposed assignment setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by the proposed assignee to assure such person’s or entity’s future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant from the proposed assignee, but in any event no later than ten (10) days prior to the date Tenant makes application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption.  For the purposes of clause (iii) above, “adequate assurance” means the deposit of cash security in an amount equal to the Basic Rent and Additional Rent payable under this Lease for the next succeeding twelve (12) months (which annual Additional Rent shall be reasonably estimated by Landlord).  Landlord will thereupon have the right, exercisable by written notice to Tenant given at any time prior to the effective date of the proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such entity or person for the assignment of this Lease.  Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment.  Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption, in form reasonably acceptable to such assignee.
ARTICLE 17
CASUALTY
17.1Notice.  If all or any part of the Buildings or the Parking Deck are damaged, Tenant shall promptly notify Landlord in writing of the extent of such damage upon Tenant’s actual notice of such damage or destruction.
17.2Restoration.  If there is damage to or destruction of all or any part of the Buildings or the Parking Deck by fire or any other cause, similar or dissimilar, insured or uninsured, and this
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Lease is not terminated pursuant to Section 17.4 below, Landlord shall perform the Restoration.  Landlord shall commence the Restoration with reasonable promptness, prosecute the same with reasonable diligence and complete the same as soon as reasonably possible.  Landlord shall provide Tenant with notice of the anticipated date of substantial completion of the restoration (the “Anticipated Restoration Date”). Notwithstanding the foregoing, if adequate insurance proceeds are not available to complete the Restoration  (i.e. the Net Award is not sufficient to cover the full cost of Restoration (less any deductible, which Landlord shall be liable for) or the holder of any Underlying Encumbrance notifies Landlord that it has elected to retain the Net Award), and such lack of availability is not caused by Landlord’s failure to maintain the insurance required by Landlord under this Lease, Landlord shall have the right to terminate this Lease provided such termination shall be sent to Tenant within thirty (30) days after the Net Award is ascertained, or after the date on which any holder of any Underlying Encumbrance notifies Landlord that it has elected to retain the Net Award, whichever the case may be.
17.3Payment of Rent.  If as a result of casualty damage Tenant’s personnel are not able to conduct business in the Buildings or any portions thereof in the same manner as before the casualty and, in fact, Tenant shall have ceased all operations in the Buildings or such portions thereof affected by the casualty, Tenant’s obligation to pay Basic Rent, Additional Rent and all other charges on the part of Tenant to be paid and to perform all other covenants and agreements on the part of Tenant to be performed shall be equitably abated from the date of such casualty until the earlier of: (i) nine (9) months after Landlord’s substantial completion of Restoration; and (ii) the date that Tenant resumes operations in the Buildings or such portions thereof that have been affected by the casualty.
17.4Termination.
(a)If all or any portion of the Buildings or the Parking Deck are damaged during the last [**] months of the Term and it is determined by a general contractor selected by Landlord and approved by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed) that the Restoration will exceed [**] days (the “Maximum Late Term Restoration Period”), then either Landlord or Tenant shall have the right to terminate this Lease by delivering a written termination notice to the other within [**] days after the determination is made that the length of time of the Restoration will exceed the Maximum Late Term Restoration Period.  If Landlord or Tenant exercises its right to terminate this Lease pursuant to this Section 17.4(a), all Basic Rent and Additional Rent will be prorated as of the date Tenant vacates the applicable Building and ceases business operations therein.  Notwithstanding anything to the contrary in this Section 17.4(a), if Landlord terminates this Lease as a result of a casualty in the final [**] months of the Term, Tenant will have the right to nullify such termination by exercising its renewal rights pursuant to Section 31.1.
(b)If all or any portion of the Buildings or the Parking Deck are damaged and it is determined by a general contractor selected by Landlord and approved by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed) that the Restoration cannot be completed within the earlier of [**] months from the date of the casualty or [**] months from the date Landlord obtains all approvals from the applicable governmental authorities necessary for Restoration (the “Maximum Restoration Period”), either Landlord or Tenant will have the right
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to terminate this Lease by delivering a written termination notice to the other within [**] days after the determination is made that the length of time of Restoration will exceed the Maximum Restoration Period.  In the event the Lease is not terminated by Tenant as hereinabove permitted, Landlord shall promptly commence and proceed with reasonable diligence to restore the damaged portion of the Buildings and/or the Parking Deck, as the case may be.  If it is determined that the damage can be restored within the Maximum Restoration Period and such damage is not restored within such Maximum Restoration Period (subject to extension due to Excusable Delay), or if it is determined that Restoration will take a period longer than Maximum Restoration Period (the “Extended Restoration Period”) and this Lease is not terminated as provided herein (the Maximum Restoration Period and the Extended Restoration Period are collectively referred to herein as the “Restoration Period”) and such Restoration does not occur within the Extended Restoration Period (subject to extension due to Excusable Delay), then (i) this Lease and the Term hereof may, at the election of Tenant, be terminated by notice in writing from Tenant to Landlord, which notice shall be effective [**] days after the giving of such notice, or (ii) Tenant may extend the Restoration Period for [**] months by delivering written notice thereof to Landlord, and if the Restoration is not completed at the expiration of such longer period, Tenant may terminate this Lease, as provided in this Section 17.4(b) as if the longer period is the end of the Restoration Period.  If the portions of the Buildings and/or the Parking Deck that are damaged have been restored prior to the effective date of the termination ([**] days after the giving of the termination notice, which period is not subject to extension due to Excusable Delay), this Lease shall continue in full force and effect.  If the Lease is terminated by Tenant as above permitted, Landlord and Tenant thereafter shall have no further obligation or claim to the other and this Lease shall be deemed null and void and of no further force and effect.
(c)Tenant shall have the right to terminate this Lease by notice to Landlord if, as of the Anticipated Restoration Date, (i) the Term will have less than [**] months remaining and Tenant has no further right to extend the Term pursuant to Section 31.1, or (ii) the remaining Term plus a five (5) year Extension Period will extend the Term less than [**] months beyond the Anticipated Restoration Date.  If the remaining Term plus a five (5) year Extension Period will extend the Term [**] months or more beyond the Anticipated Restoration Date, then Tenant shall have the right to extend the Term pursuant to Section 31.1, notwithstanding that Tenant’s exercise of the extension option may be more than [**] months prior to the expiration of the then current Term as otherwise required by Section 31.1.
17.5Tenant’s Right To Insurance Proceeds.  Notwithstanding anything herein contained to the contrary, none of Landlord, Landlord’s Agents and/or the holder of any Underlying Encumbrance, whether or not named as an additional insured on Tenant’s policies, shall have any claim against or be entitled to the proceeds or any portion of the proceeds of insurance carried by Tenant under this Lease, including but not limited to insurance covering Tenant Improvements, Tenant’s property and business interruption. All proceeds of Tenant’s insurance shall be paid to Tenant and Tenant shall be entitled to use and/or retain such proceeds as Tenant shall determine in its sole discretion. Without limiting the foregoing, Tenant shall be entitled to receive and retain all proceeds of Tenant’s insurance in the event this Lease is terminated for any reason.
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ARTICLE 18
CONDEMNATION
18.1Taking.  Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant becomes entitled by reason of any Taking of all or any part of the Premises, except that Tenant will be entitled to file and prosecute a separate claim for any award or payment for relocation and moving expenses, any of Tenant’s property actually taken and for Tenant’s Improvements so taken that are the property of Tenant pursuant to the terms of this Lease (and any such award or payment is not assigned to Landlord notwithstanding anything in this Section to the contrary), provided the amount of the Net Award payable to Landlord with respect to the fee interest is not diminished.  All amounts payable pursuant to any agreement with any condemning authority made in settlement of or under threat of any condemnation or other eminent domain proceeding will be deemed to be an award made in such proceeding. The parties agree that this Lease will control the rights of Landlord and Tenant with respect to any Net Award and any contrary provision of any present or future law is hereby waived.
18.2Entire Premises.  In the event of a Taking of the entire Premises, the Term will terminate as of the date when possession is taken by the condemning authority and all Basic Rent Additional Rent will be prorated as of such date.
18.3Portion of Premises.  In the event of a Taking of any portion of the Premises that materially and adversely affects Tenant’s business operations, reduces available parking or materially and adversely affects the ingress and egress to the Premises, then, if Tenant shall determine in good faith and certify to Landlord that such Taking materially and adversely affects Tenant’s ability to conduct business in the Premises, or such taking itself materially and adversely affects Tenant’s beneficial use of the Premises for its business operations, Tenant may, at any time, either prior to or within sixty (60) days after the date the condemning authority takes possession of the applicable portion of the Premises or such essential Common Facilities for ingress and egress to the Premises, elect to terminate this Lease by delivering a written termination notice to Landlord, which notice shall be effective upon Landlord’s receipt of such notice.  Notwithstanding the foregoing, if within ten (10) days after Landlord’s receipt of Tenant’s termination notice, Landlord notifies Tenant that Landlord can cause the Association to modify the Common Facilities to alleviate the effect of the Taking on the ingress and egress to the Premises and Tenant’s business operations will no longer be materially and adversely impacted, then Tenant’s termination of this Lease shall be nullified and this Lease shall continue in full force and effect, and Landlord shall cause the Association to make such modifications to the Common Facilities diligently and as soon as reasonably possible.  If Tenant fails to exercise such termination option, or if such option does not apply to a Taking, (a) Landlord shall perform the Restoration in the same manner as required with respect to a casualty, pursuant to Section 17.2, and (b) the Basic Rent and Additional Rent payable by Tenant hereunder shall be equitably abated (to the extent of the portion of the Premises in which, as a result of such Taking, Tenant’s personnel is not able to conduct business in substantially the same manner as before the Taking and, in fact, Tenant shall have ceased all operations in such portion of the Premises) from the date of such Taking through the date of substantial completion of the Restoration.  Notwithstanding the foregoing, if the Net Award is not sufficient to cover the full cost of the Restoration, Landlord shall have the right to terminate this Lease provided such termination shall be sent to Tenant within thirty (30) days after the date on
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which the amount of the Net Award is ascertained.  If the Lease is terminated by Landlord or Tenant as above permitted, Landlord and Tenant thereafter shall have no further obligation or claim to the other and this Lease shall be deemed null and void and of no further force and effect.
ARTICLE 19
EVENTS OF DEFAULT
19.1Events of Default.  Any of the following occurrences, conditions or acts is an “Event of Default” under this Lease:
(a)Tenant fails to pay any Basic Rent, Additional Rent or other amount payable by Tenant hereunder when due and such default continues for five (5) business days after receipt of written notice from Landlord of such default.
(b)Tenant files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent, or commits any act of bankruptcy as defined in any such law, or takes any action in furtherance of any of the foregoing.
(c)A petition or answer is filed proposing the adjudication of Tenant or any Guarantor as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) Tenant consents to the filing thereof, or (ii) such petition or answer is not discharged within sixty (60) days after the filing thereof.
(d)A receiver, trustee or liquidator (or other similar official) of Tenant of all or substantially all of its business or assets or of the estate or interest of Tenant in the Premises is appointed and not be discharged within sixty (60) days thereafter or if Tenant consents to or acquiesces in such appointment.
(e)The estate or interest of Tenant in the Premises is levied upon or attached in any proceeding and such process is not vacated or discharged within sixty (60) days after such levy or attachment.
(f)Tenant fails to discharge any Lien (or post a bond therefor) within the time period set forth in Article 12.
(g)Tenant fails to maintain the insurance required by Article 14 or Tenant fails to deliver to Landlord the insurance certificates required by Article 14 within the time periods set forth in Section 14.1(c), and, with respect to the delivery of the insurance certificate only, such failure continues for a period of ten (10) business days after Landlord has given notice to Tenant specifying such default and demanding that the same be cured.
(h)Tenant fails to deliver to Landlord the estoppel certificate required by Article 15 within the time period set forth therein, and such failure continues for a period of five (5) business days after Landlord has given notice to Tenant specifying such default and demanding that the same be cured.
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(i)Tenant assigns this Lease or sublets all or any portion of a Building without complying with all the provisions of Article 16.
(j)Tenant fails to deliver to Landlord the subordination agreement required by Section 23.1 within the time period set forth therein, and such failure continues for a period of ten (10) business days after Landlord has given notice to Tenant specifying such default and demanding that the same be cured.
(k)Tenant fails to comply with the terms and provisions of the Declaration and such failure continues for a period of ten (10) business days after Landlord gives notice to Tenant specifying such default and demanding that the same be cured (unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such period of ten (10) business days, in which case Tenant shall have such longer period as shall be necessary to cure the default, so long as Tenant proceeds promptly to cure the same within such ten (10) business day period, prosecutes the cure to completion with due diligence and advises Landlord from time to time, upon Landlord’s request, of the actions which Tenant is taking and the progress being made).
(l)Tenant defaults in the observance or performance of any provision of this Lease other than those provisions contemplated by clauses (a) through (k) of this Section 19.1 and such default continues for thirty (30) days after the date on which both (i) Tenant obtains knowledge of such default, and (ii) Landlord gives notice to Tenant specifying such default and demanding that the same be cured (unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such period of thirty (30) days, in which case Tenant shall have such longer period as shall be necessary to cure the default, so long as Tenant proceeds promptly to cure the same within such thirty (30) day period, prosecutes the cure to completion with due diligence and advises Landlord from time to time, upon Landlord’s request, of the actions which Tenant is taking and the progress being made).

If the same default shall occur three (3) or more times in any consecutive twelve (12) month period, regardless if any such default is cured within the applicable notice and cure period, then there shall be deemed to be an Event of Default as of the fourth (4th) occurrence of such default, without the requirement that Landlord deliver a notice of such default, and Landlord shall have the right to exercise any remedies it may have at law or in equity or under this Lease.

In the event that Landlord sends a default notice to Tenant at any time during the Extension Option Exercise Notice Period, the default notice shall include the following statement in bold, capitalized letters: “THIS DEFAULT NOTICE IS BEING SENT DURING THE EXTENSION OPTION EXERCISE NOTICE PERIOD AS DEFINED IN SECTION 31.1 OF THE LEASE. FAILURE TO CURE THE DEFAULT NOTICED HEREIN PRIOR TO THE EXPIRATION OF THE TIME PERIODS SET FORTH IN SECTION 31.1 OF THE LEASE SHALL NULLIFY ANY TENANT’S EXTENSION OPTION EXERCISE NOTICE SEEKING TO EXTEND THE CURRENT TERM, ALL REMAINING EXTENSION OPTIONS NOT PREVIOUSLY AND VALIDLY EXERCISED BY TENANT SHALL BE RENDERED NULL AND VOID, AND THE TERM OF THE LEASE SHALL EXPIRE AT THE EXPIRATION OF THE CURRENT TERM.”

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Notwithstanding anything contained in this Section 19.1 to the contrary, in the event of an Emergency, the provisions of Section 19.1 regarding the time period within which to correct a non-monetary default will be deemed to be “as soon as possible” with diligent, continuous prosecution of corrective action; provided, however, that because of the indefinite nature of a cure period that is “as soon as possible” no Emergency default shall become an Event of Default until the expiration of the stated time periods in Section 19.1.  “Emergency” means a condition or potential condition that requires prompt action to (i) preserve the safety of persons or property, (ii) prevent the interruption or suspension of services deemed reasonably critical by Landlord to the operation of the Buildings or by Tenant of its business, or (iii) avoid or correct a violation of any Legal Requirement that is of a material nature.

ARTICLE 20
CONDITIONAL LIMITATIONS, REMEDIES
20.1Termination.  This Lease and the Term and estate hereby granted are subject to the limitation that, whenever an Event of Default has occurred, Landlord will have the right, notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to terminate Tenant’s right of possession and/or terminate this Lease on a date specified in a written termination notice delivered to Tenant, which date must be at least five (5) days after the date Tenant receives such termination notice.  Upon the date specified in Landlord’s termination notice, this Lease and the estate hereby granted will terminate with the same force and effect as if the date specified in Landlord’s notice was the Expiration Date.
20.2Remedies.    (a)  Upon any termination of this Lease pursuant to this Article 20, or as required or permitted by law, Tenant shall immediately quit and surrender the Premises to Landlord, and Landlord may enter upon, re-enter, possess and repossess the same, but, if legally required, only through summary proceedings if Tenant remains in possession of the Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court will be entitled to possession or to remain in possession of the Premises but shall immediately quit and surrender the Premises.

(b)If Landlord terminates this Lease pursuant to this Article 20, Tenant will remain liable for (i) the sum of (x) all Basic Rent, Additional Rent and other amounts payable by Tenant hereunder until the date this Lease would have expired had such termination not occurred, and (y) all reasonable expenses incurred by Landlord in re-entering the Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Premises, putting the same in proper repair, reletting the same (including any and all reasonable attorneys’ fees and disbursements and reasonable brokerage fees incurred in so doing), removing and storing any property left in the Premises following such termination and any and all reasonable expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord’s responsibility under the terms of this Lease); less (ii) the net proceeds of any reletting actually received by Landlord. Landlord shall use commercially reasonable efforts to mitigate its damages.  Tenant agrees to pay to Landlord the difference between items (i) and (ii) above with respect to each month during the period that would have constituted the balance of the Term, at the end of each such month.  Any suit brought by Landlord to enforce collection of such

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difference for any one month will not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month.  Tenant’s liability under this Section 20.2(b) will survive the institution of summary proceedings and the issuance of any warrant thereunder.

(c)If Landlord terminates this Lease pursuant to Article 20, Landlord will have the right to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant’s liability under Section 20.2(b), an amount equal to the difference between (i) the Basic Rent and Additional Rent, computed on the basis of the then current annual rate of Basic Rent and Additional Rent and all fixed and determinable increases in Basic Rent, which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated, and (ii) the then fair rental value of the Premises (taking into account the fair market rental value of laboratory and other scientific research space of the type and quality located at the Premises) for the same period, less the costs of all reletting expenses, including the cost to paint, alter or divide the space, put the same in proper repair, reasonable attorneys’ fees and disbursements and reasonable brokerage fees. Upon payment of such liquidated and agreed final damages, Tenant will be released from all further liability under this Lease with respect to the period after the date of such demand, except for those obligations that expressly survive the termination of this Lease. If, after the Event of Default giving rise to the termination of this Lease, but before presentation of proof of such liquidated damages, the Premises, or any part thereof, are relet by Landlord for a term of one (1) year or more, in an arms-length transaction, the amount of rent reserved upon such reletting will be deemed to be the fair rental value for the part of the Premises relet during the term of such reletting.

(d)Landlord shall in no event be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting, except to the extent of Landlord’s obligations under law, including Landlord’s obligation to mitigate its damages. Landlord shall have no obligation to relet all or any portion of the Premises in preference or priority to any other space Landlord may have available in the Campus for rent or lease and Landlord shall not be deemed to have failed to mitigate its damages if Landlord or any employee, agent or representative of Landlord leases any other space in the Campus (or any other building owned by Landlord or an Affiliate of Landlord) before reletting the Premises or any portion thereof.  Furthermore, Tenant recognizes that the value of the Premises depends upon rental rates, terms of leases, and quality of tenants, and acknowledges that Landlord’s rejection of a prospective replacement tenant (which, in Landlord’s sole judgment, is financially unacceptable, is incompatible, inconsistent, or unacceptable with the character, use and/or image of the Buildings or the Campus, or would otherwise fail to satisfy any of the minimum criteria for a prospective transferee as set forth in Section 16.3 above) or of lease terms which are less favorable to Landlord than those contained herein, or of an offer to lease for a rental below Landlord’s published rates for new leases of comparable space in the Campus or the Comparable Buildings, shall not give rise to any claim that Landlord has failed to adequately mitigate Landlord’s damages.  In addition, in the event of any default hereunder by Landlord, Tenant shall, subject to the terms of this Lease, exercise commercially reasonable efforts to mitigate any damages incurred by Tenant as a result of such default.

20.3Liquidated Damages.  Nothing herein will limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by
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reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount is greater or less than the excess referred to above.
20.4Dominion and Control.  If Tenant fails to exercise dominion and control over the Premises and has an Event of Default with regard to Basic Rent and Additional Rent (and such failure continues after five (5) business days’ additional notice of such failure from Landlord in addition to any other required default notices herein) , Landlord may, at its option and for as long as Landlord does not terminate Tenant’s right to possession of the Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder.  Additionally, Landlord will be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including reasonable attorneys’ and receiver’s fees, incurred in connection with the appointment of or performance by a receiver to protect the Premises and Landlord’s interest under this Lease.
20.5Indemnity Survives.  Nothing herein will be deemed to affect Landlord’s indemnification rights under Sections 11.6 and 14.3.
20.6Attorneys’ Fees.  If either party brings an action or other proceeding to enforce or interpret any of the terms of this Lease, the non-prevailing party shall pay the reasonable attorneys’ fees and costs incurred by the prevailing party in such action or proceeding.
20.7Landlord’s Cure Rights.  If an Event of Default has occurred, Landlord may, without waiving such Event of Default, perform such obligations for the account and at the expense of Tenant within one (1) business days’ notice in the case of an Emergency, or in any other case, if such Event of Default continues after ten (10) days from the date Landlord delivers a written notice to Tenant stating Landlord’s intention to perform such obligation for the account and at the expense of Tenant.  Within thirty (30) days after Landlord’s demand, made together with an invoice and reasonable supporting documentation, Tenant shall pay to Landlord all the actual out of pocket costs and expenses incurred by Landlord in performing any obligations of Tenant under this Lease pursuant to the provisions of this Section 20.7.
20.8Tenant Cure Rights.
(a)Landlord Payment Default. If Tenant reasonably believes that Landlord is in default in the payment of amounts owed to Tenant under this Lease (other than non-payment of Self Help Reimbursement Cost, which shall not require a notice prior to offset) (a “Landlord Payment Default”), Tenant shall give Landlord notice (the “Offset Notice”) of such Landlord Payment Default.  If an Offset Notice is given to Landlord and Landlord does not dispute that a Landlord Payment Default has occurred in the amount set forth in the Offset Notice (or if Landlord does dispute that a Landlord Payment Default has occurred in the amount set forth in the Offset Notice such dispute is resolved between Landlord and Tenant with the result that Landlord acknowledges that a Landlord Payment Default has occurred and the amount due is agreed upon by Landlord and Tenant, or an Arbitrator determines pursuant to the dispute resolution provisions of Article 33 of this Lease that a Landlord Payment Default has occurred and the amount due
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Tenant), Landlord shall pay the amounts due to Tenant (the “Offset Amount”), within five (5) business days after the earliest of: (i) the date of Landlord’s receipt of the Offset Notice (if Landlord does not dispute that a Landlord Payment Default has occurred in the amount set forth in the Offset Notice); (ii) if Landlord does dispute the existence of a Landlord Payment Default in the amount set forth in the Offset Notice, the date such dispute is resolved between Landlord and Tenant with the result that Landlord acknowledges that a Landlord Payment Default has occurred and the amount due is agreed upon by Landlord and Tenant; or (iii) the date that an Arbitrator determines pursuant to the dispute resolution provisions of Article 33 of this Lease that a Landlord Payment Default has occurred and the amount due Tenant (the earliest of (i) through (iii) being referred to herein as the “Payment Resolution Date”). If Landlord does not pay Tenant the Offset Amount within five (5) business days after the Payment Resolution Date, Tenant shall have the right to offset the Offset Amount as set forth in Section 20.8(f).
(b)Landlord Performance Default.  If Tenant reasonably believes that Landlord is in default in the performance (other than non-payment) of its obligations under this Lease (a “Specified Landlord Default”), Tenant shall give Landlord notice (the “Self Help Notice”) of such Specified Landlord Default.  If a Self Help Notice is given to Landlord and Landlord does not dispute that a Specified Landlord Default has occurred (or if Landlord does dispute that a Specified Landlord Default has occurred such dispute is resolved between Landlord and Tenant with the result that Landlord acknowledges that a Specified Landlord Default has occurred, or an Arbitrator determines pursuant to the dispute resolution provisions of Article 33 of this Lease that a Specified Landlord Default has occurred), Landlord shall, subject to Excusable Delays, commence to cure the Specified Landlord Default described in the Self Help Notice within thirty (30) days after the earliest of: (i) the date of Landlord’s receipt of the Self Help Notice (if Landlord does not dispute that a Specified Landlord Default has occurred); (ii) if Landlord does dispute the existence of a Specified Landlord Default, the date such dispute is resolved between Landlord and Tenant with the result that Landlord acknowledges that a Specified Landlord Default has occurred: or (iii) the date that an Arbitrator determines pursuant to the dispute resolution provisions of Article 33 of this Lease that a Specified Landlord Default has occurred (the earliest of (i) through (iii) being referred to herein as the “Resolution Date”) and shall thereafter, with respect to Landlord’s performance obligation, use diligent and good faith efforts to complete the cure of such Specified Landlord Default as soon as reasonably possible, subject to Excusable Delays (the “Self Help Cure Period”). If, subject to Excusable Delays, Landlord fails to cure (or undertake to cure) the Specified Landlord Default within the Self Help Cure Period, then Tenant shall have the right to cure the Specified Landlord Default; provided, however, that with respect to a Specified Landlord Default (but not a Critical Specified Landlord Default as defined in Section 20.8(d) below), prior to Tenant exercising self-help, (Y) Tenant shall deliver a second written notice to Landlord (the “Second Self Help Notice”), stating in bold capital letters the nature of such Specified Landlord Default, and that if Landlord fails to cure such Specified Landlord Default within fifteen (15) business days following the receipt by Landlord of the Second Self Help Notice Tenant intends to exercise its rights under this Section, and (Z) Landlord fails to cure such Specified Landlord Default within such fifteen (15) business day period, subject to Excusable Delays. If following the Resolution Date Landlord fails to cure a Specified Landlord Default within the applicable time frame set forth in this Section 20.8(b), subject to Excusable Delays, then Landlord shall pay to Tenant the reasonable, actual out-of-pocket costs (the “Self Help Reimbursement Cost”) actually incurred by Tenant in curing the Specified Landlord Default within fifteen (15) days after
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Landlord’s receipt of Tenant's written demand therefor (the “Self Help Reimbursement Notice”). The Self Help Reimbursement Notice shall set forth, in reasonable detail, the items which comprise the Self Help Reimbursement Cost, and with respect to the Self Help Reimbursement Cost shall be accompanied by receipted bills, invoices and such other information and documents reasonably required by Landlord to verify the Self Help Reimbursement Cost.  If Landlord fails to pay the Self Help Reimbursement Cost to Tenant within fifteen (15) days after receipt of the Self Help Reimbursement Notice, Tenant shall have the right to offset an amount equal to the unpaid Self Help Reimbursement Cost as set forth in Section 20.8(f).
(c)Default Disputes.  If Landlord does not agree that a Specified Landlord Default or Landlord Payment Default has occurred, then Landlord shall, within five (5) business days (time being of the essence) after receipt of such Tenant’s Self Help Notice, notify Tenant (the “Landlord’s Default Dispute Notice”) that Landlord disputes Tenant’s claimed Specified Landlord Default or Landlord Payment Default. If Landlord sends a Landlord’s Default Dispute Notice and if Landlord and Tenant are unable to resolve their dispute within ten (10) business days thereafter, then either party may require that the dispute be resolved in accordance with the dispute resolution provisions of Article 33.
(d)Critical Default.  If a Specified Landlord Default is a Critical Specified Landlord Default (as defined in Appendix I), Tenant shall so indicate in the Self Help Notice. Whether or not Landlord disagrees with the Self Help Notice for a Critical Specified Landlord Default, Landlord shall, subject to Excusable Delays, commence the cure as promptly as practicable using commercially reasonable efforts and shall use diligent and good faith efforts to complete the cure of such Critical Specified Landlord Default within fifteen (15) business days after Landlord receives the Self Help Notice, subject to Excusable Delays (the “Critical Default Cure Period”); provided, however, that with respect to a Critical Specified Landlord Default, Landlord may notify Tenant of Landlord’s disagreement with the Self Help Notice and reserve its rights with respect thereto, although such disagreement (including any dispute resolution proceeding that may result therefrom) shall not relieve Landlord from commencing the cure and prosecuting the cure to completion within the Critical Default Cure Period. Landlord’s response to a Critical Specified Landlord Default may need to occur in two or more phases, first stopping the acute, immediate problem, possibly on a temporary basis if reasonably necessary, and second, a longer term solution. If, subject to Excusable Delays, Landlord fails to cure (or undertake to cure) the Critical Specified Landlord Default within the Critical Default Cure Period, then Tenant shall have the right to cure the Critical Specified Landlord Default. If Landlord fails to cure a Critical Specified Landlord Default within the Critical Default Cure Period, subject to Excusable Delays, then Landlord shall pay to Tenant the Self Help Reimbursement Cost actually incurred by Tenant in curing the Critical Specified Landlord Default within fifteen (15) days after Landlord’s receipt of Tenant's Self Help Reimbursement Notice setting forth, in reasonable detail, the items which comprise the Self Help Reimbursement Cost, and with respect to the Self Help Reimbursement Cost shall be accompanied by receipted bills, invoices and such other information and documents reasonably required by Landlord to verify the Self Help Reimbursement Cost.  If Landlord fails to pay the Self Help Reimbursement Cost to Tenant within fifteen (15) days after receipt of the Self Help Reimbursement Notice, Tenant shall have the right to offset an amount equal to the unpaid Self Help Reimbursement Cost as set forth in Section 20.8(f).
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(e)Emergency Self Help Rights. In the case of an Emergency resulting from a Specified Landlord Default or a Critical Specified Landlord Default, Tenant shall have the right to immediately perform the self-help rights granted to Tenant under this Section 20.8, provided Tenant notifies Landlord immediately after becoming aware of the Specified Landlord Default or Critical Specified Landlord Default, as the case may be (which notice may be given orally), which notice may be contemporaneously with Tenant notifying any contractor to make such repairs resulting from such Emergency Specified Landlord Default or Critical Specified Landlord Default, as the case may be.  If Landlord immediately responds to Tenant that it will perform the work necessary to alleviate the Emergency resulting from the Specified Landlord Default or the Critical Specified Landlord Default, as the case may be, then Tenant shall not exercise its self-help rights in the immediately preceding sentence as long as Landlord immediately commences and thereafter diligently completes performance of such work.
(f)Offset.    Tenant’s right to offset pursuant to this Section 20.8 shall be against the monthly payments of Basic Rent next coming due under this Lease in an amount not to exceed [**] percent ([**]%) of such monthly payment (or a proportionately greater amount if the Term is to expire before Tenant recoups the entire amount of the Offset Amount or Self Help Reimbursement Cost, as the case may be); provided, however, that the [**] percent ([**]%) cap on Tenant’s right to offset monthly payments of Basic Rent next coming due under this Lease shall not apply with respect to Landlord’s failure to make a required payment of any portion of the Allowance or from Tenant’s TI Fund in accordance with Schedule B-1 (provided that, with respect to Tenant’s TI Fund, Tenant shall have first fully paid that portion of Tenant’s TI Fund for which Tenant is responsible for funding in accordance with Schedule B-1). For the avoidance of doubt, in no event shall Tenant be permitted to offset any Offset Amount or Self Help Reimbursement Cost until either: (i) Landlord agrees (either initially or following discussions with Tenant after Landlord’s delivery to Tenant of a Landlord’s Default Dispute Notice) that a Landlord Payment Default, Specified Landlord Default or Critical Specified Landlord Default, as the case may be, occurred and agrees (either initially or following discussions with Tenant after Landlord’s delivery to Tenant of a Landlord’s Default Dispute Notice) with the Offset Amount or Self Help Reimbursement Cost claimed by Tenant; or (ii) if Landlord has disputed the Landlord Payment Default, Specified Landlord Default or Critical Specified Landlord Default, as the case may be, and the parties have not been able to resolve their dispute, the appropriate Arbitrator pursuant to Article 33 has determined that a Landlord Payment Default, Specified Landlord Default or Critical Specified Landlord Default, as the case may be, occurred, and has determined the Offset Amount or Self Help Reimbursement Cost due Tenant.
20.9Remedies Not Exclusive; No Waiver.  Except as otherwise provided in this Article 20, no remedy or election hereunder will be deemed exclusive but will, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity.  No provision of this Lease will be deemed to have been waived by Landlord or Tenant unless a written and explicit waiver from Landlord or Tenant, as the case may be, has first been obtained and, without limiting the generality of the foregoing, no acceptance of Basic Rent or Additional Rent subsequent to any default and no condoning, excusing or overlooking by Landlord on previous occasions of any default or any earlier written waiver will be taken to operate as a waiver by Landlord or in any way defeat or otherwise affect the rights and remedies of Landlord hereunder.
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ARTICLE 21
ACCESS; RESERVATION OF EASEMENTS
21.1Landlord’s Access.  Subject to Tenant’s security procedures from time to time in place, Landlord and Landlord’s Agents and representatives and parties designated by Landlord as having an interest in the Premises will have the right accompanied by Tenant during normal business hours, after reasonable prior notice to Tenant (not less than 48 hours), at all reasonable times during Tenant’s business hours, to enter the Premises to: (a) examine the Premises, (b) show the Premises to prospective new tenants during the last eighteen (18) months of the Term, and (c) show the Premises to any mortgagees or prospective lenders, investors and/or purchasers of the Premises. When in the Premises, Landlord, its employees, contractors and other visitors shall be accompanied by Tenant’s representative at all times. Landlord acknowledges that certain of Tenant’s laboratory and science research areas are proprietary and access to such areas may from time to be restricted. With respect to non-laboratory or science research areas, Landlord shall give Tenant two (2) business days’ prior written notice before commencing any non-Emergency repair and shall use good faith efforts not to interfere with Tenant’s use of the Premises or Tenant’s conduct of business. Landlord acknowledges that Tenant will from time to time conduct sensitive research projects in portions of the Premises that are devoted to Laboratory Use. Landlord shall use commercially reasonable efforts to coordinate with Tenant the scheduling and performance of any non-Emergency access, repairs, and/or other work to those areas of the Premises within which any such research projects are actively being conducted in order to avoid disturbing or jeopardizing the integrity of any such research projects.
21.2Emergency Access.  Landlord may enter upon the Premises at any time in case of Emergency with notice to Tenant, but may enter without Tenant being present.  Landlord shall follow Tenant’s reasonable security, safety and emergency protocols at all times. Landlord acknowledges that the Secured Areas described in Section 21.5 and Tenant’s laboratory and scientific research areas should not be entered without contacting Tenant (which contact can be by telephone), as those areas could present dangers to persons unfamiliar with the contents of such areas or the protocols needed to enter them. Notwithstanding the foregoing, Landlord shall be entitled to admit municipal first responders responding to a condition that requires prompt action to preserve the safety of persons or property.
21.3No Liability.  Landlord, in exercising any of its rights in accordance with this Article 21, will not be deemed guilty of an eviction, partial eviction, or constructive eviction and will not be liable to Tenant for same.
21.4Locks.  Tenant shall not change any locks or install any additional locks on doors entering the Buildings without immediately giving to Landlord a key to such lock.  Landlord acknowledges and agrees that Tenant shall have the right to install its own keycard lock system throughout each of the Buildings, provided that Tenant provides a card key to Landlord which will not be deactivated.  If, in an Emergency, Landlord is unable to gain entry to either of the Buildings by the unlocking of the entry doors thereto, Landlord will have the right to forcibly enter the Buildings and, in such event, Landlord will have no liability to Tenant for any damage caused thereby.  Tenant will be solely responsible for any damage caused by Tenant’s failure to give Landlord a key to any lock installed by Tenant.  Notwithstanding the foregoing or anything in this
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Lease to the contrary, Landlord acknowledges and agrees that Tenant shall have the right, at its sole cost and expense, to establish and install its own security system in the Buildings and connect such system to any security system Landlord already has in place in such Buildings.
21.5Secured Areas.  Tenant shall have the right, upon notice to Landlord, to designate particular areas or rooms (the "Secured Area") which Landlord shall not enter without a representative of Tenant either accompanying Landlord or providing express written consent for Landlord to enter, except Landlord shall have the right to enter the Secured Area in the event of an Emergency as provided above. The Secured Areas shall include, but not be limited to, the [**], the data center and chemical storage and hazardous waste storage.
21.6Reservation of Rights.  Landlord shall have the right, after reasonable prior written notice to Tenant, to make additions, changes, improvements, repairs and replacements to the roads within the Premises which connect into the roads within the remaining portion of the Campus, provided that such changes are permitted pursuant to the Declaration and shall not (a) deprive Tenant of (i) reasonable means of ingress to and egress from the Premises, or (ii) reasonable use of parking facilities constituting a part of the Premises or reduce the number of parking spaces in the Parking Deck, or (b) adversely interfere with Tenant’s use of the Premises or the services furnished to the Premises to more than a de minimis extent. Landlord shall use commercially reasonable efforts to coordinate the scheduling and performance of any such road work with Tenant in order to minimize any interference with access to the Premises by Tenant and Tenant’s Visitors or any disruption of Tenant’s use and enjoyment of the Premises for the Permitted Use.
21.7Continued Obligations.  Nothing contained in this Article 21 will be deemed to relieve Tenant of any obligation to make any repair, replacement or improvement or to comply with any applicable Legal Requirements as required under this Lease.
ARTICLE 22
ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated will be deemed to be other than on account of the earliest stipulated rent. No endorsement or statement on any check or any letter accompanying any payment of rent will be deemed an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

ARTICLE 23
SUBORDINATION
23.1Subordination.
(a)This Lease and the Term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may at any time hereafter affect all or any portion of the Premises or Landlord’s interest therein and to all ground or master leases which may at any time hereafter affect all or any portion of the Premises (any such mortgage or ground lease being herein called an “Underlying Encumbrance”), provided that Tenant receives from the holder of such future Underlying Encumbrance a Non-Disturbance Agreement referred to in
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Section 23.1(b). From time to time, upon not less than twenty (20) days’ prior notice by Landlord, but subject to such additional time as required by the parties negotiating in good faith, Tenant shall execute, acknowledge and deliver to Landlord any and all reasonable instruments required by the holder of any future Underlying Encumbrance that may be necessary or proper to effect such subordination, or to confirm or evidence the same, provided (i) such instruments are in a form reasonably acceptable to Tenant and the holder of the Underlying Encumbrance, and (ii) provided that Tenant receives a Non-Disturbance Agreement referred to in Section 23.1(b).  Such instrument shall confirm such holder’s agreement not to disturb or otherwise diminish Tenant’s interests or rights in and under this Lease, including without limitation its right to continue to occupy the Premises and conduct its business thereon, as provided in this Section 23.1(a).
(b)If Landlord requires Tenant to subordinate this Lease to the lien of a future Underlying Encumbrance, Landlord shall deliver to Tenant a Non-Disturbance Agreement from the holder of such future Underlying Encumbrance in the form described below (a “Non-Disturbance Agreement”). Such Non-Disturbance Agreement shall be in form and substance reasonably acceptable to Tenant, Landlord and the holder of the future Underlying Encumbrance, and with respect to the existing Underlying Encumbrance existing as of the date of this Lease and more particularly identified in Section 37.1(iii), such Non-Disturbance Agreement shall be negotiated in good faith and Landlord and Tenant shall use commercially reasonable efforts to have such Non-Disturbance Agreement executed and delivered by all parties thereto as promptly as reasonably possible after the date of this Lease. The Non-Disturbance Agreement shall be in recordable form.
23.2Waiver of Landlord’s Lien Rights.  Tenant may, from time to time, without Landlord’s consent, secure financing or general credit lines and grant the lenders as security therefor a security interest in Tenant’s goods, trade fixtures, personalty, inventory and equipment and may also, from time to time, without Landlord’s consent, lease fixtures, furniture, furnishing and equipment that will be located on or at the Premises  (such financed and leased property is collectively referred to as “Tenant’s Financed Property”). Within ten (10) business days of Tenant’s written request therefor, Landlord shall execute and deliver to Tenant a lien waiver with respect to Tenant’s property, including but not limited to Tenant’s Financed Property, containing commercially reasonable terms and that is otherwise reasonably acceptable in form and substance to Landlord and Tenant. Tenant’s Financed Property will at all times be personal property and shall not constitute a fixture regardless of the manner in which it is affixed or installed on the Premises.
ARTICLE 24
TENANT’S REMOVAL
24.1Surrender.  Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the condition required to be maintained and delivered up under Article 7, subject to reasonable wear and tear and damage by casualty and condemnation excepted. Any personal property remaining in the Premises after the expiration or earlier termination of this Lease will be deemed to have been abandoned by Tenant and Landlord will have the right to retain such property as its own or dispose of such property in Landlord’s sole and
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absolute discretion. Tenant’s obligations under this Section 24.1 shall survive the expiration of the Term and any earlier termination of this Lease.
24.2Holding Over.
(a)If Tenant, or any assignee or subtenant of Tenant, holds over possession of the Premises (or any portion thereof) beyond the expiration or earlier termination of this Lease or any such party fails to properly surrender the Premises as required herein, such holding over will not be deemed to extend the Term or renew this Lease but such holding over will continue as a tenancy at sufferance on a month-to-month basis upon the terms, covenants and conditions of this Lease except that the charge for use and occupancy of the Premises shall be in its entirety and shall be for each calendar month or portion thereof that Tenant or such assignee or subtenant holds over will be a liquidated sum equal to one hundred percent (100%) of the Additional Rent payable for the month immediately preceding the Expiration Date plus, (i) [**] percent ([**]%) times the Basic Rent payable for the month immediately preceding the Expiration Date for the first [**] days of the holdover, (ii) [**] percent ([**]%) times the Basic Rent payable for the month immediately preceding the Expiration Date for the second [**] days of the holdover, and (iii) [**] percent ([**]%) times the Basic Rent payable for the month immediately preceding the Expiration Date for a holdover lasting longer than [**] days.  The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises will be extremely substantial, will exceed the amount of the monthly Basic Rent and Additional Rent payable hereunder and will be impossible to accurately measure.  If the Premises are not surrendered upon the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold harmless Landlord against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay, as long as (A) Landlord has notified Tenant that Landlord has executed a lease or other occupancy agreement for all or any portion of the Premises, and (B) a holdover by Tenant continues for the longer of [**] days after the date this Lease expires or [**] days after Landlord delivers to Tenant notice of such executed lease or occupancy agreement.
(b)Nothing contained in this Lease shall be construed as consent by Landlord to the occupancy or possession of the Premises beyond the expiration or earlier termination of this Lease.  Tenant shall, at its sole cost and expense, take all actions required to remove any assignee or subtenant of Tenant, or other party claiming rights to the Premises under or through Tenant upon the expiration or earlier termination of the Term. The provisions of this Article 24 will survive the expiration or earlier termination of this Lease.
ARTICLE 25
BROKERS

Landlord and Tenant each represents and warrants to the other that neither has had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this Lease other than Brokers.  Landlord and Tenant each hereby indemnify and hold harmless the other from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with the indemnifying party in connection with this Lease.  The provisions of this Article 25 will survive the expiration

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or sooner termination of this Lease.  Landlord agrees that it will be responsible for any commission due to Brokers in connection with the execution of this Lease pursuant to the terms of a separate agreement between Landlord and Brokers. Landlord’s failure to timely pay Tenant’s Broker prior to the expiration of any applicable notice and cure period set forth in the commission agreement between Landlord and Tenant’s Broker (the “Tenant’s Broker Commission Agreement”) shall constitute a Specified Landlord Default entitling Tenant to its self-help and offset rights pursuant to Section 20.8 above. The portion of Tenant’s Broker’s commission payable to Tenant in the amount of $4,963,403.65 pursuant to the Tenant’s Broker Commission Agreement and defined therein as the “Third Installment” (the “Broker’s Contribution to Tenant’s TI Fund”) shall be deposited by Landlord into Tenant’s TI Fund upon the first issuance of a Certificate of Occupancy (or Temporary Certificate of Occupancy, if applicable) for any part of the Premises which permits Tenant to occupy any part of the Premises, and shall be used for the same purposes and disbursed in the same manner and subject to the same procedures and requirements as other funds in Tenant’s TI Fund account in accordance with Schedule B-1.

ARTICLE 26
NOTICES

Every notice or other communication required or contemplated by this Lease shall be in writing and sent by:  (a) certified or registered mail, postage prepaid, return receipt requested, or (b) nationally recognized overnight courier, such as Federal Express or UPS, in each case addressed to the intended recipient at the address set forth in the Basic Lease Provisions or at such other address as the intended recipient previously designated by written notice to the other party.  Any notice delivered by the attorney for Landlord or Tenant shall be deemed to be delivered by Tenant or Landlord, as the case may be. The date of the giving of a notice or other communication shall be deemed to be the date of receipt, or refusal to accept delivery, if mailed, or the next business day if sent by overnight courier for next business day delivery.   Email notices shall also be sent to email addresses provided in the Basic Lease Provisions, if any, but shall not be deemed sufficient notice and must be sent in addition to notice in accordance with subparts (a) or (b) above.

ARTICLE 27
NONRECOURSE

Tenant will have no recourse against any individual or entity comprising Landlord or any of the Landlord Indemnified Parties (other than Landlord) in connection with this Lease or the occupancy and/or use of the Premises by Tenant and Tenant’s Visitors; rather, Tenant agrees to look solely to Landlord’s interest and estate in the Buildings (including without limitation any rent, insurance, sale or condemnation proceeds) for the satisfaction of Tenant’s remedies arising out of or related to this Lease.

Landlord will have no recourse against any individual or entity comprising Tenant or any of the Tenant Indemnified Parties (other than Tenant) in connection with this Lease or the occupancy and/or use of the Premises by Tenant and Tenant’s Visitors; rather, Landlord agrees to look solely to the assets of Tenant for the satisfaction of Landlord’s remedies arising out of or related to this Lease.

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ARTICLE 28
SECURITY DEPOSIT
28.1(a)Security.  As soon as possible after the date of this Lease, but in any event no later than thirty (30) days after the date of this Lease, Tenant shall deposit with Landlord an unconditional “evergreen” letter of credit in an amount equal to the Security set forth in the Basic Lease Provisions in form and substance reasonably acceptable to Landlord, Tenant and the issuer thereof from a recognized commercial banking institution located in the State of New Jersey or the City of New York and having a net worth of at least $500,000,000.00.  If Tenant fails to deliver to Landlord the letter of credit on the terms required pursuant to this Article 28 within said thirty (30) day period, Landlord shall provide Tenant with written notice thereof and an additional five (5) business day period to  provide the required letter of credit. If Tenant fails to deliver the required letter of credit within said five (5) business day period, then within two (2) business days thereafter Tenant shall wire the required amount of the Security in immediately available federal funds pursuant to wire transfer instructions provided by Landlord (which cash deposit may be used by Landlord as security as provided herein, shall be kept in a segregated security deposit account by Landlord for such purpose, and shall be returned to Tenant upon delivery of a letter of credit that complies with the terms and conditions required pursuant to this Section 28.1). The letter of credit (or renewals thereof) shall not expire earlier than the date that is sixty (60) days after the Expiration Date, provided, that, if Tenant is unable to obtain a letter of credit expiring as of such date, (i) the letter of credit with the “evergreen” renewals shall have a term of at least three (3) years, and (ii) Tenant shall deliver to Landlord a new letter of credit satisfying the provisions of this Section 28.1(a) at least sixty (60) days prior to the final expiration date of the expiring letter of credit and, if Tenant fails to timely provide Landlord with such replacement letter of credit, Landlord will have the right to cash the letter of credit and retain the proceeds as security hereunder (which cash deposit shall be kept in a segregated security deposit account and shall be returned to Tenant upon delivery of a replacement letter of credit that complies with the terms and conditions required pursuant to this Section 28.1). Landlord will reasonably cooperate with Tenant in connection with the exchange of the letter of credit for a replacement as needed from time to time, including the exchange to replace the letter of credit with a letter of credit in the reduced amount as contemplated by Section 12 of the Basic Lease Provisions and Section 28.2 below, or to surrender the letter of credit at the end of the Term, and in each event Landlord shall execute the forms required by the issuer of the letter of credit to effect the exchange or surrender, at no cost or expense to Landlord. The letter of credit will be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease.  The letter of credit must be payable upon sight draft, together with a certification from Landlord that Tenant is in default under this Lease.  If (i) any Basic Rent, Additional Rent or other sum payable by Tenant to Landlord is not paid when due, or (ii) Landlord makes any payments on behalf of Tenant after an Event of Default, or (iii) Tenant has an Event of Default, then, in each case, Landlord will have the right, without prejudice to any other remedy Landlord may have, to draw down such letter of credit to compensate or reimburse Landlord, as the case may be, toward the payment of Basic Rent, Additional Rent or other such sum payable hereunder, or other loss or damage sustained by Landlord on account of Tenant’s default.  The Security will not be deemed to be (x) a limitation on Landlord’s damages or other rights and remedies available under this Lease or at law or equity, (y) a payment of liquidated damages, or (z) an advance of the Basic Rent or Additional Rent.  If Landlord uses, applies, or retains all or any portion of the Security, Tenant shall immediately restore the Security to its
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original amount.  Landlord will not be obligated to pay Tenant any interest on any cash security.  Tenant shall not assign, pledge, hypothecate, mortgage or otherwise encumber the Security.

(b)If at any time during the Term (as the same may be extended) Landlord determines reasonably and in good faith that the financial condition of the issuer of the then current letter of credit is such that Landlord's ability to draw upon such letter of credit is impaired, restricted, refused or otherwise adversely affected, Tenant shall, within thirty (30) days of Landlord's written request to Tenant, obtain a replacement letter of credit in substitution for the then current letter of credit in the form and amount required herein from an issuer acceptable to Landlord in Landlord's reasonable discretion. If Tenant fails to timely provide Landlord with such replacement letter of credit, Landlord will have the right to cash the letter of credit and to retain the proceeds as security hereunder, subject to the provisions of Section 28.1(a).  In addition, if at any time during the Term (as the same may be extended) a receiver is appointed for any issuer of a letter of credit held by Landlord hereunder, Landlord will have the right to cash such letter of credit and to retain the proceeds as security hereunder, subject to the provisions of Section 28.1(a).

28.2Reduction of Security.  On the Reduction Date, provided that Tenant has not been in default of any monetary obligations or any material non-monetary obligations under this Lease beyond any applicable notice and cure periods within the twelve (12) month period prior to the Reduction Date and Landlord has not delivered to Tenant a notice of default of its monetary obligations or any material non-monetary obligations more than three (3) times prior to the Reduction Date, Tenant shall be entitled to reduce the amount of the Security by fifty percent (50%) so that the Security shall be $4,069,327.50 for the remainder of the Term, as the same may be extended pursuant to Section 31.1.  If Tenant is entitled to a reduction in the Security, Tenant shall replace the Security then being held by Landlord with a letter of credit in the reduced amount set forth in the immediately preceding sentence.  All terms applicable to the Security under this Article 28 shall otherwise apply.

28.3Return of Security.  Provided that Tenant has not received a written notice of default of any monetary obligations or any material nonmonetary obligations under this Lease which default remains uncured as of the expiration of the Term, as the same may be extended pursuant to Section 31.1, the part of the Security (or the remaining undrawn letter of credit) not used, applied, or retained by Landlord in connection with an Event of Default by Tenant under this Lease shall be returned, without interest, to Tenant within thirty (30) days after the end of the Term, as the same may be extended pursuant to Section 31.1, subject to Landlord’s final inspection of the Premises.  Notwithstanding the foregoing, if Landlord, in its sole discretion, has sufficient evidence that the Security has been assigned to an assignee of this Lease, Landlord shall return the Security to such assignee and, upon such return, will be released from all liability with respect to the Security.

28.4Bankruptcy.  In the event of bankruptcy or other debtor-creditor proceeding against Tenant, the Security will be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

28.5Transfer of Security.  In the event of any transfer of title to the Premises or the Buildings or any assignment of Landlord’s interest under this Lease, Landlord will have the right

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to transfer the Security to such transferee, provided that Landlord gives Tenant the name and address of such transferee and satisfies the applicable requirements of the issuer.  The fee for the transfer of the Security shall be paid by Landlord. Following any such transfer of the Security, Landlord will be automatically released from all liability for the return of the Security.  The provisions of this Section 28.5 will apply to every transfer of the Security to a new transferee.

ARTICLE 29
MISCELLANEOUS
29.1Miscellaneous.  This Lease may not be amended except by an instrument in writing signed on behalf of both parties.  If any provision of this Lease is held unenforceable by a court of competent jurisdiction, all other provisions of this Lease will remain effective; provided, that the court making such determination shall be asked to interpret the remaining terms, covenants, conditions and provisions of this Lease in a manner that best gives each party the benefit of its bargain.  If any provision of this Lease is held unenforceable only in part or degree, it will remain effective to the extent not held unenforceable.  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or other written or oral agreement, representation or undertaking pertaining to any such matter will be effective for any purpose.  This Lease will bind and benefit both parties’ permitted successors and assigns.  The table of contents and the article and section headings contained in this Lease are for convenience of reference only and will not limit or otherwise affect the meaning of any provision of this Lease.  This Lease may be executed in counterparts, each of which is an original and all of which together constitute one and the same instrument.
29.2No Surrender.  No act or thing done by Landlord or Landlord’s Agents during the Term will be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender will be valid unless in writing and signed by Landlord.  No employee of Landlord or Landlord’s Agents will have any authority to accept the keys to the Premises prior to the Expiration Date and the delivery of keys to any employee of Landlord or Landlord’s Agents will not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.
29.3Statements and Bills.  Landlord’s failure to prepare and deliver to Tenant any statement, notice or bill will in no way cause Landlord to forfeit or surrender its rights to collect any amounts due and owing to Landlord.
29.4Tenant’s Financials.  Tenant shall keep proper books and records of account in accordance with generally accepted accounting principles consistently applied.  Tenant shall deliver to Landlord upon request Tenant’s financial statements certified by (a) the chief financial officer of Tenant, or (b) if prepared by any accounting firm, by such accounting firm.  Notwithstanding anything to the contrary contained in this Section 29.4, in no event shall Tenant be required to comply with the provisions of this Section 29.4 if Tenant is a publicly traded company on a United States stock exchange.  As long as Tenant or its parent company is a publicly traded company, Tenant's obligation to provide financial information for such entity shall be limited to providing to Landlord, upon Landlord's request, with copies of the most current 10Q and 10K filings or financial reports or information otherwise made available by such entity to the
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public in general unless such filings or financial reports or information are available electronically from the Securities and Exchange Commission or an affiliated organization. If such financial statements are not publicly available, Landlord will not disclose any aspect of Tenant’s financial statements, except to Landlord's mortgagee or prospective purchasers or mortgagees of the Premises, in litigation between Landlord and Tenant, or if required by court order.  Notwithstanding anything to the contrary contained in this Section 29.4, Landlord agrees that it will only request such financial information: (i) if requested by its lender, (ii) in connection with a sale or refinancing of the Premises, (iii) in connection with a request by Tenant to assign this Lease or sublet all or a portion of the Premises pursuant to Article 16, or (iv) to determine if Tenant satisfies the Acceptable Net Worth Threshold if Tenant elects to self-insure.
29.5No Offer.  The submission of this Lease to Tenant for examination does not constitute an offer to lease the Premises on the terms set forth herein.  This Lease will become effective only upon the execution and delivery of the Lease by Landlord and Tenant.
29.6Access.  Subject to all applicable Legal Requirements, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week. Access by Tenant and its employees to the Amenity Building shall be no less than as available to other tenants in the Campus.
29.7Authority.  Tenant represents and warrants to Landlord:  (a) the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Lease by Tenant have been duly and validly authorized by its board of directors, if necessary, and by its stockholders, if necessary, at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; (b) no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to Tenant’s execution and delivery of this Lease; and (c) the individual (or individuals) who executes and delivers this Lease on behalf of Tenant is authorized to do so. Landlord represents and warrants to Tenant:  (a) the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Lease by Landlord have been duly and validly authorized by its manager, representative(s) or members to the extent required by its operating agreement and applicable law; (b) no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to Landlord’s execution and delivery of this Lease; and (c) the individual (or individuals) who executes and delivers this Lease on behalf of Landlord is authorized to do so.
29.8Liability of Landlord.  The term “Landlord” as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or lessee, as applicable) or mortgagee(s) in possession at the time in question of the landlord’s interest in this Lease.  Landlord may sell its fee ownership or leasehold interest in the Premises, and/or transfer or assign its rights under this Lease.  In the event of any sale of such interest or transfer of such rights and upon the assumption, in writing, of the obligations of Landlord under this Lease by such assignee or transferee, Landlord herein named (and in case of any subsequent transfer, the then assignor) shall be automatically freed and relieved from and after the date of such transfer of all liability in respect of the performance of any of
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Landlord’s covenants and agreements thereafter accruing, and such transferee shall thereafter be automatically bound by all of such covenants and agreements, subject, however, to the terms of this Lease; it being intended that Landlord’s covenants and agreements shall be binding on Landlord, its successors and assigns, only during and in respect of their successive periods of such ownership.
29.9Nondisclosure of Lease Terms.  Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord.  Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants.  Accordingly, other than in connection with the recording of the memorandum of lease and required disclosures as a result of Tenant being a publicly traded company, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys shall not disclose the terms and conditions of this Lease without the prior written consent of Landlord (which may be withheld using its sole discretion). The foregoing shall not apply to any terms that become known to the public without violation of the terms of this Section 29.9 or that are required to be disclosed in public filings with the SEC or in court files in connection with enforcement of this Lease.
29.10Air Rights.  No rights to any view or to light or air over the Premises or any other property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.
29.11Waiver of Jury Trial; Jurisdiction and Venue.  The parties hereto waive trial by jury of any and all issues arising in any action or proceeding between them or their successors or assigns under or connected with this Lease or any of its provisions or any negotiations in connection therewith or Tenant’s use or occupancy of the Premises.  In the event that it is necessary to bring suit to enforce the terms of this Lease, the parties hereto agree that any court of competent jurisdiction situated in the County of Somerset, State of New Jersey shall have venue of such action.
29.12Memorandum of Lease.  At the request of Landlord or Tenant, the parties will execute and deliver a memorandum of lease for recording purposes in form and substance reasonably acceptable to both parties containing references to such provisions of this Lease as Landlord or Tenant shall deem necessary, other than provisions pertaining to Basic Rent and/or Additional Rent. A form of memorandum of lease is attached hereto as Schedule G.
29.13Excusable Delay.  This Lease and the obligation of Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof shall not be affected, curtailed, impaired or excused because of Landlord’s delay in the performance of any obligation required of it herein by reason of Excusable Delays.
29.14 Flood Zone Disclosure.  Pursuant to N.J.S.A. 46:8-50, Landlord is required to inform Tenant if the Premises is located in, or if in the future the Premises is determined to be located in, a flood zone or area.  To Landlord’s Knowledge as of the date hereof, a portion of the Campus is located within flood zones or areas designated as AE and X, but no portion of the Premises is located in a flood zone or area.
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29.15Quiet Enjoyment.  Landlord covenants that if Tenant shall timely perform all of its obligations hereunder then, subject to the provisions of this Lease, Tenant shall, during the Term, peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

ARTICLE 30
USA PATRIOT ACT
30.1OFAC.
(a)Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed.  Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (b) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (c) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State; (d) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (e) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (f) is engaged in activities prohibited in the Orders; or (g) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).
(b)Landlord represents, warrants and covenants that neither Landlord nor any of its direct partners, officers, directors, members or shareholders (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant the Order and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (b) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (c) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State; (d) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (e) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of
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Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order; (f) is engaged in activities prohibited in the Orders; or (g) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).
ARTICLE 31
EXTENSION OPTIONS
31.1Extension Options.  Subject to the terms and conditions of this Section 31.1, Landlord hereby grants to Tenant three (3) options to extend the original Term for a period of five (5) years each (each an “Extension Period”).  The first Extension Period shall commence immediately after expiration of the initial Term, the second Extension Period, if any, shall commence immediately after expiration of the first Extension Period, and the third Extension Period, if any, shall commence immediately after expiration of the second Extension Period.  If Tenant does not properly exercise its extension option for the first Extension Period it shall not have any further rights of renewal hereunder.  If Tenant desires to exercise an extension option, Tenant shall deliver to Landlord (a) written notice (“Tenant’s Extension Option Exercise Notice”) of Tenant’s exercise of the extension on or before the date which is at least twelve (12) months prior to the expiration of the original Term, the first Extension Period, or the Second Extension Period, as applicable, but no more than twenty-four (24) months prior to the expiration of the original Term, the first Extension Period, or the Second Extension Period, as applicable (except as otherwise provided in Section 17.4(c)) (the “Extension Option Exercise Notice Period”), and (b) the Extension Period Late Term Building System Capital Repair and Replacement Costs and/or the balance of Tenant’s Share of the cost of any Late Term Landlord Capital Repair and Replacement not previously paid for by Tenant, as applicable, time being of the essence with the delivery of such notice and payment.  Landlord shall provide, at Tenant’s request, a reconciliation of the amounts due upon exercise of an extension option on account of the items set forth in clause (b). If Tenant fails to timely notify Landlord of its election to extend this Lease and make the payments required pursuant to the immediately preceding sentence (or Tenant’s good faith estimate of such payments if Landlord hasn’t reconciled such amounts), Tenant will be deemed to have waived its right to extend the Term of this Lease, time being of the essence with respect to the timely exercise of such extension option.  If Tenant timely and properly exercises the extension option, all of the terms and conditions of this Lease will apply to such Extension Period, except that the Basic Rent for such Extension Period will equal an amount determined pursuant to Section 31.2.  In connection with the extension of the Term, Landlord will not be obligated to do any work to the Premises and will not be obligated to contribute to the cost of any work done to the Premises by Tenant.  Tenant’s right to exercise the extension option is expressly conditioned upon Tenant
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not being in default of any monetary obligation or any material nonmonetary obligation under this Lease for which, in each case, Tenant previously received a written notice thereof and such default remains uncured on the exercise date. If the foregoing condition is not satisfied on the date Tenant exercises such extension option, then the effective exercise of the extension option shall be stayed for an additional ten (10) business days (notwithstanding the exercise date) to allow Tenant to cure such default and if the default is not cured within such additional ten (10) business day period, then the Extension Period shall not commence and the Term shall expire at the expiration of the then current Term. If Tenant cures the default within the additional ten (10) business day period, the extension option will be deemed timely and properly exercised. In the event that Landlord sends a default notice to Tenant at any time during the Extension Option Exercise Notice Period, the default notice shall include the following statement in bold, capitalized letters: “THIS DEFAULT NOTICE IS BEING SENT DURING THE EXTENSION OPTION EXERCISE NOTICE PERIOD AS DEFINED IN SECTION 31.1 OF THE LEASE. FAILURE TO CURE THE DEFAULT NOTICED HEREIN PRIOR TO THE EXPIRATION OF THE TIME PERIODS SET FORTH IN SECTION 31.1 OF THE LEASE SHALL NULLIFY ANY TENANT’S EXTENSION OPTION EXERCISE NOTICE SEEKING TO EXTEND THE CURRENT TERM, ALL REMAINING EXTENSION OPTIONS NOT PREVIOUSLY AND VALIDLY EXERCISED BY TENANT SHALL BE RENDERED NULL AND VOID, AND THE TERM OF THE LEASE SHALL EXPIRE AT THE EXPIRATION OF THE CURRENT TERM.”
31.2Extension Period Rent.

(a)Tenant shall pay to Landlord, as Basic Rent during each Extension Period, the Fair Market Rental Value of the Premises.  “Fair Market Rental Value” means the fair market base rent payable by renewing tenants for comparable Office Use space and Laboratory Use space in Comparable Buildings (taking into account fair market landlord-provided concessions then being offered and accepted for similar transactions in Comparable Buildings, and that Landlord is not providing such concessions for the Extension Period, and other relevant factors) as of the first day of the applicable Extension Period.  In determining Fair Market Rental Value, Landlord and Tenant shall take into account applicable lengths of lease term, differences in size of the space demised, the then current break-down of Office Use space and Laboratory Use space in the Premises, the quality of the Buildings compared to the other Comparable Buildings, the location of the Comparable Buildings, amenities in the Buildings and Comparable Buildings, the ages of the Comparable Buildings, differences in base years or stop amounts for operating expenses and tax escalations and other factors normally taken into account in determining fair market rent. Fair Market Rental Value will not include the cost of improvements or alterations to the Premises which were paid for by Tenant and not reimbursed by Landlord or any of Tenant’s trade fixtures. Fair Market Rental Value shall be determined after taking into account any capital expenditures Tenant is required to pay for an Extension Period that market tenants in Comparable Buildings would not be obligated to pay, including, but not limited to, the Extension Period Late Term Building System Capital Repair and Replacement Costs and/or the balance of Tenant’s Share of the cost of any Late Term Landlord Capital Repair and Replacement not previously paid for by Tenant, as applicable, as may be due to Landlord pursuant to clause (b) in Section 31.1 above.

(a)Within thirty (30) days after Landlord’s receipt of Tenant’s Extension Option Exercise Notice, Landlord shall deliver to Tenant Landlord’s determination of the Fair
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Market Rental Value.  If the parties do not agree on the Fair Market Rental Value within thirty (30) after Tenant’s receipt of Landlord’s determination of the Fair Market Rental Value, as evidenced by an amendment to this Lease executed by Landlord and Tenant, then either (i) Tenant may rescind its exercise of the Extension Option by written notice to Landlord received no later than the thirtieth (30th) day after Landlord’s receipt of Tenant’s Extension Option Exercise Notice, in which case this Lease shall terminate at the expiration of the initial Term, the first Extension Period, or the second Extension Period, as applicable, and Landlord shall promptly refund to Tenant the amounts paid in connection with Tenant’s Extension Option Exercise Notice, or (ii) no later than ninety (90) days prior to the expiration of the initial Term, the first Extension Period, or the second Extension Period, as applicable, Landlord and Tenant shall deliver to each other Landlord’s or Tenant’s, as the case may be, determination of the Fair Market Rental Value.  If the two determinations differ by less than five percent (5%), the Fair Market Rental Value will be the average of the two determinations.  If Landlord’s and Tenant’s determinations of Fair Market Rental Value differ by five percent (5%) or more, then the Fair Market Rental Value will be determined pursuant to Section 31.2(b).
(b)If Landlord’s and Tenant’s determinations of Fair Market Rental Value differ by five percent (5%) or more, then, within ten (10) days after each party delivers to the other party such party’s determination of the Fair Market Rental Value, Landlord and Tenant shall each appoint one disinterested appraiser having the qualifications set forth herein.  Each such appraiser must be a Member of the Appraisal Institute (MAI) and have at least ten (10) years of experience appraising Comparable Buildings in the Northern New Jersey submarket as a MAI appraiser.  If either Landlord or Tenant fails to appoint an appraiser within such ten (10) day period, the appraiser appointed by Landlord or Tenant, as the case may be, shall appoint an appraiser having the qualifications set forth herein.  As promptly as possible, but in no event later than thirty (30) days after the appointment of both appraisers, the appraisers shall notify Landlord and Tenant in writing of their determination of the Fair Market Rental Value.  The Fair Market Rental Value so selected by the two appraisers will constitute the Fair Market Rental Value for the relevant period, and will be binding upon Landlord and Tenant.  If the two appraisers are unable to agree as to the Fair Market Rental Value, but their determinations differ by less than five percent (5%), the Fair Market Rental Value will be the average of the determinations of the two appraisers.  If the two appraisers' determinations differ by five percent (5%) or more, then the two appraisers shall, promptly agree upon and appoint a third appraiser having the qualifications set forth herein.  The third appraiser shall, within thirty (30) days of appointment, determine which of the two initial appraisers determination of Fair Market Rental Value is the closest to the actual Fair Market Rental Value, taking into account the requirements of this Section 31.2, and shall notify Landlord and Tenant thereof.  The Fair Market Rental Value selected by the third appraiser will constitute the Fair Market Rental Value for the relevant period, and will be binding upon Landlord and Tenant.  Upon the determination of the Fair Market Rental Value, Landlord and Tenant shall promptly execute an instrument (in form reasonably acceptable to Landlord and Tenant) setting forth the amount of such Fair Market Rental Value. In rendering any decision, the appraisers shall have no power to modify any of the provisions of this Lease, and the jurisdiction of the appraisers is limited accordingly, it being specifically understood that the appraisers shall only have authority to decide the issue in question in the manner set forth above.
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(c)If Tenant becomes obligated to pay Basic Rent for an Extension Period prior to the determination of Fair Market Rental Value pursuant to this Section 31.2, Tenant shall commence paying the Basic Rent in an amount equal to the monthly installment of Basic Rent for the month immediately prior to such Extension Period.  Within thirty (30) days of the determination of the Basic Rent Tenant is obligated to pay during such Extension Period, Tenant shall pay to Landlord the difference, if any, between the Basic Rent paid by Tenant pursuant to the foregoing sentence and the Basic Rent Tenant is obligated to pay for such period. Each party shall pay the fees and expenses of the appraiser appointed by such party and one-half of the other expenses of any appraisal proceeding, including, if applicable, the fees and expenses of a third appraiser.  Any overpayment by Tenant shall be refunded to Tenant.
ARTICLE 32
SIGNAGE
32.1Signage.
(a)Tenant shall have the right to place any signs, plaques, logos or other decorations on the exterior of each of the Buildings or interior signs that are visible from outside the Buildings to the full extent permitted “as of right” by applicable zoning provided (i) such signage complies with all Legal Requirements, (ii) Tenant obtains the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, as to location, size, materials, design, and method of attaching such signs to the Buildings, and (iii) such signage is consistent with any signage program developed by the Association, or, if no such program is developed, with Comparable Buildings. Without obtaining Landlord’s consent, Tenant shall be permitted to install any interior signs that are not visible from outside the Buildings. Tenant, at Tenant’s sole cost and expense, shall be permitted to seek variance relief from the applicable zoning requirements with respect to Tenant’s proposed signage; provided, however, that Tenant shall not be permitted to prosecute an application for any variance relief that if approved would have an adverse effect on any other portion of the Campus outside of the Premises (including, but not limited to, a restriction or limitation on the ability of the Association or any other occupant of any other portion of the Campus to install any additional signage or modify any existing signage) (each, an “Adverse Variance Result”), or implement any governmental approval granting variance relief with respect to Tenant’s proposed signage that contains one (1) or more conditions of approval that would produce or result in an Adverse Variance Result.
(b)Tenant shall have the exclusive right to install, maintain, repair and replace from time to time the signage on the existing ground monuments dedicated to each of the Buildings and located on the Premises (the “Premises Monument Signs”).  The location, size, materials, design, and all other specifications of the Premises Monument Signs shall be subject to (i) Legal Requirements, (ii) the approval of Landlord and the Association, which approval of Landlord shall not be unreasonably withheld, conditioned or delayed, and so long as Landlord or a Landlord Affiliate controls the management of the Association, Landlord shall cause the Association to approve the Premises Monument Signs if approved by Landlord, and (iii) such signage is consistent with any signage program developed by the Association, or, if no such program is developed, with Comparable Buildings.
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(c)As of the date of this Lease, there is currently located at the entrance of the Campus a main monument sign (the “Campus Monument Sign”) bearing the name of the Campus, “Warren Corporate Center”, which name may be modified by the Association in its sole and absolute discretion.  The Campus Monument Sign does not currently include the names of any of the occupants of the Campus.  If the Association modifies the Campus Monument Sign to include the names of any tenants or occupants of the Campus, Landlord shall enforce the Declaration to include Tenant’s name and logo in accordance with the terms of the Declaration.
ARTICLE 33
DISPUTE RESOLUTION
33.1Expedited Arbitration.
(a)In the event of a dispute between Landlord and Tenant with respect to one or more of the subject areas specified in subsections (i) through (iv) below, the parties shall promptly arrange to meet remotely or in person and use good faith, commercially reasonable efforts to amicably resolve the dispute. If the parties are unable to resolve the dispute at such meeting or within three (3) business days thereafter, then within ten (10) business days after such meeting Landlord and Tenant shall each designate by written notice to the other an individual having the requisite experience in the type of dispute to be arbitrated and who meets the qualifications of Section 33.1(c), and the individuals so designated by Landlord and Tenant shall promptly designate a third individual having the requisite experience in the type of dispute to be arbitrated and who meets the qualifications of Section 33.1(c), and such individual shall serve as the “Arbitrator” with respect to the pending dispute. In the event that either Landlord or Tenant fails to designate its qualified individual within said ten (10) business day period, the other party’s designated individual shall have the right to, and shall promptly designate, the Arbitrator. Both parties shall be bound by the appointment of an Arbitrator made in accordance with this Section 33.1(a).
(i)Construction Matters
(ii)Management or Operational Matters
(iii)Valuation Matters (other than in connection with the determination of Fair Market Rental Value of the Premises payable during an Extension Period pursuant to Section 31.2)
(iv)General Disputes (but not including the terms of the purchase and sale agreement for Tenant’s purchase of the Sale Property).
(b)Dispute resolution of all matters concerning this Lease shall be conducted on an expedited basis and without the need for formal adherence to the AAA “Expedited Procedures”. Expedited arbitration shall not be conducted under AAA administration. The designated Arbitrator shall set the time frame for procedural matters, shall determine if a hearing is necessary and shall make his or her decision within the later of (x) ten (10) Business Days after the deadline set by the Arbitrator for receipt of the parties’ submissions, or (y) if the Arbitrator determines that a hearing is needed, than within five (5) Business Days after the hearing. The hearing shall be held in northern New Jersey at a location designated by the Arbitrator.
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(c)Each Arbitrator appointed hereunder shall not then be employed by Landlord, Tenant or any Affiliate of Landlord or Tenant, and, in all other respects, shall be impartial.  In addition, each Arbitrator shall have at least ten (10) years’ experience in the type of dispute for which the Arbitrator is appointed.
(d)The written decision of the Arbitrator shall be binding and conclusive upon the parties. In rendering any decision, the Arbitrator shall have no power to modify any of the provisions of this Lease, and the jurisdiction of the Arbitrator is limited accordingly, it being specifically understood that the Arbitrator, in any arbitration under this Article 33, shall only have authority to decide the issue in question and direct payment and performance relating to such decision, but in no event shall the Arbitrator have any authority to award damages other than amounts due and owing under the provisions of this Lease. The Arbitrator shall be instructed to keep the arbitration and all matters pertaining thereto strictly confidential, both during and for a period of ten (10) years after the arbitration is concluded, except as required by applicable Legal Requirements.
(e)The non-prevailing party shall pay all of the costs and expenses of the Arbitrator and the arbitration; but all parties shall be responsible for the payment of their own attorneys' fees, costs and expenses.  If neither party shall be the prevailing party or if both parties shall prevail in part in any such arbitration proceeding, then the Arbitrator shall equitably apportion the costs and expenses of the Arbitrator and the arbitration (but specifically excluding attorneys’ fees, costs and expenses).

ARTICLE 34
ROOF RIGHTS
34.1Roof Rights.
(a)Tenant shall have the exclusive right to use the roof of each of the Buildings for the installation of one or more satellite dishes, antennas, radio dishes or other telecommunication equipment and supplemental HVAC equipment (collectively, the “Rooftop Equipment”).  Prior to installing any Rooftop Equipment, Tenant shall obtain Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, to (i) the location of the Rooftop Equipment; (ii) the size of the Rooftop Equipment; and (iii) the method of installation of the Rooftop Equipment.  The installation of the Rooftop Equipment shall be subject to the following terms, conditions and limitations: (A) the installation, operation, maintenance, repair, and replacement of the Rooftop Equipment and related equipment, and any attendant costs and expense, shall be the sole responsibility of Tenant; (B) Tenant shall obtain (and maintain throughout the Term) any approval required by any regulatory body having authority over the installation or operation of the Rooftop Equipment and upon Landlord’s request, shall deliver evidence of same to Landlord; (C) any penetration of the roof shall be performed by contractors reasonably selected by Landlord to preserve any existing warranty and Tenant agrees to cooperate with Landlord’s roof warranty provider and/or its contractor(s) in order to maintain the integrity of the roof warranty for the applicable Building; (D) the Rooftop Equipment shall must be properly secured and installed so as not to be affected by high winds or other elements and must be properly grounded; (E) the weight of the Rooftop Equipment shall not exceed the load limits of the roof;
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(F) Tenant shall repair any damage to the roof caused by its installation, maintenance, and/or operation of the Rooftop Equipment in a manner reasonably prescribed by Landlord; (G) Tenant will, at all times in connection with the installation, use, operation and maintenance of the Rooftop Equipment, comply with all Legal Requirements, (H) Tenant shall maintain the Rooftop Equipment in a manner that is consistent with satellite dishes, antennas, radio dishes or other telecommunication equipment and supplemental HVAC equipment located on other Comparable Buildings, and (I) in no event shall Tenant permit any third party to use the Rooftop Equipment, nor shall Tenant lease, license or enter into any agreement permitting a third party to use the roof of the Buildings for any telecommunication equipment.
(b)The Rooftop Equipment shall be considered personal property and shall remain the property of Tenant.  Landlord shall not be obligated or responsible for, and Tenant alone shall be responsible for, any damage, theft or vandalism of the Rooftop Equipment and for any and all expenses resulting from any such damage, theft or vandalism, except if (and only to the extent that) the same is caused by the negligent or willful act of Landlord or its employees or agents.
ARTICLE 35
RIGHT OF FIRST OFFER TO PURCHASE
35.1Right of First Offer to Purchase.    (a)  Provided that no Event of Default exists on the date that Tenant exercises Tenant’s ROFO Right (as hereinafter defined), Tenant shall have a right of first offer to purchase Building 400 and/or Building 500 (such Building or Buildings referred to in this Article 35 as the “Sale Property”), other than in connection with an Excluded Transaction (as hereinafter defined), in accordance with and subject to the provisions of this Article 35 (“Tenant’s ROFO Right”).  If, at any time during the term of this Lease, Landlord shall decide to sell the Sale Property or receives a bona fide offer (“Outside Offer”) to purchase the Sale Property, Landlord shall notify Tenant in writing of its decision to sell the Sale Property and all material terms upon which Landlord will consummate such sale including but not limited to, sales price, feasibility period, closing date, conditions to closing, representations and warranties, etc. (such notice is referred to as the “Sale Offer Notice”).  Tenant shall have [**] days from the date of its receipt of the Sale Offer Notice (the “Exclusive Period”) to accept Landlord’s offer to purchase the Sale Property on the terms set forth in the Sale Offer Notice, time being of the essence.  Tenant shall not have the right to purchase any individual Building or combination of the Buildings that differs from that being offered for sale in Landlord’s Sale Offer Notice to Tenant. If Tenant fails to notify Landlord that it accepts Landlord’s offer to purchase the Sale Property in accordance with the terms set forth in the Sale Offer Notice prior to the expiration of the Exclusive Period, time being of the essence, then Landlord may then sell the Sale Property at such price and under such terms and conditions as Landlord may decide, in its sole and absolute discretion, provided that if such sale is not consummated within [**] days after the expiration of the Exclusive Period, then Landlord shall once again comply with the provisions of this Section 35.1(a). Notwithstanding anything to the contrary contained in the immediately preceding sentence, if Landlord obtains an acceptable offer at a price which is less than [**] percent ([**]%) of the price set forth in the Sale Offer Notice or which contains any material terms which are substantially different than those contained in the Sale Offer Notice, then Landlord shall present a true and complete, unredacted copy of such acceptable offer to Tenant (the “Revised Sale Offer Notice”) and Tenant shall have
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[**] days to match the terms and conditions as outlined in the Revised Sale Offer Notice.  If Tenant fails to notify Landlord that it accepts Landlord’s offer to purchase the Sale Property in accordance with the terms set forth in the Revised Sale Offer Notice prior to the expiration of such [**] day period, time being of the essence, then Landlord shall have the right to sell the Sale Property on the terms set forth in the Revised Sale Offer Notice.  If, however, such sale is not consummated within [**] days after the expiration of such [**] day period, then Landlord shall once again comply with the provisions of this Section 35.1(a). The provisions of this Section 35.1(a) shall be of no further force and effect if Landlord sells the Sale Property to a third party as a result of Tenant failing to exercise its rights under this Section 35.1(a).

(b)If Tenant timely exercises Tenant’s ROFO Right, Landlord and Tenant shall have [**] days to negotiate, in good faith, the terms of a purchase and sale agreement that shall govern Tenant’s purchase of the Sale Property.  During the longer of [**] days or the period in the Revised Sale Offer Notice,  Tenant shall conduct its due diligence investigation of the Sale Property.  If, during such [**] day period, Landlord and Tenant fail to agree upon the terms of a purchase and sale agreement after using reasonable and good faith efforts, then Tenant shall be deemed to have waived Tenant’s ROFO Rights.

35.2Excluded Transactions.  Notwithstanding any provision in this Lease to the contrary, Tenant’s ROFO Right shall not apply with respect to the following transactions (each, an “Excluded Transaction”): (a) a sale of either or both of the Buildings together with any other properties owned by Landlord, or any Affiliate of Landlord, located inside or outside of the Campus; (b) in connection with a foreclosure or a deed in lieu of foreclosure, (c) to an Affiliate of Landlord, or (d) a sale or transfer of the Premises to an entity (whether or not an Affiliate of Landlord) which is acquiring other properties owned by Affiliates of Landlord.
ARTICLE 36

[INTENTIONALLY OMITTED]

ARTICLE 37

LANDLORD’S REPRESENTATIONS AND WARRANTIES

37.1Landlord’s Representations. Landlord hereby represents and warrants to Tenant, upon which warranties and representations Tenant has relied in executing and delivering this Lease, as follows:
(i)The joinder or approval of any other person or entity other than the holder of the existing Underlying Encumbrance identified in Section 37.1(iii) is not required with respect to Landlord's right and authority to enter into this Lease. This Lease does not violate any agreement to which Landlord is a party or by which Landlord is bound.
(ii)Landlord is solely vested with fee simple title to the Premises. Landlord has full right and lawful authority to lease the Premises to Tenant pursuant to the terms hereof, and no other person or entity has the right to lease the Premises.
(iii)The only existing Underlying Encumbrance affecting the Premises or any portion thereof as of the date of this Lease is that certain Mortgage, Assignment of Leases
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and Rents, Fixture Filing and Security Agreement made by Landlord to RREF IV-D Direct Lending Investments, LLC dated as of December 15, 2021 and recorded in the Somerset County Clerk’s Office on December 16, 2021 in Book 7410, at page 1443, et seq. There is no ground lease with respect to the Premises or any portion thereof.
(iv)To Landlord’s Knowledge, there are no material violations of any Legal Requirements affecting the Premises.
(v)To Landlord’s Knowledge, there are no confirmed or unconfirmed special assessments affecting the Premises.
(vi)There is no pending or, to Landlord’s Knowledge, threatened litigation affecting Landlord or the Premises.
(vii)To Landlord’s Knowledge, there are no structural problems currently affecting, or at any time previously affecting, the Premises and/or the Buildings.
(viii)Landlord has sufficient funds, taking into account funds available under the existing Underlying Encumbrance, to pay for Landlord’s Base Building Work and the Allowance.
(ix)The leases for the Premises with Lucent Technologies evidenced by recorded memoranda of leases have expired as have the options to renew set forth therein, and are of no further force or effect and Lucent Technologies (any successors and assigns) have no further right or interest in or to the Premises or any portion thereof.
(x)The so-called springing right to lease granted by Landlord to Everest Reinsurance Company with respect to the Premises and as evidenced by a recorded Memorandum of Options Agreement has not ripened, and even if and when such right does ripen, Everest Reinsurance Company’s springing right shall not impinge Tenant’s rights under this Lease, including Tenant’s Extension Periods and Tenant’s ROFO Right.

Landlord’s representations and warranties set forth in this Article 37 shall survive for a period of [**] following the Commencement Date, except for Landlord’s representations and warranties set forth in Section 37.1(ix) and (x), which shall survive until [**].

[Remainder of page left blank intentionally.]

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:	LANDLORD: WARREN CC ACQUISITIONS, LLC, a Delaware limited liability company
/s/ Maxine Bickings ____________________ Maxine Bickings	By:/s/ Stephen Card_____________________ Name: Stephen Card Title: Authorized Signatory
ATTEST:	TENANT: PTC THERAPEUTICS, INC., a Delaware corporation
/s/ Ellen Welch_________________________ Ellen Welch	By:/s/ Stuart Peltz_______________________ Name: Stuart Peltz Title: CEO

134265652.4

Schedule B-1

OFFICE USE FINISH WORK AND LABORATORY USE FINISH WORK

1.Tenant hereby advises Landlord that Tenant desires to perform certain office-related work (the “Office Use Finish Work”) to the Premises as well as certain laboratory-related work (the “Laboratory Use Finish Work”) to the Premises in accordance with schematic drawings to be prepared by Tenant and approved by Landlord ( “Preliminary Plans”) and Working Plans (as defined below). Tenant shall construct the Office Use Finish Work and the Laboratory Use Finish Work in a good and workmanlike manner and in compliance with all applicable Legal Requirements and the Working Plans.

2.The parties acknowledge that Tenant has not yet developed plans for the Office Use Finish Work or Laboratory Use Finish Work. After Tenant develops such plans, Tenant shall deliver to Landlord four (4) sets of the Preliminary Plans for the Office Use Finish Work. Tenant shall deliver to Landlord four (4) sets of the Preliminary Plans for the Laboratory Use Finish Work promptly upon completion, and such Preliminary Plans for the Laboratory Use Finish Work may be submitted separately from the Preliminary Plans for the Office Use Finish Work.  Landlord, acting reasonably, shall notify Tenant whether it approves or disapproves of such Preliminary Plans for the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable, within ten (10) business days after Landlord’s receipt thereof.  If Landlord notifies Tenant of any reasonable objections to such Preliminary Plans for the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable, (such notice, an “Objection Notice”), Tenant shall make necessary revisions and resubmit the same to Landlord within seven (7) days of Tenant’s receipt of the Objection Notice.  Landlord shall reasonably approve or disapprove such revised Preliminary Plans for the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable, within five (5) business days after Tenant submits the same to Landlord. Landlord’s approval will be evidenced by endorsement to that effect on one set of the Preliminary Plans for the Office Use Finish Work and the Laboratory Use Finish Work, as applicable, and the return of such signed set to Tenant. If Landlord fails to respond to the proposed Preliminary Plans for the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable, or any revisions thereof submitted by Tenant with its approval or request for revisions/modification within the time period(s) provided in this Paragraph 2, and such failure continues for more than three (3) business days after receipt by Landlord of the notice from Tenant described in the immediately following sentence, then Landlord shall be deemed to have approved of the proposed Preliminary Plans for the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable.  The notice provided by Tenant to Landlord shall state in bold or CAPITALIZED LETTERS that “Landlord has failed to respond to Tenant’s submission of the proposed Preliminary Plans as required by Schedule B-1 of the Lease and the continued failure by Landlord to respond for more than three (3) business days after the delivery of this notice shall be deemed Landlord’s consent to the proposed Preliminary Plans”.

3.(a)  After the approval of the Preliminary Plans for the Office Use Finish Work, Tenant shall cause working plans and specifications to be prepared in conformity with the Preliminary Plans for the Office Use Finish Work. When completed, Tenant shall deliver to Landlord four (4) sets working plans and specifications of the Office Use Finish Work. After the approval of the Preliminary Plans for the Laboratory Use Finish Work, Tenant shall cause working plans and

Schedule B-1

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specifications to be prepared in conformity with the Preliminary Plans for the Laboratory Use Finish Work. When completed, Tenant shall deliver to Landlord four (4) sets of working plans and specifications of the Laboratory Use Finish Work. The working plans and specifications for the Laboratory Use Finish Work may be submitted separately from the working plans and specifications for the Office Use Finish Work. The working plans and specifications for both the Office Use Finish Work and the Laboratory Use Finish Work shall: (i) be prepared and stamped by a licensed professional engineer and/or architect, both of whom have been approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed; (ii) be in compliance with all applicable Legal Requirements; and (iii) include, without limitation, construction working drawings, mechanical, electrical, and plumbing drawings (MEPs), fire protection system, safety systems, and other technical specifications, and the finishing details, including without limitation, a list of the types and quality of materials to be used in constructing the Office Use Finish Work and the Laboratory Use Finish Work. Landlord, acting reasonably, shall notify Tenant whether it approves or disapproves of such working plans and specifications with respect to the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable, within ten (10) business days after Landlord’s receipt thereof.  If Landlord notifies Tenant of any reasonable objections to such working plans and specifications with respect to the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable (such notice, a “Working Plans Objection Notice”), Tenant shall use commercially reasonable efforts to make necessary revisions and resubmit the same to Landlord within ten (10) business days of Tenant’s receipt of the Working Plans Objection Notice with respect to the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable.  Landlord shall approve or disapprove such revised working plans and specifications with respect to the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable, within five (5) business days after Tenant submits the same to Landlord.  Landlord’s approval shall be evidenced by endorsement to that effect on one set of the working plans and specifications with respect to the Office Use Finish Work and the Laboratory Use Finish Work, as applicable, and the return of such signed set to Tenant.  If Landlord fails to respond to the proposed working plans and specifications with respect to the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable, or any revisions thereof submitted by Tenant with its approval or request for revisions/modification within the time period(s) provided in this Paragraph 3(a), and such failure continues for more than three (3) business days after receipt by Landlord of the notice from Tenant described in the immediately following sentence, then Landlord shall be deemed to have approved of the proposed working plans and specifications with respect to the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable.  The notice provided by Tenant to Landlord shall state in bold or CAPITALIZED LETTERS that “Landlord has failed to respond to Tenant’s submission of the proposed working plans and specifications as required by Schedule B-1 of the Lease and the continued failure by Landlord to respond for more than three (3) business days after the delivery of this notice shall be deemed Landlord’s consent to the proposed working plans and specifications”. The working plans and specifications approved or deemed approved by Landlord with respect to the Office Use Finish Work and the Laboratory Use Finish Work, as applicable, are hereinafter referred to as the “Working Plans”.

(b)If Tenant desires any changes to the Working Plans with respect to the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable (each such change shall be referred to herein as a “Change Order”), Tenant shall submit such proposed Change Order to Landlord.  Within five (5) business days after receipt of any proposed Change Order from Tenant,

Schedule B-1

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Landlord shall approve all Tenant reasonably requested Change Orders.  In the event of a rejection by Landlord of any proposed Change Order, Tenant may revise such Change Order and re-submit same pursuant hereto. If Landlord fails to respond to a proposed Change Order with respect to the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable, or any revisions thereof submitted by Tenant with its approval or request for revisions/modification within the time period provided in this Paragraph 3(b), and such failure continues for more than three (3) business days after receipt by Landlord of the notice from Tenant described in the immediately following sentence, then Landlord shall be deemed to have approved of the proposed Change Order with respect to the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable.  The notice provided by Tenant to Landlord shall state in bold or CAPITALIZED LETTERS that “Landlord has failed to respond to Tenant’s submission of the proposed Change Order as required by Schedule B-1 of the Lease and the continued failure by Landlord to respond for more than three (3) business days after the delivery of this notice shall be deemed Landlord’s consent to the proposed Change Order”. All plans submitted by Tenant to Landlord must be signed and sealed. All Change Order requests and information pertaining thereto shall be conveyed to Landlord by Tenant’s designated representative. Tenant shall designate Tenant’s designated representative contemporaneously with submission of the Preliminary Plans and may change its designated representative by notice to Landlord.

4.Tenant agrees that it shall enter into a guaranteed maximum (fixed) price contract with Vision Construction pursuant to an AIA Form A102 and A201 contract (“Construction Contract”) subject to the reasonable approval of Tenant, for the performance of the Office Use Finish Work and at Tenant’s discretion, the Laboratory Use Finish Work. Landlord shall instruct Vision Construction to negotiate, and Tenant agrees to negotiate, the terms of the Construction Contract in good faith in a prompt and diligent manner.  At a minimum, the Construction Contract shall be a guaranteed maximum price subject to competitive bidding of subcontractors and other trades, all fees, insurance costs, overhead and markup shall be consistent with market for tenant improvement work to accommodate similar uses in Comparable Buildings located in the Central New Jersey geographic area, and shall contain liquidated damages for late delivery.  If the Construction Contract is not executed within a reasonable time after the Commencement Date, then Tenant and Vision Construction (as instructed by Landlord) shall use the dispute resolution procedure of Article 33 to resolve any open issues and the costs incurred by engaging in such dispute resolution procedure that are not payable by Tenant pursuant to Article 33 shall be payable by Vision Construction. Tenant shall have the right to recommend inclusion in bids of its designated qualified subcontractors, subject to the terms and conditions of the Construction Contract. Tenant shall have the right to designate its preferred subcontractors for the performance of specialty work that is part of the Laboratory Use Finish Work, which designated subcontractors shall be subject to Landlord’s approval which shall not be unreasonably withheld, conditioned or delayed. Tenant shall have the right to choose its own Laboratory Use Finish Work general contractor in its reasonable discretion.

5.Tenant agrees that, if requested by Landlord, Tenant’s contractors shall not be labor union members; provided that sufficiently skilled non-union labor is available and competitively priced.  If Tenant’s contractors do not work in harmony with, or interfere with, other labor employed by Landlord, by Landlord’s contractors, or by Vision Construction or its contractors, or in the event of the occurrence of any work stoppage, strike or other labor dispute on the Premises or the Campus

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134265652.4

arising out of or in connection with Tenant’s contractors, then Landlord will have the right to require Tenant to remove or to cause the removal of those contractors designated by Landlord.

6.Prior to entering upon the Premises, Tenant shall submit proof to Landlord’s satisfaction that Tenant has in full force and effect the insurances required under Article 14 of the Lease.

7.(a)Within thirty (30) days of Landlord’s approval of the Preliminary Plans with respect to the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable, Tenant shall provide Landlord with an estimate of the cost of constructing the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable (the “Estimated Cost” of the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable). Tenant agrees within five (5) business days after the date of this Lease to fund into an account held by Landlord in a segregated tenant security type account, an amount equal to $3,617,180.00 which shall be administered by Landlord and utilized by Tenant for Reimbursable Costs (“Tenant’s TI Fund”) which Tenant shall be entitled to requisition from time to time as Tenant shall determine. Landlord agrees to pay to Tenant an amount equal to the lesser of (i) Thirty-Six Million One Hundred Seventy-One Thousand Eight Hundred and 00/100 Dollars ($36,171,800.00) ($100.00 per rentable square foot of the Premises), and (ii) the actual out-of-pocket Reimbursable Costs incurred by Tenant in connection with the construction of the Office Use Finish Work and the Laboratory Use Finish Work (such lesser amount being hereinafter referred to as the “Allowance”). “Reimbursable Costs” means the cost of labor and materials, architectural fees, engineering fees, construction management fees, design fees, permit fees, insurance premiums, and other similar “hard costs” and “soft costs” in connection with the construction of the Office Use Finish Work and the Laboratory Use Finish Work and furniture, fixtures and equipment for the Premises. Tenant shall be permitted to allocate the Allowance between the cost of constructing the Office Use Finish Work and the Laboratory Use Finish Work as reasonably determined by Tenant. Landlord shall also grant Tenant an additional allowance in an amount not to exceed $[**] for Tenant’s construction of a “Grab and Go” food service facility in a location mutually acceptable to Landlord and Tenant, pursuant to plans and having a size, configuration and specifications mutually acceptable to Landlord and Tenant, which additional amount shall be added to the Allowance. Tenant and Landlord shall also each have the right, following delivery of a Conversion Notice given to the other party no earlier than January 1, 2023, and no later than the day immediately preceding the third (3rd) year anniversary of the Commencement Date, to convert all or any portion of the value of the abatement of Basic Rent provided in the Basic Lease Provisions into additional Allowance for use by Tenant in connection with the construction of the Office Use Finish Work and the Laboratory Use Finish Work on a dollar for dollar basis and Tenant shall have access to such amounts so converted in the same manner and subject to the same procedures and requirements as provided herein with respect to the Allowance. It is acknowledged that the Office Use Finish Work and Laboratory Use Finish Work shall be two separate projects and that the process described herein for the disbursement of Allowance and Tenant’s TI Fund shall apply to all Reimbursable Costs submitted by Tenant to Landlord in accordance with this Section. Notwithstanding anything in this Schedule B-1 to the contrary, Reimbursable Costs in connection with the performance of the Office Use Finish Work and/or the Laboratory Use Finish Work shall first be requisitioned by Tenant and disbursed by Landlord from the Tenant’s TI Fund until the full amount of the Tenant’s TI Fund has been utilized. Upon full expenditure of Tenant’s TI Fund, Tenant shall be entitled to draw on the full amount of the Allowance to pay for any other

Schedule B-1

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Reimbursable Costs it incurs. For the sake of clarity, if, after Tenant’s initial payment of $3,617,180.00 into Tenant’s TI Fund is fully utilized and disbursements from the Allowance to pay Reimbursable Costs have commenced, Broker’s Contribution to Tenant’s TI Fund is made into Tenant’s TI Fund, then from that point forward all disbursements for payment of Reimbursable Costs shall be made from Tenant’s TI Fund, as replenished by Broker’s Contribution to Tenant’s TI Fund, until such time that the full amount of Tenant’s TI Fund has again been utilized, at which point disbursements from the Allowance to pay Reimbursable Costs shall resume. Tenant shall be responsible to pay directly to its contractor or vendors any excess of the actual cost of the Office Use Finish Work and the Laboratory Use Finish Work over the Allowance and Tenant’s TI Fund (the “Excess”). The Allowance shall be utilized in full before Tenant is required to pay for any Excess out of its own funds.

(b)Provided there shall exist no Event of Default by Tenant at such time, Landlord shall pay to Tenant the Allowance in the manner set forth in this Section 7(b). If an Event of Default results in nonpayment of the Allowance, upon the curing of the Event of Default the payments of the Allowance shall resume. Landlord shall make monthly progress payments of the Allowance for the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable, either directly to specified vendors of Tenant or to Tenant, as specified by Tenant, equal to the total amount of invoices for the Office Use Finish Work and/or the Laboratory Use Finish Work, as applicable which are covered by the applicable monthly requisition by Tenant’s architect plus any other Reimbursable Costs incurred by Tenant for which invoices are provided, less a retainage equal to the lesser of (i) [**] percent ([**]%), or (ii) the retainage set forth in the applicable construction contract (but in any event such retainage shall not be less than [**] percent ([**]%) except upon Substantial Completion when it may be reduced to a percentage of the value of the work remaining to be completed). Landlord shall make such progress payments within the time period set forth in the applicable construction contract for the performance of the Office Use Finish Work and the Laboratory Use Finish Work, as applicable, from and after receipt of a complete AIA Form No. G702 therefor signed by Tenant’s architect (but not more frequently than one time per month), which requisition shall set forth the names of each vendor, supplier, consultant, contractor, subcontractor, materialman, architect and engineer to whom payment is due and the amount due to each of them, and shall include (i) a certificate from Tenant’s architect which certifies that the portion of the Office Use Finish Work or the Laboratory Use Finish Work, as applicable, described in such requisition has been substantially completed in accordance with the Working Plans with respect to the Office Use Finish Work or the Laboratory Use Finish Work, as applicable, and that all materials for which payment is requested in such requisition have actually been delivered to the Premises or bonded storage, (ii) with the exception of the first requisition, copies of waivers of lien, in form and substance reasonably satisfactory to Landlord, from all contractors, subcontractors, materialmen, architects and engineers covering all work, materials and services which were the subject of all previous requisitions that have been paid, or lien waivers to be held in escrow for requisitions that have not yet been paid.

(c)Landlord shall disburse the [**] percent ([**]%) retainage (or such other retainage amount as may be set forth in the applicable construction contract) to Tenant after Substantial Completion of the Office Use Finish Work or the Laboratory Use Finish Work, as applicable, acknowledging that each of the Office Use Finish Work and Laboratory Use Finish Work shall be

Schedule B-1

134265652.4

treated as separate projects with separate budgets and retainage.  “Substantial Completion” with respect to the Office Use Finish Work and the Laboratory Use Finish Work, as applicable, shall mean delivery to Landlord of all of the following (i) invoices or other evidence (including, without limitation, lien waivers) reasonably satisfactory to Landlord of the amounts paid by Tenant from the Excess, or by Landlord from the Allowance or Tenant’s TI Fund, as applicable, for the Reimbursable Costs incurred by Tenant for the Office Use Finish Work or the Laboratory Use Finish Work, as applicable, if not directly paid by Landlord at Tenant’s request, (ii) a certificate from a financial officer of Tenant which certifies that Tenant incurred such costs, (iii) a certificate from Tenant’s architect which certifies that the Office Use Finish Work or the Laboratory Use Finish Work, as applicable, has been completed substantially in accordance with the Working Plans with respect to the Office Use Finish Work or the Laboratory Use Finish Work, as applicable, and in compliance with all applicable Legal Requirements, and (iv) a temporary or other certificate of occupancy issued by the Township of Warren evidencing that the Office Use Finish Work or the Laboratory Use Finish Work, as applicable, has been completed; provided, however, that if Tenant delivers a temporary certificate of occupancy, Tenant shall diligently complete all unfinished work as required by the Township of Warren in order to obtain a permanent certificate of occupancy, and shall deliver to Landlord a copy of permanent certificates of occupancy covering the entire Premises promptly following Tenant’s receipt of same.  Following final completion of the Office Use Finish Work or Laboratory Use Finish Work, as applicable, Tenant shall provide to Landlord final working drawings, with amendments, or the As Built Plans, and the disk carrying the same.

(d)If Tenant fails to pay a contractor, subcontractor, materialman, architect or engineer in connection with the Office Use Finish Work and/or the Laboratory Use Finish Work, Landlord shall have the right, but not the obligation, to pay to such contractor, subcontractor, materialman, architect or engineer at such time as Landlord shall determine in its discretion, all sums so due from and payable by Tenant, and Landlord shall have all remedies available to Landlord at law or in equity for collection of all sums so paid by Landlord and due to Landlord from Tenant and  Landlord may use all or any portion of the retainage to make such a payment. Notwithstanding the provisions of the immediately preceding sentence, Landlord shall give Tenant no less than thirty (30) days’ notice prior to making any payment to a contractor, subcontractor materialman, architect or engineer.  If within ten (10) days after the giving of such notice, Tenant notifies Landlord in writing that, in good faith, it is disputing the right of such contractor, subcontractor, materialmen or engineer to receive such payment, Landlord shall not make any such payment to the contractor, subcontractor materialman, architect or engineer.  Tenant agrees that it shall comply with the provisions of Article 13 of the Lease as a result of such non-payment.

(e)Landlord shall have no responsibility to, nor privity of agreement with, any contractors, subcontractors, suppliers or third party vendors by reason of reimbursement to Tenant of an amount equal to the Allowance.

Schedule B-1

134265652.4

APPENDIX I

DEFINITIONS

As used in this Lease, the following terms have the following meanings:

AAA: defined in Section 5.2(b).

Abated Rent: defined in the Basic Lease Provisions.

Acceptable Subtenant: defined in Section 16.15.

Acceptable Net Worth Threshold: defined in Section 14.1(c).

Acceptance Notice: defined in Section 33.1(b).

Additional Insureds: defined in Section 14.1(a).

Additional Rent:  defined in Section 3.2.

Adverse Variance Result: defined in Section 32.1(a).

Affiliate: any entity controlled by, under common control with or which controls a party or in which such party, directly or indirectly, has a twenty-five percent (25%) or greater voting or ownership interest.

Allowance: defined in Schedule B-1.

Allowance and Excess Percentage: defined in Schedule B-1.

Amenity Building:  defined in Section 2.2.

Anticipated Restoration Date: defined in Section 17.2.

Arbitrator:  defined in Section 33.1(a).

Association:  defined in Section 2.6.

Audit Period:  defined in Section 5.2(a).

Bankruptcy Code: Title 11 of the United States Code, as amended, and all rules and regulations promulgated pursuant thereto.

Base Index Number:  defined in Section 14.1(a).

Basic Rent:  defined in the Basic Lease Provisions.

Broker:  defined in the Basic Lease Provisions.

Broker’s Contribution to Tenant’s TI Fund: defined in Article 25.

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Building 400:  defined in the Basic Lease Provisions.

Building 400 Land: defined in the Basic Lease Provisions.

Building 400 Prep Work: defined in Schedule B.

Building 500:  defined in the Basic Lease Provisions.

Building 500 Land: defined in the Basic Lease Provisions.

Building System: defined in Section 7.1(a).

Building System Demands Summary: defined in Section 7.1(a).

Buildings:  defined in the Basic Lease Provisions.

By-Laws: means the corporate “By-Laws” of the Association.

Campus: defined in Section 2.6.

Campus Monument Sign: defined in Section 32.1(c).

Change Order: defined in Schedule B-1.

Commencement Date:  defined in the Basic Lease Provisions.

Common Facilities: defined in Section 2.6.

Common Utility Lines: any sanitary sewer, domestic and fire water systems, electric power, telephone cables and lines, and other utility connections exclusive of the portion of such lines and connections that are exclusively serving the Buildings, the Parking Decks or any other buildings and parking decks in the Campus.

Comparable Buildings:  defined in the Basic Lease Provisions.

Conversion Notice:  defined in the Basic Lease Provisions.

Critical Default Cure Period: defined in Section 20.8.

Critical Specified Landlord Default: Any default or breach of Landlord’s performance obligations under this Lease that has more than a de minimis adverse effect or would adversely impact or interrupt (beyond a de minimis amount) the following key business operations at the Premises: (a) [**], (b) data center operations, (c) laboratory operations, (d) temperature controlled laboratory equipment operations or (e) parking in the Parking Deck (but only if Landlord is unable to provide a temporary, alternative parking arrangement that is reasonably acceptable to Tenant at no additional cost to Tenant).

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Current Index Number:  defined in Section 14.1(a).

Declaration: defined in Section 2.6.

Declaration Charges: defined in Section 5.1.

Default Interest Rate: [**] percentage points over the Prime Rate.

Emergency:  defined in Section 19.1.

Environmental Laws:  all current and future statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution, or (v) any other environmental or health matter.

Environmental Reports: that certain Final Phase I Environmental Site Assessment/Preliminary Assessment for Warren Corporate Center, 283-291 King George Road, Block 37, Lots 13.02, 13.03, 13.04, 13.05, 13.07, 19, 22, 23 and 24 and Block 35, Lot 6.01, Township of Warren, Somerset County, New Jersey prepared by EcolSciences, Inc. and dated February 3, 2016.

Estimated Cost: defined in Schedule B-1.

Event of Default: defined in Section 19.1.

Excess:  defined in Schedule B-1.

Excluded Transactions:  defined in Section 35.1.

Exclusive Period: defined in Section 35.1.

Excusable Delay: any delay caused by governmental action, or lack thereof (including, without limitation, delays in providing inspections, approvals or certificates); shortages or unavailability of materials; labor disputes (including, but not limited to, strikes, slowdowns, job actions, picketing and/or secondary boycotts but not against Landlord); fire, explosion or other casualty; delays in transportation; delays due to adverse weather conditions, acts of God; national or global pandemic (including but not limited to COVID-19), regional epidemic; quarantine restrictions. directives or requests by any governmental entity, authority, agency or department; any court or administrative orders or regulations; adjustments of insurance; acts of declared or undeclared war, warlike conditions in this or any foreign country, acts of terrorism, public disorder, riot or civil commotion; or by anything else beyond the reasonable control of Landlord or Tenant, as applicable, including delays caused directly or indirectly by an act or a failure to act by Tenant or Tenant’s Visitors or Landlord or Landlord’s Agents, as applicable.

Expense Arbiter: defined in Section 5.2(b).

Expiration Date:  defined in the Basic Lease Provisions.

Extended Restoration Period: defined in Section 17.4(b).

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Extension Option Exercise Notice Period: defined in Section 31.1.

Extension Period: defined in Section 31.1.

Extension Period Late Term Building System Capital Repairs and Replacement Costs: defined in Section 7.1(c)(iv).

Fair Market Rental Value:  defined in Section 31.2(a).

Generators:  the emergency generators serving the Buildings.

HVAC: the ventilating, air-conditioning and cooling in the Buildings.

Index:  defined in Section 14.1(a).

Index Number:  defined in Section 14.1(a).

Insurance Payments: defined in Section 14.1(g).

Insurance Requirements: all terms of any insurance policy maintained by Landlord or Tenant with respect to the Premises and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.

IRC: defined in Section 7.1(c).

ISRA: defined in Section 11.1.

Laboratory Use: defined in the Basic Lease Provisions.

Laboratory Use Finish Work: defined in Schedule B-1.

Land: defined in the Basic Lease Provisions.

Landlord:  the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of Landlord’s interest in the Premises.

Landlord Indemnified Parties: defined in Section 11.6.

Landlord Payment Default: defined in Section 20.8.

Landlord Useful Life Warranty Period: defined in Section 7.1(c)(v).

Landlord Useful Life Warranty Period Work: defined in Section 7.1(c)(v).

Landlord’s Agents:  defined in Section 11.9.

Landlord’s Base Building Work: defined in Schedule B.

Landlord’s Default Dispute Notice: defined in Section 20.8.

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Landlord’s Knowledge: defined in Section 2.2(c).

Landlord’s Share: defined in Section 7.1(c)(v).

Late Term Building System Capital Repair and Replacement: defined in Section 7.1(c)(i).

Late Term Landlord Capital Repair and Replacement: defined in Section 7.2(b)(i).

Lease Year: each calendar year, or partial calendar year, during the Term.

Legal Requirements: all statutes, codes, ordinances, regulations, rules, orders, directives and requirements of any governmental or quasi-governmental entity, authority, agency, bureau, board, office, commission and/or department (or official thereof), and including covenants and restrictions of record, which now or at any time hereafter may be applicable to the Premises or any part thereof, including, but not limited to, all Environmental Laws.

Liabilities: defined in Section 11.6.

Lien:  any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic’s or materialmen’s lien.

Lot Owner:  means each owner of a separate taxable parcel included within the Campus as defined in the Declaration.

Major Work:  defined in Section 7.3(b).

Management Standard:  defined in Section 9.2(a).

Master Landlord:  the landlord under any ground lease or lease of all or any portion of the Premises, subject to the space leases, which may now or hereafter affect all or any portion of the Premises.

Maximum Late Term Restoration Period: defined in Section 17.4(a).

Maximum Restoration Period: defined in Section 17.4(b).

Minor Alterations: defined in Section 7.3(a).

Net Award:  any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any reasonable expenses incurred by Landlord in recovering such amount.

Net Rental Proceeds:  in the case of a sublease, the amount by which the aggregate of all rents, additional charges or other consideration payable under a sublease to Tenant by the subtenant (including sums paid for the sale or rental of leasehold improvements, but not for Tenant’s trade fixtures, trade equipment, furniture or other personal property to the extent that the sums paid for these items do not exceed the fair market value of such items) exceeds the sum of (i) the Basic Rent plus all amounts payable by Tenant pursuant to the provisions hereof during the term of the sublease in respect of the subleased space, (ii) actual brokerage commissions, providing same are

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at prevailing rates, due and owing to a real estate brokerage firm, (iii) reasonable legal fees incurred by Tenant in connection with the sublease, (iv) free rent granted to the subtenant, (v) cost of work incurred by Tenant in preparing the any portion of the Buildings for the sublease,(vi) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property included in the subletting, (vii) cash allowances and (viii) other consultant costs actually incurred; and in the case of an assignment, the amount by which all sums and other considerations paid to Tenant by the assignee of this Lease for or by reason of such assignment (including sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) actual brokerage commissions, provided same are at prevailing rates due and owing to a real estate brokerage firm, (ii) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property sold to the assignee, (iii) reasonable legal fees incurred by Tenant in connection with the assignment, (iv) free rent, cash payments and other concessions granted to the assignee, and (v) other consultant costs actually incurred.

Non-Disturbance Agreement: defined in Section 23.1(b).

NJDEP: defined in Section 11.5(a).

Objection Notice: defined in Schedule B-1.

OFAC: defined in Article 30.

Offer Notice: defined in Section 33.1.

Office Use: defined in the Basic Lease Provisions.

Office Use Finish Work: defined in Schedule B-1.

Offset Amount: defined in Section 20.8.

Offset Notice: defined in Section 20.8.

Operating Expense Exclusions:  defined in Schedule E.

Operating Expenses: defined in Section 5.1(a).

Order or Orders: defined in Article 30.

Outside Offer:  defined in Section 35.1.

Parking Deck: defined in the Basic Lease Provisions.

Payment Resolution Date: defined in Section 20.8.

Permitted Use:  defined in the Basic Lease Provisions.

Phase I Premises:  defined in the Basic Lease Provisions.

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Phase II Premises:  defined in the Basic Lease Provisions.

Preliminary Plans: defined in Schedule B-1.

Premises:  defined in the Basic Lease Provisions.

Premises Monument Signs: defined in Section 32.1(b).

Prime Rate:  the prime commercial lending rate publicly announced from time to time by Citibank N.A. or its successor bank.

Property Insurance: defined in Section 14.1(g).

Property Management Agreement: defined in Section 9.2.

property manager:  defined in Section 9.2(a).

Reimbursable Costs: defined in Schedule B-1.

Reimbursable Portion of Late Term Building System Capital Repairs and Replacements: defined in Section 7.1(c)(iv).

Rent Payment Date:  the first day of each consecutive calendar month during the Term.

Resolution Date:  defined in Section 20.8.

Restoration:  the restoration, replacement or rebuilding of the Premises or any portion thereof (other than the Office Use Finish Work and the Laboratory Use Finish Work and any other Tenant Improvements) as nearly as practicable to its value, condition, design, and character immediately prior to any damage, destruction, or Taking, in accordance with plans and specifications reasonably approved by Landlord immediately prior to the commencement thereof.

Restoration Period: defined in Section 17.4(b).

Restoration Shortfall Deficiency: defined in Section 17.2(b).

Restoration Shortfall Excess: defined in Section 17.2(b).

Revised Sale Offer Notice:  defined in Section 35.1.

Rooftop Equipment: defined in Section 34.1.

Sale Offer Notice:  defined in Section 35.1.

Sale Property:  defined in Section 35.1.

Second Self Help Notice: defined in Section 20.8.

Secured Area:  defined in Section 21.5.

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Self Help Cure Period: defined in Section 20.8.

Self Help Notice: defined in Section 20.8.

Self Help Reimbursement Cost: defined in Section 20.8.

Self Help Reimbursement Notice: defined in Section 20.8.

Security:  defined in the Basic Lease Provisions.

Specified Landlord Default: defined in Section 20.8.

Substantial Completion: defined in Schedule B-1.

Successor Entity: defined in Section 16.6.

Supervisory Fee: defined in Schedule B-1.

System Maintenance Contract: defined in Section 7.1(a).

Tail Amount: defined in Section 7.1(c)(v).

Taking:  a taking or transfer of all or any part of the Premises, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military.

Taxes:  with respect to each governmental authority levying or imposing the same, all taxes and assessments (general, special, betterment, ordinary or extraordinary, foreseen and unforeseen) levied, charged, assessed, imposed upon or which become due and payable out of or in respect of and become a lien on the Land, the Buildings, the Parking Decks and all improvements constructed on the Land from time to time (whether or not the Land and the improvements are billed separately), including, without limitation, charges imposed in respect of the ownership, operation, management, use, leasing or alteration of the Premises, or any portion thereof; the various estates in and to the Premises, or any portion thereof; the Basic Rent and Additional Rent payable to Landlord pursuant to this Lease; all water and sewer rents and charges; and all franchise, income, profit or other taxes, fees and charges, however designated, which, due to a future change in the method of taxation, may be levied or imposed on Landlord in substitution in whole or in part for, or in lieu of, or in addition to, any tax which would otherwise constitute Taxes, as heretofore defined, including, without limitation, so called “Pilot payments” under financial agreements with the Town of Warren.  Nothing contained in this Lease shall require Tenant to pay any sales, use, estate, inheritance, gift, succession, capital stock, excess profit, corporate franchise or income tax of Landlord, any fines, interest or penalties resulting from delinquent payments in respect of such excluded taxes, and any transfer tax incurred due to Landlord’s transfer of ownership to the Premises, in whole or in in part, nor shall any of same be deemed Taxes, except as provided in the immediately preceding sentence. Notwithstanding anything in this Lease to the contrary, Tenant

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shall have no obligation to pay for any Taxes assessed against the Premises that are attributable to a period of time prior to the Commencement Date or after the Expiration Date.

Tenant:  the party defined as such in the first paragraph of this Lease.

Tenant Delay: defined in Section 2.4(b).

Tenant Improvements:  defined in Section 7.3(b).

Tenant’s Broker Commission Agreement:  defined in Article 25.

Tenant’s Campus Proportionate Share: defined in the Basic Lease Provisions.

Tenant’s C.O. Request Date: defined in Schedule B.

Tenant’s Extension Option Exercise Notice:  defined in Section 31.1.

Tenant’s Financed Property:  defined in Section 23.2(a).

Tenant’s Notice:  defined in Section 16.2.

Tenant’s ROFO Right:  defined in Section 35.1.

Tenant’s Share: defined in Section 7.2(b)(iii).

Tenant’s TI Fund: defined in Section 7(a) of Schedule B-1.

Tenant’s Visitors: Tenant’s agents, servants, employees, subtenants, contractors, invitees, licensees and all other persons invited by Tenant onto and/or into the Premises as guests or doing lawful business with Tenant.

Term:  defined in the Basic Lease Provisions.

Underlying Encumbrance: defined in Section 23.1(a).

Vision Construction: defined in Section 7.3(b).

Vision Management: defined in Section 5.1(a).

Wiring: defined in Section 7.8.

Working Plans: defined in Schedule B-1.

Working Plans Objection Notice: defined in Schedule B-1.

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